UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SUNAIR ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date Filed:

SUNAIR ELECTRONICS, INC.
3005 S.W. THIRD AVENUE
FT. LAUDERDALE, FL 33315

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 4, 2005

To our shareholders:

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Sunair Electronics, Inc. (the “Company,” “us,” “our” or “we”) will be held at the Embassy Suites, 1100 SE 17th St., Fort Lauderdale, FL 33316 on February 4, 2005 at 10:00 am, local time, for the following purposes:

(1)	To approve the issuance of shares of our common stock in connection with our proposed sale to Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”) of up to 5,000,000 units at a purchase price of $5.00 per unit. Each unit will consist of: (i) one share of our common stock; (ii) a warrant to purchase one additional share of our common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and (iii) a warrant to purchase one additional share of our common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years;

(2)	To increase the size of our Board of Directors from 5 to 7 members;

(3)	To approve amendments to our Articles of Incorporation to: (i) change our corporate name to Sunair, Inc.; (ii) allow the Company to engage in any lawful business; and (iii) increase the number of our authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock (Proposals 1, 2 and 3 are collectively referred to as the “Transaction”);

(4)	To elect 6 members, including Richard C. Rochon and Mario B. Ferrari (both of whom are nominees and affiliates of Coconut Palm), to our Board of Directors, each to serve until the 2005 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, with the 1 additional newly created vacancy set forth in Proposal 2 above to be filled by a Coconut Palm nominee. In addition, if Steven P. Oppenheim, who is one of the director nominees, is elected by our shareholders at the Annual Meeting, he will resign from our Board of Directors upon the closing of the Transaction, and Coconut Palm will have the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation. Each of the Coconut Palm nominees will be elected by a majority vote of our Board of Directors within 30 days of the creation of each of the respective vacancies, as provided by our bylaws;

(5)	To approve the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors outside of our existing stock option plan;

(6)	To approve our 2004 Stock Incentive Plan; and

(7)	To act upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

     While the proposals in this proxy statement are being listed separately for purposes of voting, Proposals 1, 2 and 3 are all interdependent. Accordingly, obtaining the requisite shareholder approval for each such proposal is a condition precedent to the effectiveness of the other such proposals. In addition, that portion of Proposal 4 relating to the election of Messrs. Rochon and Ferrari to our Board of Directors, the resignation of Mr. Oppenheim from our Board of Directors and the filling of the 2 vacancies by Coconut Palm nominees (including the 1 additional newly created vacancy if Proposal 2 is approved by our shareholders, and the vacancy created by Mr. Oppenheim’s resignation), are each contingent upon the closing of the Transaction. If the Transaction does not close: (i) the election of Messrs. Rochon and Ferrari to our Board of Directors will not become effective; (ii) Mr. Oppenheim will not resign from our Board of Directors; and (iii) Coconut Palm will not fill any vacancies on our Board of Directors. That portion of Proposal 4 relating to the election of Messrs. Herman, Heggestad, Laurent and Oppenheim, Proposal 5, relating to the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors outside of our existing stock option plan, and Proposal 6, relating to the approval of our 2004 Stock Incentive Plan, are each independent of the other proposals in this proxy statement and will become effective, if approved, irrespective of whether our shareholders approve the Transaction.

     All shareholders of record at the close of business on [January 7, 2005] will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Secretary and Chief Financial Officer

Fort Lauderdale, FL
[January 18, 2005]

This is an important meeting and you are invited to attend the Annual Meeting in person. Whether or not you expect to be present at the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the Annual Meeting, revoke their proxy and vote their shares in person.

SUNAIR ELECTRONICS, INC.
3005 S.W. THIRD AVENUE
FT. LAUDERDALE, FL 33315

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Sunair Electronics, Inc. (the “Company, “us,” “our” or “we”), of proxies to be used with respect to the matters to be voted upon at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on February 4, 2005, beginning at 10:00 am, local time, at the Embassy Suites, 1100 SE 17th St., Fort Lauderdale, FL 33316, and at any adjournments or postponements thereof.

     The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is [January 19, 2005]. You should review the information provided in this proxy statement together with our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, which is being delivered to shareholders simultaneously with this proxy statement. The cost of solicitation of proxies is being borne by the Company.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, our shareholders will consider and vote upon the following matters:

(1)	the issuance of shares of our common stock in connection with our proposed sale to Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”) of up to 5,000,000 units at a purchase price of $5.00 per unit. Each unit will consist of: (i) one share of our common stock; (ii) a warrant to purchase one additional share of our common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and (iii) a warrant to purchase one additional share of our common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years;

(2)	an increase in the size of our Board of Directors from 5 to 7 members;

(3)	the approval of amendments to our Articles of Incorporation to: (i) change our corporate name to Sunair, Inc.; (ii) allow the Company to engage in any lawful business; and (iii) increase the number of our authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock (Proposals 1, 2 and 3 are collectively referred to as the “Transaction”);

(4)	the election of 6 members, including Richard C. Rochon and Mario B. Ferrari (both of whom are nominees and affiliates of Coconut Palm), to our Board of Directors, each to serve until the 2005 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, with the 1 additional newly created vacancy set forth in Proposal 2 above to be filled by a Coconut Palm nominee. In addition, if Steven P. Oppenheim, who is one of the director nominees, is elected by our shareholders at the Annual Meeting, he will resign from our Board of Directors upon the closing of the Transaction, and Coconut Palm will have the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation. Each of the Coconut Palm nominees will be elected by a majority vote of our Board of Directors within 30 days of the creation of each of the respective vacancies, as provided by our bylaws;

(5)	the approval of the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors outside of our existing stock option plan;

(6)	the approval of our 2004 Stock Incentive Plan; and

(7)	any other business as may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

     While the proposals in this proxy statement are being listed separately for purposes of voting, Proposals 1, 2 and 3 are all interdependent. Accordingly, obtaining the requisite shareholder approval for each such proposal is a condition precedent to the effectiveness of the other such proposals. In addition that portion of Proposal 4 relating to the election of Messrs. Rochon and Ferrari to our Board of Directors, the resignation of Mr. Oppenheim from our Board of Directors and the filling of the 2 vacancies by Coconut Palm nominees (including the 1 additional newly created vacancy if Proposal 2 is approved by our shareholders, and the vacancy created by Mr. Oppenheim’s resignation), are each contingent upon the closing of the Transaction. If the Transaction does not close: (i) the election of Messrs. Rochon and Ferrari to our Board of Directors will not become effective; (ii) Mr. Oppenheim will not resign from our Board of Directors; and (iii) Coconut Palm will not fill any vacancies on our Board of Directors. That portion of Proposal 4 relating to the election of Messrs. Herman, Heggestad, Laurent and Oppenheim, Proposal 5, relating to the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors outside of our existing stock option plan, and Proposal 6, relating to the approval of our 2004 Stock Incentive Plan, are each independent of the other proposals in this proxy statement and will become effective, if approved, irrespective of whether our shareholders approve the Transaction.

     Our Board of Directors considered and evaluated the Transaction mentioned above. In connection with its evaluation, our Board of Directors engaged Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations to act as its financial advisor. Advanced Business Valuations has rendered its opinion, dated as of November 16, 2004 to the effect that, as of that date and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the issuance of the units at the price stated in this proxy statement is fair, from a financial point of view, to our shareholders. A copy of this opinion is attached to the accompanying proxy statement as Annex A.

     Our Board of Directors has determined that the: (i) Transaction; (ii) election of the 6 nominees to our Board of Directors; (iii) issuance of options to purchase shares of our common stock to 3 of our current directors; and (iv) approval of our 2004 Stock Incentive Plan are in our best interests and the best interests of our shareholders. Our Board of Directors has approved, and unanimously recommends that you vote in favor of the: (i) Transaction; (ii) issuance of options to purchase shares of our common stock to 3 of our current directors; and (iii) approval of our 2004 Stock Incentive Plan. In addition, our Board of Directors has approved the nomination of, and unanimously recommends that you vote to elect, each of the 6 nominees to our Board of Directors.

     As of the record date, [January 7, 2005], there were issued and outstanding [4,014,870] shares of our common stock. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. Proxies may be revoked at any time prior to the Annual Meeting by giving written notice of revocation to our corporate Secretary, by giving a later dated proxy, or by attending the Annual Meeting and voting in person.

     Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from the beneficial owners of our common stock. Brokers that do not receive instructions from such beneficial owners of our common stock are entitled to vote those shares with respect to Proposal 4 but cannot vote on the other Proposals at the Annual Meeting. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal, are referred to as “broker non-votes.”

     Under Florida law and our Articles of Incorporation, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast on the matters at the Annual Meeting constitutes a quorum. A share that is represented “for any purpose” is deemed present for quorum purposes. Therefore, abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the Annual Meeting, will have no effect on Proposal 4 and will count as no votes for the other Proposals.

     This proxy statement is first being mailed to our shareholders on or about [January 19, 2005]. A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, except for exhibits, accompanies this proxy statement and is incorporated in this proxy statement by reference. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests for copies should be directed to our corporate Secretary c/o Sunair Electronics, Inc., 3005 S.W. Third Avenue, Ft. Lauderdale, FL 33315.

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ii

SUMMARY TERM SHEET

     This term sheet provides a summary of the material terms of the proposed sale of up to 5,000,000 units, at a purchase price of $5.00 per unit, to Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), and the transactions contemplated in the purchase agreement between us and Coconut Palm, including without limitation, an increase in the size of our Board of Directors from 5 to 7 members and amendments to our Articles of Incorporation (collectively referred to as the “Transaction”). This term sheet does not contain all of the information regarding the Transaction that you may consider important. To better understand the Transaction, as well as the other proposals that you are voting on at the Annual Meeting of Shareholders (the “Annual Meeting”), you should carefully read this entire document, its attachments and the other documents to which we refer.

•	On November 17, 2004, we announced that we had entered into a purchase agreement with Coconut Palm that is conditioned upon, among other things, our shareholders’ approval of the issuance of shares of our common stock in connection with the purchase agreement.

•	We are proposing to issue and sell to Coconut Palm up to a total of 5,000,000 units at a purchase price of $5.00 per unit as follows: (i) 3,000,000 units for an aggregate purchase price of $15,000,000; and (ii) at the option of Coconut Palm, up to an additional 2,000,000 units for an aggregate purchase price of up to $10,000,000, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. (See “Description of the Purchase Agreement” on page 44).

•	Each unit will consist of: (i) one share of our common stock; (ii) a warrant to purchase one additional share of our common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and (iii) a warrant to purchase one additional share of our common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years. (See “Summary” on page 4).

•	The initial purchase price of $15,000,000 for the 3,000,000 units, and the additional purchase price of up to $10,000,000, if Coconut Palm exercises its option to purchase up to 2,000,000 additional units, will be payable in cash.

•	We have been investigating strategic alternatives to our current line of business since January 2004, and we intend to use the proceeds from the sale of the units to form a new Pest and Termite Control Services Division and to enter the pest and termite control services industry by targeting potential acquisitions, or initial acquisitions, of pest and termite control services companies in the United States and its territories. The growth of our new Pest and Termite Control Services Division may also be financed by accessing the equity and debt capital markets to the extent access to such markets is deemed to be favorable by our Board of Directors. (See “Description of the Purchase Agreement” on page 44).

•	Ultimately, we anticipate that, with the sale of the units and the formation of the Pest and Termite Control Services Division, we will no longer operate solely through our traditional business segments. In the long term, we expect the Pest and Termite Control Services Division to become our dominant operation. Accordingly, we also agreed in the purchase agreement to use our best efforts to enter into a definitive agreement as soon as practicable to divest ourselves of certain non-core assets acquired in connection with our purchase of: (i) Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc.; and (ii) the assets of Telecom FM, at a purchase price equal to the amount we paid for such assets plus the amount of any intercompany debt incurred and advances made in connection with such purchases. The non-core assets are currently held in separate wholly-owned subsidiaries. (See “Shift in Focus of Business” on page 15).

•	As a result of the shift in focus of our business, we have also agreed to amend our Articles of Incorporation to: (i) change our corporate name from Sunair Electronics, Inc. to Sunair, Inc.; (ii) change the description of the general nature of our business from the electronics industry to any business permitted by law; and (iii) increase the number of our authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock. Such changes to our Articles of Incorporation are subject to shareholder approval. (See “Amendment to our Articles of Incorporation” on page 28).

•	To further assist in the shift in focus of our business, we have agreed, upon the closing of the Transaction, to employ John J. Hayes as our President and Chief Executive Officer, and Donald K. Karnes and David M. Slott as executive officers of our newly created Pest and Termite Control Services Division. The anticipated aggregate compensation we will pay to Messrs. Hayes, Karnes and Slott will be approximately $975,000 in annual salary plus options to purchase 500,000 shares of our common stock at an exercise price of $5.00 per share, which options will be granted outside of our existing stock option plan. Messrs. Hayes, Karnes and Slott will also be entitled to participate in our new stock option plan after the closing. Messrs. Hayes, Karnes and Slott previously served as executives with TruGreen, the lawn care services division of The ServiceMaster Company (“ServiceMaster”). On December 10, 2004, ServiceMaster filed a suit against Messrs. Hayes, Karnes and Slott. We are not a party to this action. ServiceMaster alleged in its complaint that Messrs. Karnes and Slott had breached certain non-compete agreements with TruGreen and that Hayes had induced Karnes and Slott to breach these agreements. The complaint alleges that all three individuals had breached fiduciary duties owed to ServiceMaster, that the three individuals had usurped certain corporate opportunities and misappropriated trade secrets and that the three individuals would interfere with ServiceMaster’s business relations with it customers and employees. The suit seeks to enjoin the named parties from performing services of any kind for any entity, including our company, planning to provide pest and termite control services. A hearing on this matter was first held on December 10, 2004. At this hearing, the Court restrained the named individuals from soliciting for employment any person who is, or within three months of the proposed hiring date was, an employee of TruGreen or it affiliates, including but not limited to Terminix, and from using or disclosing ServiceMaster’s confidential information or trade secrets. The Court refused, however, to restrain the named individuals from (i) pursuing acquisitions of pest and termite control businesses identified as potential acquisition candidates, or (ii) performing, encouraging or inducing others to perform services for any entity, including our company, or from performing services competitive with those provided to TruGreen or it affiliates, including Terminix. A full evidentiary hearing on ServiceMaster’s motion to enjoin the named individuals will be held on January 24, 2005. The purchase agreement contains a closing condition that the referenced individuals have not been enjoined from performing the contemplated services for the Pest and Termite Control Services Division. Although we and Coconut Palm have indicated our intent to consummate the Transaction regardless of the outcome of the January 24, 2005 evidentiary hearing, either we or Coconut Palm may attempt to terminate the Transaction if the hearing results in an injunction against Messrs. Karnes, Slott and Hayes. (See “Nominations of Specified Directors to our Board of Directors and Additions to our Management Team” on page 33).

•	We have also agreed, upon the closing of the Transaction, to enter into a 5 year management services agreement with an affiliate of Coconut Palm, RPC Financial Advisors, LLC (“RPC”), to provide management services for our Pest and Termite Control Services Division, pursuant to which we will pay a management fee during the first year of an amount equal to 1/16 times the aggregate purchase price paid for the units by Coconut Palm. Following the first year and thereafter, the management fee will be equal to 1% of the gross revenues from operations of our new Pest and Termite Control Services Division. Certain officers and directors of RPC will also serve as members of our Board of Directors upon the closing of the Transaction. (See “Description of the Management Services Agreement” on page 49).

•	In connection with the Transaction, our Board of Directors has approved the nominations of Richard C. Rochon and Mario B. Ferrari, affiliates of Coconut Palm, to our Board of Directors, as Chairman and Vice Chairman, respectively. (See “Nominees” on page 31). We have also agreed, provided our shareholders vote in favor of expanding our Board of Directors from 5 to 7 members, to allow Coconut Palm to nominate 1 additional director to fill the newly created vacancy on our Board of Directors. In addition, if Steven P. Oppenheim, who is one of the director nominees, is elected by our shareholders at the Annual Meeting, he will resign from our Board of Directors upon the closing of the Transaction, and Coconut Palm will have the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation. Each of the Coconut Palm nominees will be elected by a majority vote of our Board of Directors within 30 days of the creation of each of the respective vacancies, as provided by our bylaws. (See “Increase in the Size of our Board of Directors from 5 to 7 Members” on page 27).

•	Coconut Palm and our Chairman, Michael D. Herman, who beneficially owns approximately 51% of our currently outstanding common stock, have entered into a voting agreement pursuant to which Mr. Herman has agreed to vote all the shares of our common stock beneficially owned by him in favor of the Transaction, subject to termination of the voting agreement upon the earlier to occur of: (i) consummation of the Transaction; (ii) any termination of the purchase agreement in accordance with its terms; or (iii) our Board of Directors’ withdrawal of its approval of the Transaction pursuant to Section 8(n) of the purchase agreement. (See “Description of the Voting Agreement” on page 49).

SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposed transaction fully and for a more complete description of the terms of the transaction, you should read carefully this entire document, including the annexes, and the documents to which we have referred you.

     The Entities to the Transaction

Sunair Electronics, Inc. 3005 S.W. Third Avenue Ft. Lauderdale, FL 33315 (954) 525-1505

     We are a Florida corporation organized in 1956. We are engaged in the design, manufacture and sale of high frequency single sideband communications equipment utilized for long range voice and data communications in fixed station, airborne, mobile and marine “para-military” applications.

Coconut Palm Capital Investors II, Ltd. 595 South Federal Highway Boca Raton, Florida 33342 (561) 955-7300

     Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”) has informed us that: (i) Coconut Palm was formed as a special-purpose entity by Richard C. Rochon to acquire equity interests in our company; (ii) Coconut Palm is an affiliate of Royal Palm Capital Partners, LLLP (“Royal Palm”); (iii) Royal Palm is a private equity investment and management firm whose Chairman and Chief Executive Officer, Richard. C. Rochon, served for 14 years as President of Huizenga Holdings, Inc. (“Huizenga Holdings”), a management and holding company owned by H. Wayne Huizenga; and (iv) Huizenga Holdings’ investments included several publicly-held companies that became market leaders in their respective industries, including Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc.

     Proposed Sale of up to 5,000,000 Units to Coconut Palm (page 13)

     If our shareholders approve Proposals 1, 2 and 3 set forth in this proxy statement (such proposals are collectively referred to as the “Transaction”), subject to specified conditions, we will issue and sell to Coconut Palm up to a total of 5,000,000 units at a purchase price of $5.00 per unit as follows: (i) 3,000,000 units for an aggregate purchase price of $15,000,000; and (ii) at the option of Coconut Palm, up to an additional 2,000,000 units for an aggregate purchase price of up to $10,000,000, in accordance with the purchase agreement between us. The purchase agreement is attached as Annex B to this proxy statement. We urge you to carefully read the purchase agreement in its entirety.

     Under the purchase agreement, Coconut Palm is obligated to purchase 3,000,000 units at the closing, subject to the satisfaction of specified conditions. Coconut Palm has the right, but not the obligation, to elect to purchase up to 2,000,000 additional units within 5 days prior to the closing of the Transaction. The closing of the purchase of the 2,000,000 additional units is anticipated to occur at the same time as the closing of the 3,000,000 units; however, if, despite our best efforts, we and Coconut Palm are unable to close on the purchase of the 2,000,000 additional units at such time, then we and Coconut Palm may mutually agree on a closing date which may not be later than 7 business days after the closing of the 3,000,000 units.

     Each unit will consist of the following:

•	one share of our common stock;

•	a warrant to purchase one additional share of our common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and

•	a warrant to purchase one additional share of our common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years.

     Coconut Palm has advised us that, at some time after the closing of the Transaction and from time to time, it may separate the shares of common stock and warrants comprising the units into the securities that comprise them. There are no prohibitions against this separation in the transaction documents so long as the separation and subsequent distribution is in compliance with applicable securities laws.

     Increase in the Size of Our Board of Directors (page 27)

     Pursuant to the purchase agreement, we have agreed to increase the size of our Board of Directors from 5 to 7 members, and to allow Coconut Palm to nominate 1 additional director to fill the newly created vacancy. In addition, if Steven P. Oppenheim, who is one of the director nominees, is elected by our shareholders at the Annual Meeting, he will resign from our Board of Directors upon the closing of the Transaction, and Coconut Palm will have the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation. Each of the nominees will be elected by a majority vote of our Board of Directors within 30 days of the creation of each of the respective vacancies, as provided by our bylaws. Our Articles of Incorporation state that our Board of Directors must consist of 3 to 11 members, and that such number may be set from time to time in accordance with our bylaws. Our bylaws state that the number of directors on our Board of Directors must be determined by our shareholders. Our Board of Directors presently consists of 5 members. Therefore, we are seeking shareholder approval to fix the size of our Board of Directors at 7 members.

     Amendments to our Articles of Incorporation (page 28)

     Following the closing of the Transaction, we plan to pursue a strategic alternative to our current line of business by entering into the pest and termite control services industry. As a result of such shift in focus of our business, we have also agreed to amend our Articles of Incorporation to: (i) change our corporate name from Sunair Electronics, Inc. to Sunair, Inc., (ii) change the description of the general nature of our business from the electronics industry to any business permitted by law; and (iii) increase the number of our authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock. Such amendments to our Articles of Incorporation are subject to shareholder approval.

     No Dissenters’ Rights of Appraisal (page 16)

     Our shareholders will not have the opportunity to dissent from the Transaction or to receive an agreed or judicially appraised value for their shares of common stock.

     Recommendation of our Board of Directors and Reasons for the Transaction (page 16)

     We have been investigating strategic alternatives to our current line of business since January 2004. We believe that, notwithstanding the fact that we have enjoyed the benefits of experienced and qualified employees and executives as well as periods of positive cash flow, our business has not been growing at a rate we believe it could achieve and is generally in need of a new or additional industry focus as a catalyst for growth. When we were approached by Coconut Palm, we believed the best interests of our shareholders required us to pursue an opportunity for an investment from Coconut Palm and to use the cash resources, as well as the experience and other resources Coconut Palm could offer, to pursue a strategic alternative to our current line of business by entering into the pest and termite control services industry. In making this determination, we considered that Richard C. Rochon had, in our opinion, a positive history of investing in and improving companies. Although we cannot assure you pursuing a strategic alternative in the pest and termite control services industry will ultimately benefit us and lead to increased profitability, we believe undertaking this aggressive growth strategy is in our best interests at this point in our company’s life.

     In formulating our decision to pursue the pest and termite control services industry, our Board of Directors reviewed the characteristics of the sector with respect to its key operating characteristics, competitive landscape, comparable transactions, and comparable companies. Based on this review, our Board of Directors made the following observations:

•	The pest and termite control services industry, a highly fragmented industry which is actively consolidating, represents $6.8 billion in annual revenues distributed among approximately 20,000 firms.

•	The sector is dominated by a number of large players (e.g. Terminix International, Orkin Pest Control, Ecolab Pest Elimination and others) who together make up a large percentage of the market. The remainder of the market consists of small companies with under $100 million in sales.

•	Competition in the market for pest and termite control services is strong, coming mainly from the larger noted companies and thousands of regional and local independently owned firms to homeowners who treat their own pest and termite control problems.

•	Revenue growth in the sector for the larger companies has been relatively flat in recent years, while the entire market growth rate is approximately 10% per year.

•	There are significant economies of scale advantages through the consolidation of pest and termite control companies.

•	There are no publicly listed companies in the United States that are exclusively engaged in the pest and termite control services industry. Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations reviewed the financial characteristics of several companies in the industrials-diversified commercial services industry, including The ServiceMaster Company, Ecolab, Inc., ABM Industries, and Carlisle Holdings Ltd. Advanced Business Valuations noted that the equity value-to-revenue multiples ranged from 1.04 to 2.23 times, and equity value to earnings multiples ranged from 22.90 to 29.91 times.

     We believe that our company will experience rapid growth as a result of Coconut Palm’s investment. We also believe the experience, skills and resources contributed by the Coconut Palm principals will offer significant benefits towards implementing our strategic alternative in the pest and termite control services industry.

     Our Board of Directors has evaluated the terms of the Transaction with Coconut Palm and has considered whether to approve the issuance and sale of the units and whether the Transaction would be in our best interests and the best interests of our shareholders.

     These and other factors led our Board of Directors to determine that the Transaction is in our best interests and in the best interests of our shareholders and to recommend that our shareholders approve the Transaction. We intend to complete the Transaction as soon as possible after the Annual Meeting of Shareholders.

     Each member of our Board of Directors individually stated for the record his vote in favor of and approval of the Board of Directors’ determination that the Transaction was in the best interests of our company and our shareholders.

     Opinion of Financial Advisor (page 18)

     In deciding to approve the Transaction, our Board of Directors considered the opinion of its financial advisor, Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations, that the issuance of the units at the price stated in this proxy statement is fair, from a financial point of view, to our company and our shareholders. The opinion of our financial advisor is attached as Annex A to this proxy statement.

     Annual Meeting Date; Record Date; Voting Power (page 11)

     Our Annual Meeting of Shareholders (the “Annual Meeting”) will be held on February 4, 2005 at 10:00 am, local time, at the Embassy Suites, 1100 SE 17th St., Fort Lauderdale, FL, 33316.

     You are entitled to vote at the Annual Meeting if you own shares of our common stock as of the close of business on [January 7, 2005], the record date.

     At the close of business on [January 7, 2005], the record date, [4,014,870] shares of our common stock were outstanding and entitled to vote at the Annual Meeting. You will have one vote at the Annual Meeting for each share of our common stock that you own as of the record date.

     Whether or not you plan to attend the Annual Meeting, please sign, date and return the accompanying proxy card to us. You may revoke your proxy at any time before it is exercised by giving written notice to our corporate Secretary at the address listed above. You may also revoke your proxy by attending the Annual Meeting, but only if (i) you have provided the written notice discussed above or (ii) you vote by ballot at the Annual Meeting.

     The affirmative vote of the majority of the votes cast by the holders of our common stock present or represented by proxy and voting on the matter is required to approve: (i) the issuance of shares of our common stock in connection with our proposed sale of up to 5,000,000 units to Coconut Palm, as described in Proposal 1; (ii) an increase in the size of our Board of Directors from 5 to 7 members, with the 1 additional newly created vacancy to be filled by a Coconut Palm nominee and elected by a majority vote of our Board of Directors within 30 days of the Annual Meeting; (iii) the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors outside of our existing stock option plan, as described in Proposal 5; and (iv) the approval of our 2004 Stock Incentive Plan, as described in Proposal 6.

     The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the matter is required to approve the amendments to our Articles of Incorporation, as described in Proposal 3.

     The affirmative vote of a plurality of the votes cast by our shareholders is required to approve the election of the 6 nominees to our Board of Directors, as described in Proposal 4.

     Ownership Following the Transaction; Consequences of the Transaction; Future Plans (page 50)

     Coconut Palm may acquire up to 5,000,000 shares of our common stock in the Transaction and, provided Coconut Palm purchases all 5,000,000 shares of our common stock, will be entitled to purchase up to an additional 10,000,000 shares of our common stock upon exercise of the warrants. Based on that number and the number of shares of our common stock outstanding on [January 7, 2005], the record date, if Coconut Palm: (i) purchases only the 3,000,000 units, Coconut Palm will acquire approximately 43% of our common stock outstanding immediately after the closing of the Transaction; (ii) exercises its option to purchase the 2,000,000 additional units, Coconut Palm will acquire approximately 56% of our common stock outstanding immediately after the closing of the Transaction. In addition, Coconut Palm will be entitled, on a fully diluted basis, to acquire up to: (i) 69% of our common stock outstanding immediately after the closing of the Transaction, upon exercise of the 6,000,000 warrants acquired in connection with the purchase of the 3,000,000 units; and (ii) 79% of our common stock outstanding immediately after the closing of the Transaction upon exercise of an additional 4,000,000 warrants, if Coconut Palm exercises its option to purchase the 2,000,000 additional units. If Coconut Palm were to: (i) exercise its option to purchase up to 2,000,000 additional units; (ii) exercise the warrants acquired with the 3,000,000 units or (iii) exercise the warrants acquired if it exercises its option to purchase the 2,000,000 additional units, it would have enough shares of our common stock to control our company.

     Two of the nominees for election to our Board of Directors, Richard C. Rochon and Mario B. Ferrari, are designees of Coconut Palm. Coconut Palm has advised us that Messrs. Rochon and Ferrari are expected to eventually receive some of the units, or the securities comprising the units, purchased by Coconut Palm as a distribution from Coconut Palm for performance of services by Messrs. Rochon and Ferrari.

     As Coconut Palm is a partnership, it may ultimately distribute the units to its partners and/or principals, which may have the effect of eliminating any control Coconut Palm acquires. Coconut Palm has not informed us of any intent to distribute any of the units, or any portion of the securities comprising the units, to anyone other than Messrs. Rochon and Ferrari. Coconut Palm has agreed that any distributions it makes to anyone, including its partners, must be in compliance with applicable securities laws.

     Ultimately, we anticipate that with the sale of the units and the formation of the Pest and Termite Control Services Division, we will no longer operate solely through our traditional business segments. In the long term, we expect the Pest and Termite Control Services Division to become our dominant operation. Thus, embarking upon this new strategy will represent a fundamental shift in the nature and focus of our business.

     We are currently exploring avenues towards effecting initial acquisitions to be financed with a combination of equity and debt; however, we cannot assure you that these efforts will result in the successful implementation of our new Pest and Termite Control Services Division.

     Interests of Certain Persons in the Transaction (page 43)

     In considering our Board of Directors’ recommendation to approve the Transaction, you should be aware that a number of our directors and executive officers have interests in the Transaction that are different from, or in addition to, your interests as a shareholder. These interests include:

•	The terms of the Transaction contemplate that: (i) our Chairman, Michael D. Herman, will be permitted to register for resale the shares of our common stock owned by him; and (ii) if Proposal 5 is approved, 3 of our current directors, Arnold Heggestad, Ph.D., Gerard P. Laheney and Steven P. Oppenheim, will be permitted to register for resale the shares of our common stock underlying the options to purchase shares of our common stock owned by them, along with, and to the same extent as, the shares of our common stock being acquired by (and the shares of our common stock underlying the warrants being acquired by) Coconut Palm.

•	Our President and Chief Executive Officer, James E. Laurent, our corporate Secretary and Chief Financial Officer, Synnott B. Durham, and our Vice President of Operations, Henry A. Budde, will each be entitled to enter into an employment agreement with us, which, by its terms, will be effective upon, and only upon, the closing of the Transaction.

     Nominations of Specified Directors to our Board of Directors and Additions to our Management Team (page 33)

     As a result of Coconut Palm’s desire that it be provided with sufficient ability to monitor and protect its investment in our company, Coconut Palm has nominated, and our Board of Directors has approved the nominations of, Richard C. Rochon and Mario B. Ferrari to our Board of Directors, as Chairman and Vice Chairman, respectively, upon, and only upon, the closing of the Transaction. The remaining nominees presented for election consist of incumbents. We have also agreed, provided our shareholders vote in favor of expanding our Board of Directors from 5 to 7 members, to allow Coconut Palm to nominate 1 additional director to fill the vacancy on our Board of Directors. In addition, if Steven P. Oppenheim, who is one of the director nominees, is elected by our shareholders at the Annual Meeting, he will resign from our Board of Directors upon the closing of the Transaction, and Coconut Palm will have the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation. Each of the nominees will be elected by a majority vote of our Board of Directors within 30 days of the creation of each of the respective vacancies, as provided by our bylaws.

     In addition, John J. Hayes will become our President and Chief Executive Officer, and Donald K. Karnes and David M. Slott will become executive officers of our newly created Pest and Termite Control Services Division after the closing of the Transaction. Messrs. Hayes, Karnes and Slott will serve under the terms of employment agreements they have entered into with us which, by their terms, will be effective upon, and only upon, the closing of the Transaction. We anticipate the aggregate compensation for this management team will be approximately $975,000 in annual salary plus options to purchase 500,000 shares of our common stock at an exercise price of $5.00 per share, which such options will be granted outside our stock option plan. Messrs. Hayes, Karnes and Slott will also be entitled to participate in our equity-based compensation plans and shall be entitled to other employee benefits to the same extent as our other similarly situated senior executives participate after the closing of the Transaction.

     Registration Rights (page 47)

     The purchase agreement provides Coconut Palm with specified registration rights under which we have agreed to file a registration statement to register the resale of each of the shares of common stock being issued to Coconut Palm, as well as the shares of common stock underlying the warrants being issued to Coconut Palm, in the Transaction.

     We have agreed that we will file the registration statement with the Securities and Exchange Commission as soon as practicable, but not later than 60 days after the closing of the Transaction. We have further agreed to use our reasonable best efforts to cause this registration statement to become effective within 60 days of its filing with the Securities and Exchange Commission.

     Additional Arrangements (page 44)

     Covenants in the purchase agreement will require us to pursue specified proposed strategies in order to utilize the investment of Coconut Palm to begin our entry into the pest and termite control services industry. These strategies include the following:

•	Diversifying our operations into the pest and termite control services sector;

•	Targeting potential acquisitions, or initial acquisitions, of pest and termite control services companies in the United States and its territories from which we may form the Pest and Termite Control Services Division;

•	Financing the growth of our new Pest and Termite Control Services Division by accessing the equity and debt capital markets to the extent access to such markets is deemed to be favorable by our Board of Directors; and

•	Divesting ourselves of certain non-core assets acquired in connection with our purchase of: (i) Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc.; and (ii) the assets of Telecom FM, at a purchase price equal to the amount we paid for such assets plus the amount of any intercompany debt incurred and advances made in connection with such purchases.

     We anticipate that the initial acquisition(s) will occur after we complete the sale of the units and will be financed with a combination of equity and debt, with $1,000,000 of our existing cash and the investment made by Coconut Palm in the Transaction being dedicated to acquisitions in furtherance of these strategies and objectives and costs reasonably incidental to the furtherance of these strategies, including the new management team to be formed and led by Messrs. Hayes, Karnes and Slott.

     We have also agreed, upon the closing of the Transaction, to enter into a 5 year management services agreement with an affiliate of Coconut Palm, RPC Financial Advisors, LLC (“RPC”), to provide management services for our Pest and Termite Control Services Division, pursuant to which we will pay a management fee during the first year of an amount equal to 1/16 times the aggregate purchase price paid for the units by Coconut Palm. Following the first year and thereafter, the management fee will be equal to 1% of the gross revenues from operations of our new Pest and Termite Control Services Division. Certain officers and directors of RPC will also serve as members of our Board of Directors upon the closing of the Transaction.

     In connection with the purchase agreement, Coconut Palm and our Chairman, Michael D. Herman, who beneficially owns approximately 51% of our currently outstanding common stock, entered into a voting agreement, dated November 17, 2004. Pursuant to the terms of the voting agreement, Mr. Herman agreed to vote his beneficially owned shares of common stock in favor of the issuance and sale of the units to Coconut Palm at the Annual Meeting and to grant Coconut Palm an irrevocable proxy to vote such shares of common stock: (i) in favor of the issuance and sale of the units to Coconut Palm, as contemplated by the purchase agreement; and (ii) against any actions or approval that could compete with or could serve to materially interfere with, delay, discourage adversely or inhibit the timely consummation of the issuance and sale of the units to Coconut Palm, as contemplated by the purchase agreement. The voting agreement also prohibits Mr. Herman from selling or transferring the shares of our common stock beneficially owned by him other than in certain permitted circumstances. The voting agreement terminates upon the earlier to occur of: (i) the consummation of the transactions contemplated by the purchase agreement; (ii) any termination of the purchase agreement in accordance with its terms; or (iii) the withdrawal by our Board of Directors of its approval of the transactions contemplated by the purchase agreement pursuant to Section 8(n) of the purchase agreement.

     Approval of Options to 3 of our Current Directors (page 36)

     On August 5, 2004, our Board of Directors approved the grant of an aggregate of 60,000 options to purchase shares of our common stock to Arnold Heggestad, Ph.D., Gerard P. Laheney and Steven P. Oppenheim, each of whom is a current member of our Board of Directors; however, the rules of the American Stock Exchange require that our shareholders approve the issuance of such options, because the options will be issued outside of our existing stock option plan.

     Interdependence of Proposals

     While the proposals in this proxy statement are being listed separately for purposes of voting, Proposals 1, 2 and 3 are all interdependent. Accordingly, obtaining the requisite shareholder approval for each such proposal is a condition precedent to the effectiveness of the other such proposals. In addition that portion of Proposal 4 relating to the election of Messrs. Rochon and Ferrari to our Board of Directors, the resignation of Mr. Oppenheim from our Board of Directors and the filling of the 2 vacancies by Coconut Palm nominees (including the 1 additional newly created vacancy if Proposal 2 is approved by our shareholders, and the vacancy created by Mr. Oppenheim’s resignation), are each contingent upon the closing of the Transaction. If the Transaction does not close: (i) the election of Messrs. Rochon and Ferrari to our Board of Directors will not become effective; (ii) Mr. Oppenheim will not resign from our Board of Directors; and (iii) Coconut Palm will not fill any vacancies on our Board of Directors. That portion of Proposal 4 relating to the election of Messrs. Herman, Heggestad, Laurent and Oppenheim, Proposal 5 and Proposal 6 are each independent of the other proposals in this proxy statement and will become effective, if approved, irrespective of whether our shareholders approve the Transaction.

VOTING SECURITIES

     Date; Time; Venue

     The Annual Meeting of Shareholders (the “Annual Meeting”) will be held on February 4, 2005, at 10:00 am, local time, at the Embassy Suites, 1100 SE 17th St., Fort Lauderdale, FL, 33316.

     Quorum

     The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of our common stock will constitute a quorum.

     Shareholder Vote Necessary to Approve Proposals

     The affirmative vote of the majority of the votes cast by the holders of our common stock present or represented by proxy and voting on the matter is required to approve: (i) the issuance of shares of our common stock in connection with our proposed sale of up to 5,000,000 units to Coconut Palm, as described in Proposal 1; (ii) an increase in the size of our Board of Directors from 5 to 7 members, with the 1 additional newly created vacancy to be filled by a Coconut Palm nominee and elected by a majority vote of our Board of Directors within 30 days of the Annual Meeting, as described in Proposal 2; (iii) the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors outside of our existing stock option plan, as described in Proposal 5; and (iv) the approval of our 2004 Stock Incentive Plan, as described in Proposal 6.

     The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the matter is required to approve the amendments to our Articles of Incorporation, as described in Proposal 3.

     The affirmative vote of a plurality of the votes cast by our shareholders is required to approve the election of the 6 nominees to our Board of Directors, as described in Proposal 4.

     If any other matters should properly come before the Annual Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies.

     While the proposals in this proxy statement are being listed separately for purposes of voting, Proposals 1, 2 and 3 are all interdependent. Accordingly, obtaining the requisite shareholder approval for each such proposal is a condition precedent to the effectiveness of the other such proposals. In addition, that portion of Proposal 4 relating to the election of Messrs. Rochon and Ferrari to our Board of Directors, the resignation of Mr. Oppenheim from our Board of Directors and the filling of the 2 vacancies by Coconut Palm nominees (including the 1 additional newly created vacancy if Proposal 2 is approved by our shareholders, and the vacancy created by Mr. Oppenheim’s resignation), are each contingent upon the closing of the Transaction. If the Transaction does not close: (i) the election of Messrs. Rochon and Ferrari to our Board of Directors will not become effective; (ii) Mr. Oppenheim will not resign from our Board of Directors; and (iii) Coconut Palm will not fill any vacancies on our Board of Directors. That portion of Proposal 4 relating to the election of Messrs. Herman, Heggestad, Laurent and Oppenheim, Proposal 5 and Proposal 6 are each independent of the other proposals in this proxy statement and will become effective, if approved, irrespective of whether our shareholders approve the Transaction.

     Proxy and Voting Mechanics

     If you hold of record shares of our common stock at the close of business on [January 7, 2005], the record date, you are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. As of the record date, we had issued and outstanding [4,014,870] shares of common stock.

     Abstentions are considered as shares present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes cast “for” or “against” any matter. The inspector of elections will treat shares referred to as broker or nominee non-votes (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome on proposals as to which the proxies reflect broker or nominee non-votes, shares represented by these proxies will be treated as not present and not entitled to vote on that subject matter. Accordingly, these shares would not be considered by the inspectors as shares entitled to vote on that subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.

     Your vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, which will have the effect of canceling any proxy previously given.

     If the enclosed proxy is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. If no instructions are indicated, the shares represented by the proxy will be voted in the following manner:

(i)	FOR the proposal to issue up to 5,000,000 shares of our common stock and up to an additional 10,000,000 shares of common stock upon the exercise of warrants issued to Coconut Palm;

(ii)	FOR the proposal to increase the size of our Board of Directors from 5 to 7 members;

(iii)	FOR the proposal to approve the amendments to our Articles of Incorporation;

(iv)	FOR the election of each of the nominees for director;

(v)	FOR the proposal to grant an aggregate of 60,000 options to 3 of our current directors outside of our existing stock option plan; and

(vi)	FOR the proposal to approve our 2004 Stock Incentive Plan.

     If any other matters should properly come before the Annual Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred only by the granting of these proxies.

     Any shareholder giving a proxy may revoke it by written notice to our corporate Secretary at the address provided above at any time before it is exercised. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless this written notice is given or unless the shareholder votes by ballot at the Annual Meeting.

     Costs of Proxy Solicitation

     We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of shares of our common stock held by these persons. We will reimburse these persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies without additional compensation by telephone or telegraph. We do not expect to pay any compensation for the solicitation of proxies.

PROPOSAL NO. 1

Proposed Sale of up to 5,000,000 Units to Coconut Palm Capital Investors II, Ltd.

     Background

     We have been investigating strategic alternatives to our business that would provide predictable, recurring revenue for our shareholders since January 2004. As a part of this new strategy, we have explored and analyzed the possibility of entering into different industries, and on September 2, 2004, our Chairman, Michael D. Herman, and Mario B. Ferrari, an affiliate of Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), held an introductory telephonic conversation, during which Mr. Herman detailed our company’s history and current strategic position. On September 3, 2004, Messrs. Herman and Ferrari held a follow-up telephonic discussion to set up a potential meeting between the parties, and on September 8, 2004, Messrs. Herman and Ferrari held a telephonic discussion to setup the meeting for September 16, 2004.

     In mid September, Richard C. Rochon, also an affiliate of Coconut Palm, held general discussions with John J. Hayes, Donald K. Karnes and David M. Slott regarding a potential investment in our company. Each of Messrs. Hayes, Karnes and Slott had a prior relationship working with Mr. Rochon when he served as President of Huizenga Holdings, Inc., a management and holding company, and also were investors in an additional transaction with Mr. Rochon that was completed since such time.

     On September 16, 2004, Messrs. Rochon and Ferrari met with our Chief Financial Officer, Synnott B. Durham and our Board of Directors, including Mr. Herman, Gerard P. Laheney, James E. Laurent (who is also our President and Chief Executive Officer) and Steven P. Oppenheim. Our Board of Directors provided a background and history of our company in a general discussion. Messrs. Rochon and Ferrari then detailed an investment philosophy and interest in a potential control investment to be made in our company by Coconut Palm. Messrs. Rochon and Ferrari also introduced the concept of introducing a new services division to our company, which would provide stabilized earnings and recurring revenue to our existing lines of business.

     On September 17, 2004, Mr. Ferrari met with Mr. Herman to detail a structure for the proposed investment, including an overview of Coconut Palm’s investment philosophy. Messrs. Herman and Ferrari discussed a potential equity investment in our company in the range of approximately $15,000,000, and also discussed the potential share price, approximately $5.00, at which Coconut Palm would be interested in an investment. Mr. Herman stated that given the recent market prices, an investment at $5.00 was a price that would create value for our shareholders. In addition, Mr. Herman and Mr. Ferrari discussed a potential management services agreement and the possibility of expanding our Board of Directors from 5 to 7 members. On September 18, 2004, Mr. Ferrari and Mr. Herman held a telephonic discussion, which detailed the timing and framework for both parties’ moving forward.

     On September 19, 2004, Mr. Ferrari and Mr. Herman held a telephonic discussion and a preliminary term sheet was prepared for Mr. Herman’s review. The general parameters of the term sheet called for Coconut Palm to make an equity investment of between $10,000,000 to $25,000,000 in convertible preferred stock with an initial investment at $5.00 per share with attached warrants that would be exercisable at ranging prices. The term sheet was then presented for review by our Board of Directors and legal counsel.

     On September 20, 2004, Mr. Ferrari and Mr. Herman, together with our legal counsel, held a telephonic discussion to review the proposed term sheet and structure of the investment. Mr. Herman stated that we were more interested in a combination of convertible preferred and common stock investment. Our legal counsel stated that they would prepare an issues list for Coconut Palm’s review. On September 23, 2004, Messrs. Rochon and Ferrari met with Messrs. Karnes, Slott and Hayes regarding potential opportunities with our company. On October 3, 2004, Messrs. Ferrari and Herman held telephonic discussions to further review the strategy, terms and timeline.

     On October 7, 2004, Messrs. Rochon and Ferrari met with Mr. Laurent and Mr. Durham to discuss the strategy for entering the pest and termite control services industry. Messrs. Laurent and Durham presented an overview of the history of our company during their tenures of approximately 26 and 25 years, respectively. They also provided a context for Mr. Herman’s involvement as an investor since November 2003 and the transition of the company since the leadership of its former controlling shareholder. Also on October 7, 2004, Mr. Ferrari and Mr. Herman met with Messrs. Karnes, Slott and Hayes for dinner to discuss possible opportunities to work together.

     On October 8, 2004, Mr. Herman met with Mr. Ferrari and further discussed the terms and conditions for a proposed investment structure with an initial purchase price of $5.00 and two tranches of warrants that would be exercisable at $6.00 and $7.00. A management structure and fee was also discussed, and Mr. Herman indicated that he would remain on our Board of Directors, and discussed allowing Coconut Palm to nominate 4 members to our Board of Directors. On October 11, 2004, Mr. Herman held a telephonic discussion with Mr. Ferrari and arranged an additional meeting.

     On October 12, 2004, a term sheet was presented to Mr. Herman reflecting the latest negotiations. On October 13, 2004, Messrs. Rochon and Ferrari met with Mr. Herman to discuss the investment and held further discussions with lawyers and accountants regarding the investment process. On October 19, 2004, our Board of Directors held a meeting and approved the term sheet as proposed by Coconut Palm. On October 20, 2004, Mr. Herman held a meeting with Messrs. Ferrari, Durham and Oppenheim and addressed Messrs. Karnes, Slott and Hayes with the proposed strategy and timeline required to execute the strategy.

     On November 3, 2004, our Board of Directors held a telephonic meeting to address and present the purchase agreement proposed by Coconut Palm. In addition to the economic terms of the purchase agreement, our Board of Directors discussed registration rights for the common stock underlying the units, and agreed that we would be required to file a registration statement with the Securities and Exchange Commission registering such shares of our common stock not later than 60 days after the closing of the transaction and would use our reasonable best efforts to cause this registration statement to become effective within 60 days of its filing with the Securities and Exchange Commission. Our Board of Directors also discussed whether the Mr. Herman should enter into a voting agreement under the terms of which he would agree to vote his shares of our common stock in favor of the transaction. Mr. Herman agreed to enter into such voting agreement. During the meeting we also confirmed that we had to obtain shareholder approval of the transaction as the total amount of new shares of common stock would be more than 20% of our existing outstanding shares of common stock.

     On November 15, 2004, Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations made a presentation to our officers and Audit Committee setting forth its financial analyses regarding the transaction. On November 16, 2004, Advanced Business Valuations made a subsequent presentation to our Board of Directors and rendered its oral opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase price is fair, from a financial point of view, to our shareholders. Subsequently, Advanced Business Valuations delivered its written opinion.

     Also on November 16, 2004, our legal counsel and management reviewed with our Board of Directors the remaining business issues and obtained Board of Director guidance on these issues. Our legal counsel also reviewed with our Board of Directors its fiduciary duties in connection with the approval of the proposed transaction. After the discussion, our Board of Directors determined that the proposed transaction was in our best interests and the best interests of our shareholders, and authorized and approved the transaction and recommended it be submitted to our shareholders for their approval. In connection with the transaction, our Board of Directors discussed the proposed increase in the size of our Board of Directors to from 5 to 7 members, and determined that such increase was in our best interests and the best interests of our shareholders and recommended that the proposed increase be submitted to our shareholders, in accordance with our Articles of Incorporation and bylaws. Our Board of Directors also determined that in light of Coconut Palm’s requirement that this be a condition for it to enter into the purchase agreement, and in light of the experience, qualifications, resources and skills they possessed, the election of the two individuals nominated by Coconut Palm to our Board of Directors was in our best interests and the best interests of our shareholders. Accordingly, our Board of Directors authorized and approved the nomination of Richard C. Rochon and Mario B. Ferrari and recommended the nominees be submitted for election by our shareholders. Our Board of Directors also reviewed the proposed amendments to our Articles of Incorporation which would change our corporate name to Sunair, Inc., allow us to engage in any lawful business and increase the number of our authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock. Our Board of Directors approved these amendments and recommended they be submitted to our shareholders for approval. In addition, our Board of Directors confirmed the grants of an aggregate of 60,000 options to purchase shares of our common stock outside of our existing stock option plan to Arnold Heggestad, Ph.D., Gerard P. Laheney and Steven P. Oppenheim, each of whom is a current member of our Board of Directors, which were approved by our Board of Directors on August 5, 2004, and recommended that such grants be submitted to our shareholders for approval. All of our directors attended this meeting.

     Shift in Focus of Business

     If we close the transaction, we intend to use the proceeds from the sale of the units to fund initial acquisitions that have operations in the pest and termite control services sector and to form a new Pest and Termite Control Services Division. Ultimately, we anticipate that with the sale of the units and the formation of our new Pest and Termite Control Services Division, we will no longer operate solely through our traditional business segments. Furthermore, as we are able to grow our new Pest and Termite Control Services Division through acquisitions and, eventually through internal organic growth, it is contemplated that this new segment will become our dominant operation. Accordingly, if we are successful in implementing this strategy, it will represent a fundamental shift in the nature of our business.

     In connection with our change in business strategy, and in accordance with the purchase agreement, we also agreed to use our best efforts to enter into a definitive agreement as soon as practicable to divest ourselves of certain non-core assets acquired in connection with our purchase of: (i) Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc.; and (ii) the assets of Telecom FM, at a purchase price equal to the amount we paid for such assets plus the amount of any intercompany debt incurred and advances made in connection with such purchases. The non-core assets are currently held in separate wholly-owned subsidiaries.

     American Stock Exchange Listing

     Our common stock is listed on the American Stock Exchange. The American Stock Exchange has established rules of corporate governance that must be followed by all issuers whose securities are listed on the American Stock Exchange. Under these rules, we are required to obtain shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving:

     1) the sale, issuance, or potential issuance by us of our common stock (or securities convertible into our common stock) at a price less than the greater of book or market value which together with sales by our officers, directors or principal shareholders equals 20% or more of presently outstanding common stock;

     2) the sale, issuance, or potential issuance by us of our common stock (or securities convertible into our common stock) equal to 20% or more of our presently outstanding common stock for less than the greater of book or market value of the common stock; or

     3) any plan of acquisition, merger or consolidation, the net effect of which is that we are acquired by an unlisted company, even if we are the survivor.

     In applying these rules, the American Stock Exchange considers all relevant factors, including the proportionate amount of the securities to be issued, changes in ownership or management, the size of the companies, and the nature of the businesses. These rules are referred to in this proxy statement as the “20% Rule.”

     In light of the requirements of the 20% Rule, we are requesting that the shareholders approve the issuance by us to Coconut Palm of up to 5,000,000 units at a purchase price of $5.00 per unit consisting of: (i) one share of our common stock; (ii) a warrant to purchase one additional share of our common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and (iii) a warrant to purchase one additional share of our common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years, in accordance with the terms of the purchase agreement.

     Section 607.0902 (Control Share Acquisitions Statute)

     Section 607.0902 of the Florida Business Corporation Act, or the “control-share acquisition statute”, regulates the acquisition of control of any “issuing public corporation”, which is defined in the control-share acquisition statute as a corporation that has more than 100 shareholders and a substantial nexus to Florida. Under the section, “control shares” acquired in a “control-share acquisition” have voting rights only if, and to the extent, granted in a resolution of the shareholders of the corporation approved by (1) a majority of all the votes entitled to be cast by each class or series entitled to vote on the proposed control-share acquisition and (2) a majority of all shares of each class or series entitled to vote separately on the proposal, excluding all “interested shares”. “Interested shares” are shares that are owned by the acquiring person or persons, each officer of the corporation and each employee of the corporation who is also a director of the corporation.

     However, the restrictions of Section 607.0902 do not apply where the Board of Directors of the corporation issuing the shares approves of the transaction and thereby removes the acquisition of the shares from the definition of “control-share acquisition,” which takes the acquisition out of the purview of the section. This board approval must come before the control-share acquisition occurs. On November 16, 2004, our Board of Directors unanimously determined that the transaction was in our best interests and in the best interests of our shareholders, and authorized and approved the transaction. Accordingly, the transaction, which would constitute a control-share acquisition under Section 607.0902, has received board approval and, as a result, the restrictions of Section 607.0902 do not apply to the transaction.

     No Dissenters’ Rights of Appraisal

     Appraisal rights, also known as dissenters’ rights, allow shareholders who object to a major corporate transaction to elect to receive the fair value of their shares in cash rather than continue as shareholders of the corporation. Under Section 607.1302 of the Florida Business Corporation Act, appraisal rights are accorded to shareholders in substantial corporate matters such as: (i) a merger to which a corporation is a party if shareholder approval is required; (ii) a share exchange to which a corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange; (iii) a disposition of assets other than in regular course of business if the shareholder is entitled to vote on the disposition; (iv) any amendment to the articles of incorporation, merger, share exchange, or disposition of assets other than in regular course of business to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors; or (v) with regard to certain classes of shares issued prior to October 1, 2003, any amendment to a corporation’s articles of incorporation that would adversely affect certain enumerated shareholder rights, if the shareholder is entitled to vote on the amendment.

     The restrictions of Section 607.1302 do not apply with respect to the transaction, because the sale of shares of our common stock and warrants to purchase shares of our common stock are out of the purview of the section. Accordingly, under Florida law, our shareholders will not have the opportunity to dissent from the transaction or to receive an agreed or judicially appraised value for their shares of common stock.

Recommendation of our Board of Directors and Reasons for the Transaction

     We have been investigating strategic alternatives to our business since January 2004. We believe that, notwithstanding the fact that we have enjoyed the benefits of experienced and qualified employees and executives as well as periods of positive cash flow, our business has not been growing at a rate we believe it could achieve and is generally in need of a new or additional industry focus as a catalyst for growth. As a part of this new strategy, we explored and analyzed the possibility of being purchased by a strategic buyer or, alternatively, whether it was best to sell certain non-core assets acquired in connection with our purchase of: (i) Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc.; and (ii) the assets of Telecom FM. Coconut Palm then approached us to discuss our entry into another line of business, the pest and termite control services industry, which would be driven initially by Coconut Palm’s investment.

     When we were approached by Coconut Palm, we believed the best interests of our shareholders required us to pursue an opportunity for investment from Coconut Palm and to use the cash resources as well as the experience and other resources Coconut Palm could offer to pursue this strategic alternative. In making this determination, we considered that Richard C. Rochon had, in our opinion, a positive history of investing in and improving companies. Although we cannot assure you pursuing the strategic alternative in the pest and termite control services industry will ultimately benefit us and lead to increased profitability, we believe undertaking this aggressive growth strategy is in our best interests at this point in our company’s life.

     At its meeting on November 16, 2004, our Board of Directors determined that the proposed transaction is in our best interests and the best interests of our shareholders. In formulating its decision to pursue the pest and termite control services industry, our Board of Directors reviewed the characteristics of the pest and termite control service sector with respect to its key operating characteristics, competitive landscape, comparable transactions, and comparable companies. Based on this review, our Board of Directors made the following observations:

•	The pest and termite control services industry, a highly fragmented industry which is actively consolidating, represents $6.8 billion in annual revenues distributed among approximately 20,000 firms.

•	The sector is dominated by a number of large players (e.g. Terminix International, Orkin Pest Control, Ecolab Pest Elimination and others) who together make up a large percentage of the market. The remainder of the market consists of small companies with under $100 million in sales.

•	Competition in the market for pest and termite control services is strong, coming mainly from the larger noted companies and thousands of regional and local independently owned firms to homeowners who treat their own pest and termite control problems.

•	Revenue growth in the sector for the larger companies has been relatively flat in recent years, while the entire market growth rate is approximately 10% per year.

•	There are significant economies of scale advantages through the consolidation of pest and termite control companies.

•	There are no publicly listed companies in the United States that are exclusively engaged in the pest and termite control services industry. Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations reviewed the financial characteristics of several companies in the industrials-diversified commercial services industry, including The ServiceMaster Company, Ecolab, Inc., ABM Industries, and Carlisle Holdings Ltd. Advanced Business Valuations noted that the equity value-to-revenue multiples ranged from 1.04 to 2.23 times, and equity value to earnings multiples ranged from 22.90 to 29.91 times.

               Our Board of Directors also based its determination on a number of other factors, including the following:

•	the presentations delivered by our financial advisor, Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations, to our Board of Directors on November 15, 2004 and November 16, 2004, and the written opinion of Advanced Business Valuations dated November 16, 2004, addressed to our Board of Directors to the effect that, as of the date of the opinion and based on and subject to the matters set forth in the opinion, the issuance of the units at the price stated in this proxy statement was fair from a financial point of view to us and our shareholders;

•	the terms of the purchase agreement and the proposed strategies and objectives for implementing our new Pest and Termite Control Services Division, the warrants, the increase in the size of our Board of Directors, the proposed amendments to our Articles of Incorporation, the voting agreement, the management services agreement and the employment agreements to be entered into with Messrs. Hayes, Karnes and, Slott;

•	our increased cash resources as a result of the cash infusion by Coconut Palm;

•	the possibility that Messrs. Hayes, Karnes and Slott could successfully implement our new Pest and Termite Control Services Division;

•	the potential appreciation in the market value of our common stock due to the involvement of Coconut Palm, the principals of which have positive reputations in the business community as well as our entry into a new line of business and the potential success of that business; and

•	that, based upon estimates of management, following the consummation of the transaction, we would have sufficient liquidity, including cash flows from its operations, to conduct our new Pest and Termite Control Services Division.

               Our Board of Directors also considered a number of potentially negative consequences of the transaction in its deliberations, including:

•	the potential reduction in our earnings per share due to the dilution of the percentage ownership of the existing holders of the shares of our common stock resulting from the issuance of the shares under the purchase agreement, as well as the issuance of the shares upon exercise of the warrants. Immediately following the transaction, Coconut Palm will beneficially own, collectively, up to 5,000,000 shares of our common stock and will be entitled to purchase up to an additional 10,000,000 shares of our common stock upon exercise of the warrants. If Coconut Palm purchases all 5,000,000 shares of our common stock, Coconut Palm will be entitled, on a fully diluted basis, to acquire up to 79% of our common stock outstanding immediately after the closing of the transaction;

•	the possible decline in the market price of the shares of our common stock caused by the sale by shareholders of their shares as a result of the perceived risk of dilution of the earnings per share and voting rights of our shareholders;

•	the possible engagement in short sales by third parties as a result of the possible perceived risk of dilution and decline in the market price of the shares of our common stock;

•	the fact that Coconut Palm would be purchasing a significant ownership interest which could effectively deter third parties from making an offer to acquire us after the closing of the transaction, which offer could involve a premium stock price or other benefits for shareholders or otherwise prevent changes in control or management of us after the closing of the transaction;

•	our new Pest and Termite Control Services Division management team may not be able to implement effectively our new pest and termite control services franchise; and

•	the risk that the benefits sought to be achieved in the transaction, including the successful implementation of our new Pest and Termite Control Services Division, will not be achieved.

     This discussion of information and factors considered by our Board of Directors is not intended to be exhaustive but is intended to summarize all material factors considered by our Board of Directors. In view of the wide variety of factors considered by our Board of Directors, our Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, after taking into account all of the factors set forth above, our Board of Directors has determined that the transaction is in our best interests and the best interests of our shareholders and that we should enter into the transaction.

Opinion of Financial Advisor to the Company

     Our Board of Directors retained Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations to express an opinion as to the fairness of the transaction. Advanced Business Valuations has been retained to render an opinion as to whether, on the date of such opinion, the transaction is fair, from a financial point of view, to our shareholders. For purposes of the transaction, the purchase price is comprised of: (i) $4.31 attributable to the shares of our common stock or the share consideration; (ii) $.032 attributable to the warrants to purchase one additional share of our common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years (the “First Tranche Warrants”); and (iii) $.037 attributable to the warrants to purchase one additional share of our common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years (the “Second Tranche Warrants”).

     On November 15, 2004, Advanced Business Valuations made a presentation to our officers and Audit Committee setting forth its financial analyses regarding the transaction. On November 16, 2004, Advanced Business Valuations made a subsequent presentation to our Board of Directors and rendered its oral opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase price is fair, from a financial point of view, to our shareholders. Subsequently, Advanced Business Valuations delivered its written opinion.

     The full text of the written opinion of Advanced Business Valuations, dated as of November 16, 2004, is attached as Annex A and is incorporated by reference into this proxy statement. Sunair and Advanced Business Valuations urge you to read the Advanced Business Valuations opinion carefully.

     No limitations were imposed by us on the scope of Advanced Business Valuations’ investigation or the procedures to be followed by Advanced Business Valuations in rendering its opinion. The Advanced Business Valuations opinion was for the use and benefit of our Board of Directors in connection with its consideration of the transaction and was not intended to be and does not constitute a recommendation to any of our shareholders as to how that shareholder should vote with respect to the transaction. Advanced Business Valuations was not requested to opine as to, and its opinion does not address, our underlying business decision to proceed with or effect the transaction. Further, Advanced Business Valuations was not asked to consider, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategy that might exist for us. Advanced Business Valuations was not engaged to seek alternatives to the transaction that might exist for us.

     In arriving at its opinion, Advanced Business Valuations took into account an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things: (i) reviewed a draft of the purchase agreement between us and Coconut Palm; (ii) reviewed publicly available financial information and other data with respect to our company, including the Annual Reports on Form 10-KSB for the years ended September 30, 2003, 2002 and 2001, Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2002, March 31, 2003, June 30, 2003, December 31, 2003, March 31, 2004, and June 30, 2004, and all Forms 8-K filed in the last eighteen month period ended October 31, 2004; (iii) reviewed and analyzed our unaudited financial statements for the year ended September 30, 2004; (iv) reviewed and analyzed the transaction’s financial impact on our book value and impact on our common shares outstanding; (v) reviewed and analyzed certain information related to the pest and termite control sector of the professional services industry; (vi) reviewed certain pest and termite control companies audited financial and other related public filings; (vii) considered our historical financial results and present financial condition; (viii) reviewed certain publicly available information concerning the trading of, and the trading market for, our common stock; (ix) reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to ours; (x) reviewed and analyzed certain financial characteristics of target companies in transactions where that target company was deemed to have characteristics comparable to ours; (xi) reviewed and analyzed our free cash flows and prepared discounted cash flow analysis; (xii) reviewed and analyzed our adjusted net book value; (xiii) reviewed and analyzed the premium implied by the share consideration; (xiv) reviewed and discussed with representatives of our management team certain financial and operating information furnished by them, including financial analyses with respect to our business and operations; (xv) inquired about and discussed the transaction and other matters related to the transaction with our management and Board of Directors; and (xvi) performed such other analyses and examinations as were deemed appropriate.

     In arriving at its opinion, Advanced Business Valuations relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and has further relied upon the assurances of our management team that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. Advanced Business Valuations did make a physical inspection of our properties and facilities in our Fort Lauderdale offices, however, Advanced Business Valuations did not make or obtain any evaluations or appraisals of our assets and liabilities (contingent or otherwise). Advanced Business Valuations assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. Advanced Business Valuations assumed that the transaction will be consummated substantially in accordance with the terms set forth in the draft purchase agreement, without any further amendments to the draft purchase agreement, and without our waiver of any of the conditions to any obligations or in the alternative that any of these amendments, revisions or waivers thereto will not be detrimental to the our shareholders.

     Advanced Business Valuations’ opinion is based upon market, economic and other conditions as they existed on, and could be evaluated as of, November 16, 2004. Accordingly, although subsequent developments may affect its opinion, Advanced Business Valuations has not assumed any obligation to update, review or reaffirm its opinion.

     The estimates contained in Advanced Business Valuations’ analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Advanced Business Valuations’ analyses and estimates are inherently subject to substantial uncertainty.

     Each of the analyses conducted by Advanced Business Valuations was carried out in order to provide a different perspective on the transaction, and to enhance the total mix of information available. Advanced Business Valuations did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the purchase price to our shareholders. Advanced Business Valuations did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, Advanced Business Valuations believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Advanced Business Valuations in connection with the preparation of its opinion.

     The financial reviews and analyses include information presented in tabular format. In order to fully understand Advanced Business Valuations’ financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Advanced Business Valuations’ financial review and analyses.

     Further, the summary of Advanced Business Valuations’ analyses described below is not a complete description of the analyses underlying Advanced Business Valuations’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Advanced Business Valuations made qualitative judgments as to the relevance of each analysis and factors that it considered.

     Pro Forma Review. Advanced Business Valuations analyzed the pro forma impact of the transaction (assuming 3,000,000 units acquired) to our book value and securities ownership. Advanced Business Valuations noted that our net book value per share would increase from $4.22 per share to $4.55 per share (excluding the additional proceeds from the exercise of the First Tranche Warrants and Second Tranche Warrants) and Coconut Palm would own approximately 43% of our company. Advanced Business Valuations also noted that if Coconut Palm acquires 3,000,000 units in the transaction and if both the First Tranche Warrants and Second Tranche Warrants are exercised, then our net book value per share would increase from $4.22 per share to $5.45 per share, and Coconut Palm would own approximately 69% of our company.

     Pest and Termite Control Sector Review. Advanced Business Valuations reviewed the characteristics of the pest and termite control sector with respect to its key operating characteristics, competitive landscape, comparable transactions, and comparable companies. Based on this review, Advanced Business Valuations made the following observations:

•	The pest and termite control services industry, a highly fragmented industry which is actively consolidating, represents $6.8 billion in annual revenues distributed among approximately 20,000 firms.

•	The sector is dominated by a number of large players (e.g. Terminix International, Orkin Pest Control, Ecolab Pest Elimination and others) who together make up a large percentage of the market. The remainder of the market consists of small companies with under $100 million in sales.

•	Competition in the market for pest and termite control services is strong, coming mainly from the larger noted companies and thousands of regional and local independently owned firms to homeowners who treat their own pest and termite control problems.

•	Revenue growth in the sector for the larger companies has been relatively flat in recent years, while the entire market growth rate is approximately 10% per year.

•	There are significant economies of scale advantages through the consolidation of pest and termite control companies.

•	There are no publicly listed companies in the United States that are exclusively engaged in the pest and termite control services industry. Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations reviewed the financial characteristics of several companies in the industrials-diversified commercial services industry, including The ServiceMaster Company, Ecolab, Inc., ABM Industries, and Carlisle Holdings Ltd. Advanced Business Valuations noted that the equity value-to-revenue multiples ranged from 1.04 to 2.23 times, and equity value to earnings multiples ranged from 22.90 to 29.91 times.

     Valuation Overview. The following table provides a summary of the range of indicated values for per share of our common stock for each of the analyses used by Advanced Business Valuations.

Indicated Equity Value
Methodology	Per Share
Comparable Transaction Analysis	$4.94 - $6.58
Discounted Cash Flow Analysis	$3.53 - $3.94
Adjusted Net Book Value Analysis	$4.28 - $4.55

     Financial Performance Analysis. Advanced Business Valuations undertook analyses of our historical and financial data in order to understand and interpret its operating and financial performance and strength.

     Advanced Business Valuations reviewed our historical financial data from our public filings for the three years ended September 30, 2003, 2002 and 2001, and the unaudited financial statements for the year ended September 30, 2004. The following discussion excludes our recent acquisition of Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc. (collectively, “Percipia”) in August 2004 for comparative purposes. Advanced Business Valuations noted the following:

     Balance sheet: Our balance sheet, as of the dates reviewed is strong. Our current ratio was approximately 17.3x, as of September 30, 2004. Our total liabilities over total assets ratio was approximately 0.13x as of September 30, 2004. As of September 30, 2004, we had approximately $10,233,000 of current assets against current liabilities of approximately $591,000. Our cash and cash equivalents position at September 30, 2004 was approximately $2,443,000, after excluding $1,500,000 of cash reserved for the acquisition of the assets of Telecom FM (which closed in October 2004). Our cash balance suggests that we are currently capable of meeting our current obligations.

     As of September 30, 2004, our current assets were approximately $10,233,000, consisting primarily of cash of approximately $2,443,000 (net of cash reserved for the acquisition of the assets of Telecom FM of $1,500,000), accounts receivable of approximately $1,094,000, inventory of $6,433,000 and $224,000 in interest receivable.

Based on Advanced Business Valuations review of the accounts receivable and inventory Advanced Business Valuations believe these balance appear reasonable as stated.

          As of September 30, 2004, our non-current assets consisted primarily of fixed assets of approximately $564,000 (net of accumulated depreciation) and $8,695,000 in other assets. These other assets were comprised of approximately $2,960,000 in investments of marketable securities, approximately $1,931,000 in investments in Percipia and Telecom FM, approximately $1,970,000 in loans to Percipia and $1,500,000 in cash reserved for the acquisition of the assets of Telecom FM.

          As of September 30, 2004, our current liabilities were approximately $591,000 and were primarily comprised of approximately $525,000 in accounts payable and $66,000 in taxes payable. As of September 30, 2004, we had $2,000,000 in bank debt, which we had recently obtained for the acquisition of the assets of Telecom FM in October 2004. Our shareholders’ equity was approximately $16,901,000 as of September 30, 2004.

          Income Statement Items: For the year ended September 30, 2004, we had total revenues of approximately $8,227,000, the cost of goods sold was approximately $4,670,000, operating expenses (excluding depreciation expense) was approximately $1,887,000 and depreciation expense was approximately $150,000. Our net income for the year ended September 30, 2004, was approximately $1,203,000 or 14.6% of total revenues. For the year ended September 30, 2003, we had total revenues of approximately $5,911,000, the cost of goods sold was approximately $3,293,000, operating expenses (excluding depreciation expense) was approximately $1,620,000 and depreciation expense was approximately $150,000. Our net income for the year ended September 30, 2003, was approximately $776,000 or 13.1% of total revenues.

          Market Performance Analysis. Advanced Business Valuations utilized a historical stock price analysis to review and compare our stock performance to the general market indices and a selected peer group. In addition, Advanced Business Valuations reviewed the liquidity of our common stock in the public trading markets.

          Advanced Business Valuations reviewed the daily closing market price and trading volume of our common stock over two time periods: (i) the two-year period ending October 31, 2004, and (ii) the last twelve months ended October 31, 2004. Advanced Business Valuations compared the daily closing market price performance of our common stock to the Russell 3000 Index (RUA) for both periods. Advanced Business Valuations also calculated total trading volumes at various closing price ranges. In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

          Advanced Business Valuations noted that during the two-year period ended October 31, 2004, our common stock:

•	experienced limited liquidity with the average and median daily number of shares traded equal to 6,527 and 3,000, respectively. It was further noted that on 38 trading days, or approximately 8% of the total trading days, there was no volume and on 121 trading days, or approximately 24% of the total trading days, the volume was below 1,000 shares traded per day;

•	ranged from as high as $7.80 to as low as $2.60, the average and median closing prices were $4.65 and $4.63, respectively and the closing price on October 31, 2004 was $4.89; and

•	increased 74.6%, while the Russell 3000 Index increased 28.5%.

          Advanced Business Valuations also noted that during the last twelve months ended October 31, 2004, our common stock:

•	experienced limited liquidity with the average and median daily number of shares traded equal to 8,189 and 3,800, respectively. It was further noted that on 12 trading days, or approximately 5% of the total trading days, there was no volume and on 48 trading days, or approximately 19% of the total trading days, the volume was below 1,000 shares traded per day;

•	ranged from as high as $7.80 to as low as $4.36, the average and median closing prices were $5.67 and $5.65, respectively and the closing price on October 31, 2004 was $4.89; and

•	increased 7.5%, while the Russell 3000 Index increased 7.7%.

          Selected Comparable Transaction Analysis. Advanced Business Valuations utilized the selected comparable transaction analysis, a market valuation approach, for the purposes of compiling precedent or comparable transaction statistics and developing valuation metrics based on the pricing in such transactions.

          Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquiror. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

          Advanced Business Valuations located two transactions announced since January 2001 involving target companies in related industries to ours and for which detailed financial information was available and 15 transactions announced since January 1997 involving target companies classified by Pratt’s Stats as being in the SIC code 3663- Radio and Television Broadcasting and Wireless Communications Equipment Manufacturing. The primary two transactions were Titan Corporation’s acquisition of Datron Systems, Incorporated in September 2001 and Raytheon Company’s acquisition of JPS Communications, Inc. in December 2002.

          Based on the information disclosed with respect to the targets in each of the comparable transactions, Advanced Business Valuations determined a range of indicated enterprise values for us by selecting a range of valuation multiples based on the comparable transactions, and then applied them to our common equity, FY2004 revenue, FY2004 EBIT and FY2004 earnings.

          Our unique characteristics, smaller size, historical performance and higher business risk characteristics would suggest we be valued below the average of the comparable transaction multiples.

          Based on the selected multiple ranges, Advanced Business Valuations calculated a range of equity values. Advanced Business Valuations calculated a range of indicated equity values per share of between $4.94 and $6.58 after including $3.5 million in additional equity value for certain investments in subsidiaries and based on 4,152,570 shares of common stock issued and outstanding on a fully diluted basis.

					Indicated
					Equity Value
	Statistic	Selected Multiple			Per Share
	$ (000)	Low	–	High	Low	–	High
Equity Value Multiple
Common Equity	$16,900	1.34x	–	2.71x	$6.38	–	$11.95
FY2004 Revenue	$8,227	0.50x	–	1.83x	$1.91	–	$4.54
FY2003 EBIT	$1,741	11.78x	–	11.78x	$5.86	–	$5.86
FY2003 Earnings	$1,203	16.54x	–	16.54x	$5.71	–	$5.71
Enterprise Value Multiple
FY2004 Revenue	$8,227	1.97x	–	1.97x	$4.82	–	$4.82
Indicated Reference Range-Average					$4.94	–	$6.58

          None of the comparable transactions are identical to the transaction. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

          Discounted Cash Flow Analysis. Advanced Business Valuations utilized the discounted cash flow analysis (“DCF”), an income valuation approach, in order to develop valuation metrics based on the present value of expected perpetual returns.

          In performing the analysis, Advanced Business Valuations obtained from our management team projections for the 3 year period ending September 30, 2007.

          To estimate the future net cash flow attributable to the equity investors, the following components of cash flow were considered: net cash flow from operating activities, investing activities and financing activities. This analysis considered operating income before taxes, interest expense, taxes, non-cash items (e.g., depreciation and amortization expense), capital expenditures, incremental working capital and long-term debt.

          A company’s expected cash flow can be separated into two time periods and the company’s value is defined as follows: the present value of the cash flow during the projected period plus the company’s terminal value. The second term in this equation is the company’s continuing value. Using simplifying assumptions about the company’s performance during this period permits us to estimate continuing value instead of having to forecast in detail the company’s cash flow over an extended period. The terminal value is of great importance because it often accounts for a large percentage of the total value of the company.

          To calculate the terminal value Advanced Business Valuations use the principles of the Gordon Growth Model, which expressed in a formula are as follows:

          Terminal Value = FCF / (K – g)

Where:

FCF =	the normalized level of free cash flow in the last year of the projections terminal growth rate multiplied by the expected
K =	the discount rate or the WACC (defined below).
g =	the expected terminal growth rate.

          Once the net debt free cash flow was estimated these amounts were discounted back to present value using the company’s estimated weighted cost of capital (“WACC”). The WACC is representative of the company’s total cost of capital. The WACC provides the expected rate of return for the company based on the average proportions of debt (“D”) and equity (“E”) in the company’s capital structure, current market yield on equity (“re”) and the current yield on the long-term debt (“rd”) by one minus the tax rate (“1-T”) of the company. The weighted debt and equity costs are combined in the WACC equation as follows:

          WACC = E(re) + D(rd)(1-T)

          After giving due consideration to various traditional models for determining the required equity rate of return, Advanced Business Valuations employed the Build-Up Model. The Build-Up Model equation used in practice is as follows:

          re = Rf1 + (E[Rm] – Rf2) +size premium + a

Where:

re =	equity rate of return or discount rate.
Rf1 =	the risk free rate as of the valuation date (20 year Treasury Bonds).
E[Rm-Rf2] =	the expected return on the market in excess of the historical risk free rate.
a =	specific company risk premium and industry risk premium.

          The WACC vary among particular sizes and types of businesses and from one period of time to another. In determining the WACC, Advanced Business Valuations has considered many of the factors effecting our present and future operations. Advanced Business Valuations has reflected on both the systematic and unsystematic risk factors. That is, Advanced Business Valuations has considered the risk involved in operating such a company in the present-day business, market, economic and demographic environments. Systematic risk is the portion of the risk that is related to movements in the general market rather than to the industry-specific or company-specific factors. Unsystematic risk is that portion of the risk that relates to the specific industry or company rather than the general marketplace.

          In addition to the basic rate, a Specific Risk Premium and Industry Risk Premium was added ranging from 0% to 2%. A specific risk premium and industry risk premium allows for the special risk characteristics of the specific business not accommodated by the general risk premium. In this adjustment Advanced Business Valuations consider, among other things, adjustments for competition, financial strength, Management’s ability and depth, profitability, stability of earnings and national and local economics and industry risks.

          Based on Advanced Business Valuations’ review of the industry and economic data and their discussions with our management team, Advanced Business Valuations believe a 4.0% growth rate is appropriate in estimating the terminal value.

          Based on our financial position, our historical and projected growth, our risks factors, our level of debt, Advanced Business Valuations study and analytical review procedures and all other facts Advanced Business Valuations deem relevant, Advanced Business Valuations has determined a reasonable estimate of the WACC to be between 17% and 19%.

          Advanced Business Valuations estimated the indicated market value of our invested capital by discounting back to present value the net debt free cash flow. This indicated value was then reduced by our interest bearing debt, which was assumed to be zero for purposes of this computation.

          Advanced Business Valuations then determined a range of indicated equity values of $14.6 million to $16.3 million after including $3.5 million in additional equity value for certain investments in subsidiaries and the cash assumed collected on the diluted options of approximately $328,000. Advanced Business Valuations derived a range of indicated equity values per share of between $3.53 and $3.94 based on 4,152,570 shares of common stock issued and outstanding on a fully diluted basis.

          Adjusted Net Book Value Analysis. An adjusted book value analysis utilizes a company’s most recent balance sheet to estimate the current realizable market value of the company’s assets. A company’s financial statements, including the balance sheet, are prepared according to generally accepted accounting principles and generally reflect historical cost amounts and do not reflect current market value.

          Based upon discussions with our management team, Advanced Business Valuations applied a range of expected realizations from our assets assuming they were properly marketed over a reasonable period of time. The following adjustments were made:

•	Prepaid and other assets reflect our inability to either recover or sell the assets.

•	Property, plant and equipment reflect proceeds from sales.

•	Our investment in Percipia and Telecom FM reflects our ability to either convert to cash or sell the investments.

•	Our ability to either convert to cash or sell the our high frequency single sideband communications business.

•	Increase in other current liabilities represents the taxes payable on the sale of our high frequency single sideband communications business and the sale of the building and other fixed assets.

•	Assume the exercising of 145,950 stock options at $2.25 per option.

          Advanced Business Valuations determined the adjustments to net book value to range between approximately $3.2 million and $4.4 million. As such, the range of indicated values was approximately $20.1 million to $21.3 million. Advanced Business Valuations then assumed realization costs of 2.5% of total assets to reflect legal, accounting, and other disposal costs. Additionally, based upon discussions with Management, Advanced Business Valuations determined that it would take on average one year to complete the realization of value from our assets. Assuming a discount rate of 10%, Advanced Business Valuations calculated a range of indicated equity values per share of between $4.28 and $4.55 based on 4,152,570 shares of common stock issued and outstanding on a fully diluted basis.

          The adjustments may not anticipate all the economic, socioeconomic, political, market or legal factors that impact realizable values. The net book value analysis involves complex considerations and judgments concerning realization and timing that could affect indicated values.

          Advanced Business Valuations performed a variety of financial and comparative analyses for the purpose of rendering the Advanced Business Valuations opinion. While the foregoing summary describes all material analyses and factors reviewed by Advanced Business Valuations with our Board of Directors, it does not purport to be a complete description of the presentations by Advanced Business Valuations or the analyses performed by Advanced Business Valuations in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, Advanced Business Valuations may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Advanced Business Valuations’ view of our actual value. In performing its analyses, Advanced Business Valuations made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Advanced Business Valuations are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Advanced Business Valuations’ analysis of the fairness of the purchase price, from a financial point of view, to our shareholders, and were provided to our Board of Directors in connection with the delivery of Advanced Business Valuations’ opinion.

          As part of its financial advisory services, Advanced Business Valuations receives a fee in connection with the preparation and issuance of its opinion in the amount of $50,000 plus all out of pocket expenses. The total consulting fees plus out of pocket expenses as of the date of this proxy statement is $50,812. The fee paid in connection with the preparation and issuance of its opinion was recommended by Advanced Business Valuations and accepted by us. In addition, we have agreed to indemnify Advanced Business Valuations for certain liabilities that may arise out of the rendering of the opinion. Advanced Business Valuations is a valuation/financial advisory firm that, as part of its business, regularly is engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Advanced Business Valuations does not beneficially own any interest in us, nor has Advanced Business Valuations maintained any material relationships with us, aside from normal valuation business services provided to nor, nor is any material relationship between us and Advanced Business Valuations mutually understood to be contemplated other than as described in this proxy statement.

     Based on the foregoing, including the opinion of Advanced Business Valuations, our Board of Directors has unanimously approved and adopted the transaction, and determined that it is in best interests of our company and the best interests of our shareholders to issue to Coconut Palm up to 5,000,000 shares of our common stock and up to an additional 10,000,000 shares of our common stock upon the exercise of warrants issued to Coconut Palm, and unanimously recommends that you vote FOR this Proposal 1.

     The affirmative vote of the majority of the votes cast by the holders of our common stock present or represented by proxy and voting on the matter is required to approve this Proposal 1.

PROPOSAL NO. 2

Increase in the Size of our Board of Directors from 5 to 7 Members

          In connection with the transaction, we have agreed to increase the size of our Board of Directors from 5 to 7 members, and to allow Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”) to nominate 1 additional director to fill the newly created vacancy, which such nominee will be elected by a majority vote of our Board of Directors within 30 days of the Annual Meeting of Shareholders (the “Annual Meeting”), as provided by our bylaws.

          Our Articles of Incorporation provide that our Board of Directors must consist of no less than 3 and no more than 11 members, and that such number may be set from time to time in accordance with our bylaws. Our bylaws provide that the number of directors on our Board of Directors must be determined by our shareholders. Our Board of Directors presently consists of 5 members. Therefore, we are seeking shareholder approval to fix the size of our Board of Directors at 7 members.

          In addition, if Steven P. Oppenheim, who is one of the director nominees, is elected by our shareholders at the Annual Meeting, he will resign from our Board of Directors upon the closing of the Transaction, and Coconut Palm will have the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation, which such nominee will be elected by a majority vote of our Board of Directors within 30 days after the vacancy is created, as provided by our bylaws.

          The affirmative vote of a majority of the votes cast by holders of our common stock present or represented by proxy and voting on the matter is required to approve this Proposal 2.

          Our Board of Directors has determined that it is in best interests of our company and the best interests of our shareholders to fix the size of our Board of Directors at 7 members, and unanimously recommends that you vote FOR this Proposal 2.

PROPOSAL NO. 3

Amendment to our Articles of Incorporation

          As a result of the shift in focus of our business, as contemplated in the purchase agreement between us and Coconut Palm Capital Investors II, Ltd., we have agreed to amend our Articles of Incorporation to: (i) change our corporate name from Sunair Electronics, Inc. to Sunair, Inc.; (ii) change the description of the general nature of our business from the electronics industry to any business permitted by law; and (iii) increase the number of our authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock.

          We have agreed to amend Article I of our Articles of Incorporation in its entirety to read as follows:

“ARTICLE I

NAME

The name of the corporation shall be SUNAIR, INC.”

We have also agreed to amend Article II of our Articles of Incorporation in its entirety to read as follows:

“ARTICLE II

GENERAL NATURE OF BUSINESS

The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act, as amended from time to time.”

We have further agreed to amend Article III of our Articles of Incorporation in its entirety to read as follows:

“ARTICLE III

AUTHORIZED STOCK

1. Authorized Stock. The total number of shares which this corporation is authorized to issue is one hundred and eight million (108,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.10 per share (“Common Stock”), and eight million (8,000,000) shares shall be preferred stock, no par value per share (the “Preferred Stock”).

2. Common Stock. Subject to the requirements of law, these Articles of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or amending any series of the Preferred Stock, the holders of Common Stock shall (i) in the event of any liquidation, dissolution or other winding up of the corporation, whether voluntary or involuntary, and after all holders of the Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Stock; and (ii) after payment in full of all dividends to which holders of the Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors out of funds legally available therefor. Except as otherwise required by law and the provisions of these Articles of Incorporation, as amended from time to time, and except as provided by the resolution or resolutions of the Board of Directors creating or amending any series of Preferred Stock, the holders of Common Stock possess full voting power for the election of directors and for all other purposes, and each holder thereof shall be entitled to one vote for each share held of record by such holder on all matters on which shareholders generally are entitled to vote.

3. Preferred Stock. The Preferred Stock shall be issued in one or more series. The Board of Directors of the corporation is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:

(a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(b) the annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

(d) the preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation;

(e) the voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

(f) the right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

(g) any other relative rights, preferences and limitations of that series.”

          A copy of the entire text of the Articles of Amendment to our Articles of Incorporation, which sets forth the amendments discussed above is attached as Annex C to this proxy statement. The above description of the amendments to our Articles of Incorporation is a summary only and you should read the proposed amendments that are attached to this proxy statement in their entirety.

          Our Board of Directors is empowered to authorize the issuance of shares of our common stock. Of the 25,000,000 shares of our common stock presently authorized for issuance, [4,014,870] shares of our common stock were issued and outstanding as of the record date and [145,950] shares are reserved for issuance upon exercise of options granted under our existing equity compensation plan. If the transaction is approved, we may issue to Coconut Palm up to a total of 5,000,000 shares of our common stock, and will reserve up to 10,000,000 shares of our common stock for issuance upon exercise of the warrants that will be issued to Coconut Palm. In addition, we have agreed to reserve: (i) 500,000 shares of our common stock for issuance upon the conversion of options that will be issued to Messrs. Hayes, Karnes and Slott, in connection with entering into their respective employment agreements with us upon the closing of the transaction; (ii) an aggregate of 60,000 shares of our common stock for issuance upon the conversion of options that will be issued to 3 of our current directors outside of our existing stock option plan, if our shareholders approve Proposal 5; and (iii) 800,000 shares of our common stock for issuance upon the conversion of options that may be issued under the 2004 Plan, if our shareholders approve Proposal 6. Accordingly, if the transaction and Proposals 5 and 6 are approved, assuming the issuance of all shares of common stock that will be reserved for future issuance, we will have issued [20,520,820] of the 25,000,000 shares of our common stock currently authorized for issuance, leaving only [4,479,180] shares authorized for subsequent issuance. If this Proposal 3 is approved, approximately [79,479,180] shares of our common stock will be available for future issuance, in addition to the shares currently issued or reserved for issuance. The additional 75,000,000 shares of our common stock would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding. Future issuances of our common stock could result in dilution to our existing shareholders.

          Of the 2,000,000 shares of our preferred stock presently authorized for issuance, no shares were issued and outstanding as of the record date, and no shares were reserved for issuance. If this Proposal 3 is approved, 8,000,000 shares of preferred stock will be available for future issuance. Our Board of Directors will be expressly authorized to issue the shares of preferred stock in one or more series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series.

          Our Board of Directors believes that it is in our best interest to increase the authorized number of shares of our capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock, so that there will be a substantial number of authorized but unissued shares of our capital stock available for issuance, from time to time, in the discretion of our Board of Directors, and in such amounts, for such purposes and on such terms as our Board of Directors may from time to time determine, without further shareholder approval except as may be required by applicable laws, rules and regulations. Our Board of Directors believes that an increase in the authorized shares of our capital stock will give us added flexibility to act in the future with respect to equity offerings, acquisitions, financing programs, stock dividends or splits, corporate planning and other corporate transactions without delay and expense of shareholder action each time an opportunity requiring the issuance of shares may arise. In addition, our proposed strategy for entering into the pest and termite control services industry, as described in this proxy statement, may require us to enter into acquisitions, the consideration for which may be shares of our capital stock.

          In addition to these corporate purposes, an increase in the number of authorized shares of our capital stock could be used to make more difficult a change in control of our company. Under some circumstances our Board of Directors could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of us by causing such shares of our capital stock to be issued to a holder or holders who might side with our Board of Directors in opposing a takeover bid that our Board of Directors determines is not in our best interests and the best interests of our shareholders. Furthermore, the existence of these additional authorized shares of our capital stock might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of our capital stock, to acquire control of our company, because the issuance of these additional shares of our capital stock could dilute the stock ownership of such person or entity. We are not aware of any of these actions that may be proposed or pending.

          Under Section 607.1002 of the Florida Business Corporation Act, our Board of Directors may adopt one or more enumerated amendments to our Articles of Incorporation without shareholder action (i.e., extending the duration of our corporation, deleting information that is solely of historical interest, changing our corporate name by substituting “Inc.” for a similar word or abbreviation in the name, etc). Because the proposed amendments to our Articles of Incorporation are out of the purview of Section 607.1002, such amendments must instead be adopted by a two-step process involving, first the recommendation by our Board of Directors and, second, approval by our shareholders, pursuant to Section 607.1003 of the Florida Business Corporation Act. If the amendments to our Articles of Incorporation are approved at the Annual Meeting of Shareholders, they will become effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of Florida, which is expected to be accomplished as promptly as practicable after such approval is obtained.

          The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the matter is required to approve this Proposal 3.

          Our Board of Directors has determined that it is in best interests of our company and the best interests of our shareholders to amend our Articles of Incorporation, and unanimously recommends that you vote FOR this Proposal 3.

PROPOSAL NO. 4

Election of Directors

          We are also seeking shareholder election of 6 members to our Board of Directors, provided our shareholders approve Proposal 2 in this proxy statement, with the 1 additional newly created vacancy to be filled by a Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”) nominee within 30 days of the Annual Meeting of Shareholders (“Annual Meeting”), as provided by our bylaws. In addition, if Steven P. Oppenheim, who is one of the director nominees, is elected by our shareholders at the Annual Meeting, he will resign from our Board of Directors upon the closing of the Transaction, and Coconut Palm will have the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation, which such nominee will be elected by a majority vote of our Board of Directors within 30 days after the vacancy is created, as provided by our bylaws.

          If elected, each of the nominees, other than Mr. Oppenheim, shall serve until the 2005 Annual Meeting of Shareholders, expected to be held in January 2006, or until their successors have been duly elected and qualified.

          Messrs. Richard C. Rochon and Mario B. Ferrari, each of whom is a nominee and affiliate of Coconut Palm, as well as Michael D. Herman, Arnold Heggestad, Ph.D., James E. Laurent and Steven P. Oppenheim, have been nominated to serve as our directors. We have no reason to believe that any of these nominees will not be a candidate or will be unable to serve as director. However, in the event that any nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of the person or persons as shall be nominated by our Board of Directors with the consent of Coconut Palm.

          Messrs. Herman, Heggestad, Laurent and Oppenheim are current members of our Board of Directors.

          Gerard P. Laheney, a current member of our Board of Directors, has informed us that he does not intend to run for re-election to our Board of Directors.

          The election of Messrs. Rochon and Ferrari to our Board of Directors, as Chairman and Vice Chairman, respectively, the resignation of Mr. Oppenheim from our Board of Directors and the filling of any vacancies by Coconut Palm nominees, are contingent upon the closing of the transaction. If the transaction does not close, the election of Messrs. Rochon and Ferrari to our Board of Directors will not go into effect, Mr. Oppenheim will not resign from our Board of Directors, and no vacancies will be filled by Coconut Palm nominees.

Nominees

          Michael D. Herman, 47, became the Chairman of our Board of Directors on November 6, 2003 pursuant to a stock purchase agreement entered into on August 14, 2003 and completed November 6, 2003. From 1992 until 1999 Mr. Herman was, and since December, 2003 Mr. Herman has been, Chairman and majority stockholder of Telematrix, Inc., a Colorado Springs, CO based designer and marketer of a wide range of telephones and peripheral equipment for the commercial, residential and hospitality markets worldwide. From 1999 until November 2003 he was a private investor.

          Arnold Heggestad, Ph.D., 61, was appointed to our Board of Directors on March 11, 2003. Dr. Heggestad is the Holloway Professor of Finance and Entrepreneurship at the University of Florida and has been at the University since 1974. Dr. Heggestad has served as Chairman, Department of Finance, Insurance and Real Estate, Associate Dean, College of Business Administration, Director of the Center for Financial Institutions, Executive Director, University of Florida Research Foundation, Associate Vice-President of Entrepreneurial Programs in the Office of Research. Dr. Heggestad is a director of Intrepid Capital Management, Inc. He has been very active in public service and has served both public and private interests in a number of capacities.

          James E. Laurent, 68, has served on our Board of Directors since December 1, 2000 and became President of our company on October 1, 2000 and Chief Executive Officer on December 1, 2000. Mr. Laurent previously served as Vice-President of Marketing for our company beginning in 1988. After retirement from the United States

Air Force in 1978, he held management positions for sales and marketing in the communications-electronics field for international and U.S. government and military market segments.

          Steven P. Oppenheim, 58, was appointed to our Board of Directors in January 2004. Mr. Oppenheim is the President and owner of Oppenheim & Associates, Miami, FL, which, since 2002 has provided a wide range of consulting and strategic planning services to a diversified international clientele in the U.S., Europe and Latin America. Mr. Oppenheim holds a Juris Doctor Degree and maintained his own law firm from 1975 until 2001. From 1973 to 1975 he was tax supervisor for Coopers & Lybrand, CPA’s. Mr. Oppenheim serves in various officer capacities for several multinational companies or affiliates involving U.S business. He serves as a Director of the International Advertising Association and as a Director and Vice President of the British American Chamber of Commerce. He previously served as a Director of the French-American Chamber of Commerce, Italy-America Chamber of Commerce, and European-American Chamber of Commerce.

          Richard C. Rochon, 47, is currently Chairman and Chief Executive Officer of Royal Palm Capital Partners LLLP, a private investment and management firm. Previously, Mr. Rochon served for 14 years as President of Huizenga Holdings, Inc. a management and holding company owned by H. Wayne Huizenga. Mr. Rochon was a 17 year veteran of the Huizenga organization, joining in 1985 as Treasurer and promoted to President in 1988. Huizenga Holdings’ investments included several publicly-held companies that became market leaders in their respective industries, including Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc. Mr. Rochon has also served as sole director for many of Huizenga Holdings’ portfolio companies and has served as Vice Chairman of Huizenga Holdings. Mr. Rochon continues to serve as a director of publicly-held Devcon International Corp., Century Business Services, Inc. and Bancshares of Florida, Inc. From 1979 until 1985 Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand. L.L.P. Mr. Rochon received his B.S. in Accounting from Binghamton University (formerly State University of New York at Binghamton) in 1979 and his Certified Public Accounting designation in 1981.

          Mario B. Ferrari, 27, is currently a principal with Royal Palm Capital Partners, LLLP, a private investment and management firm, joining in 2002. He continues to serve as a director of publicly-held Devcon International Corp. Previously, he worked as an investment banker with Morgan Stanley & Co. from 2000 to 2002, where he served as a founding member of the Private Equity Placement Group. Previously from 1997 thru 1999, Mr. Ferrari was co-founder of PowerUSA, LLC, a retail energy services company. Mr. Ferrari received his B.S. in Finance and International Business, magna cum laude, from Georgetown University.

          If elected, these nominees will assume office upon the completion of the transaction. All nominees, other than Mr. Oppenheim, will hold office until the 2005 Annual Meeting of Shareholders, expected to occur in January 2006, or until their successors have been duly elected and qualified.

Information Regarding our Board of Directors and Committees of our Board of Directors

          Attendance at Board of Directors and Committees Meetings

          During the 2004 fiscal year, our Board of Directors held 8 meetings and the Audit Committee held 9 meetings. Attendance was 100% at of our Board of Directors meetings and 100% at the Audit Committee meetings.

          Directors’ Fees

          Directors who are not full-time employees of our company were paid an annual retainer in 2004 of $20,000, payable quarterly, an attendance fee of $1,000 for each meeting of our Board of Directors, plus travel expenses incurred in connection therewith, and a fee of $1,000 for participation in Board of Directors and committee meetings held telephonically. The Audit Committee consists of two non-management Board of Directors members, who are paid $1,000 each for each committee meeting. Directors who are full-time employees of our company are not paid any fees or additional remuneration for services as members of our Board of Directors or any committee thereof.

          Committees and Meetings of our Board

          Our Audit Committee is the sole functioning committee of our Board of Directors. For more information about our Audit Committee and its Audit Committee Report, see “Audit Committee” beginning on page 58.

          We do not have a standing nominating committee or committee performing similar functions because we believe that as a small business issuer, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. In addition, because Mr. Herman owns a majority of our common stock, we are not required under the rules of the American Stock Exchange to have a separate nominating committee. At this time our Board of Directors does not have a policy with regard to the consideration of any director candidates recommended by shareholders because historically we have not received recommendations from our shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be overly burdensome.

          In making its nominations, our Board of Directors identifies candidates who meet the current challenges and needs of our Board of Directors. In determining whether it is appropriate to add or remove individuals, our Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, our Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background and experiences. Our Board of Directors uses multiple sources for identifying and evaluating nominees for directors including referrals from current directors and input from third party executive search firms.

          Nominations of Specified Directors to our Board of Directors and Additions to our Management Team

          As a result of Coconut Palm’s desire that it be provided with sufficient ability to monitor and protect its investment, our Board of Directors has approved the nominations of Messrs. Rochon and Ferrari to our Board of Directors, as Chairman and Vice Chairman, respectively.

          As to Messrs. Rochon and Ferrari, see “Nominees” on page 31. See also “Relationship of Richard C. Rochon and Mario B. Ferrari to Coconut Palm Capital Investors II, Ltd. on page 48.

          In addition, John J. Hayes will become our President and Chief Executive Officer, and Donald K. Karnes and David M. Slott will become executive officers of our newly created Pest and Termite Control Services Division after the closing of the transaction. Messrs. Hayes, Karnes and Slott previously served as senior executives with TruGreen, a division of The ServiceMaster Company, a national service company that provides residential and commercial customers pest and termite control services.

          Each of Messrs. Hayes, Karnes and Slott will enter into an employment agreement with us, which, by its terms, will be effective upon, and only upon, the closing of the transaction. We anticipate the aggregate compensation for this management team will be approximately $975,000 in annual salary plus options to purchase 500,000 shares of our common stock at an exercise price of $5.00 per share, which such options will be granted outside our stock option plan. Messrs. Hayes, Karnes and Slott will also be entitled to participate in our equity-based compensation plans and shall be entitled to other employee benefits to the same extent as our other similarly situated senior executives participate after the closing of the transaction.

          Each of the employment agreements has a term of 3 years; however, such term may be further extended by us and the respective employee in writing in a separate signed instrument. Either we or the respective employee may terminate his employment agreement upon 60 days prior notice. However, if we terminate any employment agreement without cause, or any employee terminates his employment agreement with cause, we are required to pay such employee severance payments at the rate of his salary in effect on the date of termination for 2 years. In the event of specified changes in control of our company, all options previously granted to the employees will automatically vest and if any employee terminates his employment with us with cause within one year of a specified change in control, he will be entitled to the 2 years of severance payments. However, no transaction will be considered to be a change in control for purposes of triggering these severance obligations if the transaction in question involves a pest and termite control services company or relates to any existing or former business segment or division in which we operate, or if the change in control is procured, directly or indirectly, by the employee,

Richard C. Rochon, Mario B. Ferrari, Coconut Palm, any then existing executive officer or director of ours or any former executive director or officer previously affiliated with us during the 6 month period prior to the specified change in control and/or any affiliates of the foregoing. Each employee will be further subject to a 2 year noncompete covenant to the extent his employment is terminated in a manner that does not entitle him to the severance payments described above. Each employee will also be subject to a 2 year noncompete covenant to the extent his employment is terminated in a manner that does entitle him to the severance payments described above; however, if we fail to make these severance payments, such employee’s noncompete obligations will no longer be in effect.

          On December 10, 2004, The ServiceMaster Company (“ServiceMaster”) filed a suit against Messrs. Hayes, Karnes and Slott. We are not a party to this action. ServiceMaster alleged in its complaint that Messrs. Karnes and Slott had breached certain non-compete agreements with TruGreen and that Hayes had induced Karnes and Slott to breach these agreements. The complaint alleges that all three individuals had breached fiduciary duties owed to ServiceMaster, that the three individuals had usurped certain corporate opportunities and misappropriated trade secrets and that the three individuals would interfere with ServiceMaster’s business relations with it customers and employees. The suit seeks to enjoin the named parties from performing services of any kind for any entity, including our company, planning to provide pest and termite control services. A hearing on this matter was first held on December 10, 2004. At this hearing, the Court restrained the named individuals from soliciting for employment any person who is, or with three months of the proposed hiring date was, an employee of TruGreen or it affiliates, including but not limited to Terminix, and from using or disclosing ServiceMaster’s confidential information or trade secrets. The Court refused, however, to restrain the named individuals from (i) pursuing acquisitions of pest and termite control businesses identified as potential acquisition candidates, or (ii) performing, encouraging or inducing others to perform services for any entity, including our company, or from performing services competitive with those provided to TruGreen or it affiliates, including Terminix. A full evidentiary hearing on ServiceMaster’s motion to enjoin the named individuals will be held on January 24, 2005. The purchase agreement contains a closing condition that the referenced individuals have not been enjoined from performing the contemplated services for the Pest and Termite Control Services Division. Although we and Coconut Palm have indicated our intent to consummate the transaction regardless of the outcome of the January 24, 2005 evidentiary hearing, either we or Coconut Palm may attempt to terminate the transaction if the hearing results in an injunction against Messrs. Karnes, Slott and Hayes.

          John J. Hayes, 52, has served as executive vice president of TruGreen Companies (2000-2004), and has held various other executive roles with TruGreen Companies since 1975. Mr. Hayes will be employed as our President and Chief Executive Officer.

          Donald K. Karnes, 54, has served as president of TruGreen Group (2001-2004), President of Terminix and TruGreen Group (1996-2000), and president and chief operating officer of TruGreen ChemLawn (1991-1996), and has held various other executive roles since 1979. Mr. Karnes will be employed as Chief Operating Officer of the newly formed Pest and Termite Control Services Division.

          David M. Slott, 46, has served as president and chief operating officer of TruGreen ChemLawn (2002-2004), chief operating officer of TruGreen Companies (2001-2002), president and chief operating officer of TruGreen ChemLawn (1996-2000), and has held other executive roles since 1981. Mr. Slott will be employed as President of the newly formed Pest and Termite Control Services Division.

          Although we are not involved with the distribution of the units or the securities comprising the units to the partners of Coconut Palm, Coconut Palm has advised us that it anticipates distributing certain warrants issued in the transaction to Messrs. Rochon and Ferrari. Coconut Palm has informed us that the warrants to be issued to these persons are for purposes of providing management and other services to Coconut Palm and to induce these individuals to become involved in the strategic oversight of our company.

          The affirmative vote of a plurality of the votes cast by our shareholders is required to approve the election of each of the nominees set forth in this Proposal 4. You may vote in favor of, or you may withhold your vote from, the nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

          Our Board of Directors unanimously recommends that you vote FOR the election of each of the nominees set forth in this Proposal 4.

PROPOSAL NO. 5

Issuance of Options to 3 of our Current Directors

          On August 5, 2004, our Board of Directors approved the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors, Arnold Heggestad, Ph.D., Gerard P. Laheney and Steven P. Oppenheim, due to the contributions these individuals have made to our company. The options are exercisable at a price of $4.79 per share and expire on August 5, 2009. The options are non-qualified stock options that were granted outside our stock option plan.

          The rules of the American Stock Exchange require us to obtain shareholder approval for the issuance of any equity compensation arrangement pursuant to which our common stock, or options to acquire shares of our common stock, may be acquired by our officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by our Articles of Incorporation, except in limited circumstances, including any issuances: (i) to an individual, not previously an employee or director, as a material inducement to entering into employment with our company; (ii) pursuant to tax-qualified, non-discriminatory employee benefit plans; (iii) a plan or arrangement relating to an acquisition or merger; or (iv) generally issued to all of our security holders (such as a typical dividend reinvestment plan).

          Because the issuance of the option grants does not fit within one of the exceptions to the rules of the American Stock Exchange described above, we are seeking shareholder approval to ratify the issuance of the aggregate of 60,000 options to purchase shares of our common stock to Messrs. Heggestad, Laheney and Oppenheim.

          The affirmative vote of the majority of the votes cast by the holders of our common stock present or represented by proxy and voting on the matter is required to approve this Proposal 5.

          Our Board of Directors believes that it is in best interests of our company and the best interests of our shareholders to issue stock options to Messrs. Heggestad, Laheney and Oppenheim outside our stock option plan, and unanimously recommends that you vote FOR this Proposal 5.

PROPOSAL NO. 6

Approval of Our 2004 Stock Incentive Plan

          On December 15, 2004, our Board of Directors approved the 2004 Stock Incentive Plan (the “2004 Plan”), subject to our shareholders’ approval. We are seeking shareholder approval of the 2004 Plan under this Proposal 6. Our Board of Directors unanimously recommends that the shareholders approve the 2004 Plan.

The 2004 Plan

          Our Board of Directors believes that our future success will be enhanced by our ability to maintain a competitive position in attracting, retaining and motivating individuals through the use of restricted stock, stock options and other equity-based awards. Our existing equity compensation plan has only limited shares available. The utility of our existing equity compensation plan is also restricted by limitations on the types of grants authorized and the eligible recipients of certain awards thereunder. As a result, our Board of Directors approved the 2004 Plan to replace our existing equity compensation plan, subject to the approval of our shareholders. Awards to be granted under the 2004 Plan are expected to consist primarily of restricted stock and stock options. The 2004 Plan will permit the granting of other forms of equity (i.e., restricted stock, restricted stock units, performance shares and performance units), as well as stock options, provide us with a reasonable number of shares to utilize (subject to strict limitations on the amount of grants during a fiscal year) and replace our existing equity compensation plan. Upon approval of the 2004 Plan, no additional grants will be made under our existing equity compensation plan.

          The description of the 2004 Plan below is a summary of its principal provisions and is qualified in its entirety by reference to the 2004 Plan, a copy of which is attached hereto as Annex D.

          Purpose

          The purpose of the 2004 Plan is to enable us to offer employees and non-employee directors stock options, restricted stock, other equity awards and other performance-based stock incentives. The Company believes this will help it attract, retain and reward its employees and non-employee directors. If the 2004 Plan is approved, equity-based awards will no longer be permitted to be granted under the existing equity compensation plan.

          Administration

          The 2004 Plan will be administered by a committee of our Board of Directors (the “Committee”), consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act and Section 162(m) of the Code, a non-employee director under Rule 16b-3 and an outside director under Section 162(m) of the Code. With respect to the application of the 2004 Plan to non-employee directors, the Committee is our Board of Directors. If no Committee exists, the functions of the Committee will be exercised by our Board of Directors.

          The Committee has the full authority to administer and interpret the 2004 Plan, to grant discretionary awards under the 2004 Plan, to determine the persons to whom awards will be granted, to determine the number of shares of our common stock to be covered by each award (subject to the individual participant limitations provided in the 2004 Plan), to prescribe the form of instruments evidencing awards and to make all other determinations and to take all such steps in connection with the 2004 Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

     The terms and conditions of individual awards will be set forth in written agreements consistent with the 2004 Plan. Awards under the 2004 Plan may not be made on or after the tenth anniversary of the date the 2004 Plan is approved by our shareholders, but awards granted prior to such date may extend beyond that date.

          Eligibility and Types of Awards

          Under the 2004 Plan, non-employee directors and employees of our company and our subsidiaries are eligible to be granted stock options (incentive and non-qualified), restricted stock, restricted stock units, performance shares, performance units, stock awards and other stock-based awards. Eligibility for awards under the 2004 Plan is determined by the Committee, in its sole discretion. As of the date of this proxy statement, no awards have been granted under the 2004 Plan.

          Available Shares

          A maximum of 800,000 shares of our common stock may be issued pursuant to awards granted under the 2004 Plan. The maximum number of shares of our common stock subject to an option that may be granted under the 2004 Plan during any fiscal year to any individual is 80,000 shares. The maximum number of shares of our common stock subject to performance shares, restricted stock units and awards of common stock that may be granted under the 2004 Plan during any fiscal year to any individual is 80,000. In the case of performance units, a maximum value of the performance units granted during any fiscal year to any individual is $1,000,000.

          The Committee may, in accordance with the terms of the 2004 Plan, make appropriate adjustments to the number of shares of our common stock available for the grant of awards and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares (and certain other events affecting our capital structure or business).

          Awards Under the 2004 Plan

          Stock Options. The 2004 Plan authorizes the Committee to grant stock options to purchase shares of our common stock to employees and non-employee directors of our company or any of our subsidiaries. Option grants may be in the form of incentive stock options (“ISOs”) or non-qualified stock options, provided that options granted to non-employee directors and employees of its subsidiaries that do not qualify as a “subsidiary corporation” (within the meaning of Section 424 of the Code) may only be non-qualified stock options. The Committee will determine the number of shares of our common stock subject to each option, the term of each option (which may not exceed ten years, or five years in the case of an ISO granted to a 10% shareholder), the exercise price, any vesting schedule, and the other material terms of each option. No ISO may have an exercise price less than the fair market value of our common stock at the time of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value). Unless the Committee determines otherwise at the time of grant, options will vest and become exercisable in equal annual installments over four years following the grant date, subject to acceleration provisions (if any) as determined by the Committee. Options will remain exercisable for such times and be subject to such terms as determined by the Committee at grant. Upon the exercise of an option, the option holder must make payment of the full exercise price, either: (i) in cash, certified or cashier’s check, bank draft or money order; (ii) to the extent permitted by law and the Committee, through a “cashless exercise sale and remittance procedure” by the delivery of irrevocable instructions to a broker reasonably acceptable to us to deliver promptly to us an amount equal to the aggregate purchase price; (iii) in shares of our common stock (which have been owned by the participant for a period of time as may be required by applicable accounting standards to avoid a charge to our earnings); (iv) to the extent permitted by law and the Committee, by delivery of a promissory note to us on such terms as the Committee shall specify or (v) on such other terms and conditions as may be acceptable to the Committee.

          Restricted Stock. The 2004 Plan authorizes the Committee to award restricted stock to employees and non-employee directors. Recipients of restricted stock enter into an agreement with us subjecting the shares to restrictions and providing the criteria or dates on which such restrictions lapse. Restricted stock may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. Unless otherwise provided in an award agreement, restricted stock shall vest in equal installments over 3 years following the grant date.

          Restricted Stock Units. The 2004 Plan authorizes the Committee to award restricted stock units to employees and non-employee directors. A restricted stock unit is a unit of measurement equivalent to one share of our common stock that becomes nonforfeitable upon satisfying certain terms and conditions, as determined by the Committee. A restricted stock unit does not have any of the attendant rights of a shareholder, except it may have certain dividend rights as specified in the grant. A restricted stock unit may be distributed in our common stock and/or cash as determined by the Committee at the time of grant or if not specified at grant, at time of distribution. Restricted stock units may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. Unless otherwise provided in an award agreement, restricted stock units will vest in equal installments over 3 years following the grant date.

          Performance Shares and Performance Units. The 2004 Plan authorizes the Committee to grant performance shares to employees and non-employee directors entitling them to receive a fixed number of shares of our common stock or the cash equivalent, as determined by the Committee, upon the attainment of performance goals. The Committee may also grant performance units to employees and non-employee directors entitling them to receive a value payable in cash or shares of our common stock, as determined by the Committee, upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code).

          Stock Awards. The 2004 Plan authorizes the Committee to grant stock awards to employees and non-employee directors. A stock award is an outright grant of our common stock or a grant of our common stock that is made in settlement of an award granted under another plan sponsored by us.

          Other Stock-Based Awards. The 2004 Plan authorizes the Committee to grant awards of our common stock and other awards to employees and non-employee directors that are valued in whole or in part by reference to, or are payable in or otherwise based on, our common stock and may be granted either alone or in addition to or in tandem with stock options, restricted stock, performance shares or performance units.

          Performance Goals

          As noted above, performance-based awards granted under the 2004 Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals which have been established by the Committee. These performance goals will be based on one or more of the following criteria (including ratios in respect of certain of the following criteria) selected by the Committee: (i) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization) or the attainment of certain target levels of, or a specified decrease in, the ratio of debt to EBITDA; (ii) the attainment of certain target levels of, or a specified increase in, our enterprise value or value creation targets; (iii) the attainment of certain target levels of, or a percentage increase in, our after-tax or pre-tax profits including, without limitation, that attributable to our continuing and/or other operations; (iv) the attainment of certain target levels of, or a specified increase relating to, our operational cash flow or working capital, or a component thereof; (v) the attainment of certain target levels of, or a specified decrease relating to, our operational costs, or a component thereof; (vi) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of our long-term or short-term public or private debt or other similar financial obligations of our company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vii) the attainment of a specified percentage increase in earnings per share or earnings per share from our continuing operations; (viii) the attainment of certain target levels of, or a specified percentage increase in, our net sales, revenues, net income or earnings before income tax or other exclusions; (ix) the attainment of certain target levels of, or a specified increase in, our return on capital employed or return on invested capital; (x) the attainment of certain target levels of, or a percentage increase in, our after-tax or pre-tax return on shareholder equity; (xi) the attainment of certain target levels in the fair market value of our common stock; and (xii) the growth in the value of an investment in our common stock assuming the reinvestment of dividends.

          In addition, such performance goals may be based upon the attainment by a subsidiary, division or other operational unit of our company of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by our company (or a subsidiary, division or other operational unit of our company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may (i) designate additional business criteria upon which the performance goals may be based, (ii) modify, amend or adjust the business criteria specified in the 2004 Plan or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

          Change in Control

          Upon a change in control of our company (as defined in the 2004 Plan), the Committee may (i) vest awards, (ii) terminate all outstanding awards; provided, that each participant will have a reasonable period of time to exercise all of his or her awards in full (without regard to any restrictions on exercisability), and/or (iii) terminate awards and provided that each participant will be entitled to an amount of cash equal to the excess of the change in control price (as defined in the 2004 Plan) of the shares of our common stock covered by such awards, over the aggregate exercise price of such awards.

          Amendment and Termination

          Notwithstanding any other provision of the 2004 Plan, our Board of Directors may at any time amend, in whole or in part, any or all of the provisions of the 2004 Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, provided further, that shareholder approval shall be required for any amendment (i) that changes the class of individuals eligible to receive awards under the 2004 Plan, (ii) that increases the maximum number of shares of our common stock in the aggregate that may be subject to awards that are granted under the 2004 Plan (except as otherwise permitted under the 2004 Plan); (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which our common stock may be listed or traded, or (iv) if such amendment eliminates a requirement provided in the 2004 Plan that our shareholders must approve an action to be undertaken under the 2004 Plan.

          Nontransferability

          Generally, awards granted under the 2004 Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Committee may provide that an award is transferable to certain “family members.”

          Material U.S. Federal Income Tax Consequences

          The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2004 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

          THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

          Incentive Stock Options.

          Under current federal income tax laws, the grant or exercise of an ISO generally has no income tax consequences for the optionee or us. However, the amount by which the fair market value of our common stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item for purposes of alternative minimum tax.

          The aggregate fair market value of our common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

          The sale of our common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of our company (or any “subsidiary”) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of our common stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted, or (ii) within one year after the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon the exercise of an ISO, nor upon a subsequent disposition of the shares of our common stock, unless the disposition occurs prior to the expiration of the holding period described above.

          In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the fair market value of our common stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of either holding period described above, we will be entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

          Non-Qualified Stock Options.

          In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and we will not receive a deduction at the time of such grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price. Upon a subsequent sale of our common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

          Section 162(m) of the Code.

          Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to shareholders in its proxy statement under the Exchange Act by reason of such employee being among the four highest compensated officers for the taxable year (other than the chief executive officer). Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on preestablished performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $1,000,000. It is intended that certain awards under the 2004 Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

          Parachute Payments.

          In the event that the payment of any award under the 2004 Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the participant, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the company and the participant would be subject to a 20% excise tax on such portion of the payment.

          Tax Consequences for Non-U.S. Taxpayers.

          Tax consequences for non-U.S. taxpayers will vary depending upon the tax laws of foreign jurisdictions.

          Future Plan Awards.

          Because future awards under the 2004 Plan will be based upon prospective factors including the nature of services to be rendered and a recipient’s potential contributions to the success of our company, actual awards cannot be determined at this time.

          The affirmative vote of the majority of the votes cast by the holders of our common stock present or represented by proxy and voting on the matter is required to approve this Proposal 6.

          Our Board of Directors believes that it is in best interests of our company and the best interests of our shareholders to approve our 2004 Stock Incentive Plan, and unanimously recommends that you vote FOR this Proposal 6.

OTHER INFORMATION ABOUT THE TRANSACTION

Completion of the Transaction; Effective Time; Timing

          The purchase agreement provides that the issuance of shares of our common stock in connection with our proposed sale of units to Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”) will be effected if our shareholders vote to approve and authorize Proposals 1, 2 and 3 set forth in this proxy statement (such proposals are collectively referred to as the “Transaction”), and other conditions stated in the purchase agreement have been satisfied. If the shareholders vote for the election of the nominees described in Proposal 4, the effective time of the election of the Coconut Palm nominees will be the date on which the transactions contemplated by the purchase agreement are completed. We have also agreed to allow Coconut Palm to nominate 2 additional directors to fill certain vacancies on our Board of Directors, including the 1 additional newly created vacancy if our shareholders vote to approve Proposal 2 in this proxy statement, and the vacancy created by Mr. Oppenheim’s resignation upon the closing of the Transaction. Each of the nominees will be elected by a majority vote of our Board of Directors within 30 days of the creation of each of the respective vacancies, as provided by our bylaws.

          We have agreed that we will file with the Securities and Exchange Commission a registration statement registering the resale of the shares of common stock and the shares of common stock underlying the warrants issued to Coconut Palm not later than 60 days after the closing of the Transaction. We have further agreed to use our reasonable best efforts to cause this registration statement to become effective no later than 60 days after it has been filed with the Securities and Exchange Commission. For more information, see “Registration Rights” on page 47.

Interests of Certain Persons in the Transaction

          Members of our management team and our Board of Directors may have interests in the Transaction that are in addition to their interests as our shareholders generally. Our Board of Directors was aware of these interests and considered them in approving the Transaction.

          Additional Registration Rights. Our Chairman, Michael D. Herman, and, if Proposal 5 is approved, 3 other members of our Board of Directors, Arnold Heggestad, Ph.D., Gerard P. Laheney, and Steven P. Oppenheim, will be granted registration rights which will permit them to register for resale their shares of common stock (and the shares of our common stock underlying their options), along with and to the same extent as, the shares of our common stock (and the shares of our common stock underlying the warrants) being acquired by Coconut Palm. For more information, see “Registration Rights” on page 47.

          Executive Employment Agreements. In order to continue the growth of our high frequency single sideband communications business, each of: (i) James E. Laurent, our current President and Chief Executive Officer; (ii) Synnott B. Durham, our current corporate Secretary and Chief Financial Officer; and (iii) Henry A. Budde, our current Vice President of Operations, will enter into an employment agreement with us, which, by its terms, will be effective upon, and only upon, the closing of the Transaction. Mr. Laurent will serve as the President of the high frequency single sideband communications business, and we anticipate the aggregate compensation to be paid to Mr. Laurent to be approximately $152,500 in annual salary. Mr. Durham will serve as the Vice President of Finance of the high frequency single sideband communications business, and we anticipate the aggregate compensation to be paid to Mr. Durham to be approximately $125,000 in annual salary. Mr. Budde will serve as the Vice President of Operations of the high frequency single sideband communications business, and we anticipate the aggregate compensation to be paid to Mr. Budde to be approximately $125,000 in annual salary. Messrs. Laurent, Durham and Budde will also be entitled to other employee benefits to the same extent as our other similarly situated senior executives participate after the closing of the Transaction. In addition, we anticipate that each of Messrs. Laurent, Durham and Budde will be granted 20,000 options at the beginning of each year during the term of their respective employment agreements, which such options will be granted under the 2004 Plan (provided our shareholders approve Proposal 6) and will vest and become exercisable at the end of each year during the term of their respective employment agreements. Each of the employment agreements will have a term of 2 years. If we terminate any employment agreement without cause, we will be required to pay such employee severance payments at the rate of his salary in effect on the date of termination for a period of 6 months and his options will vest and become exercisable upon the effective date of such termination.

Description of the Purchase Agreement

          The following summary of terms of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the purchase agreement, which is included as Annex B to this proxy statement. We urge you to carefully read the purchase agreement in its entirety.

          Purchase Price

          If our shareholders approve the Transaction, subject to specified conditions, we will issue and sell to Coconut Palm up to a total of 5,000,000 units at a purchase price of $5.00 per unit as follows: (i) 3,000,000 units for an aggregate purchase price of $15,000,000; and (ii) at the option of Coconut Palm, up to an additional 2,000,000 units for an aggregate purchase price of up to $10,000,000.

          Under the purchase agreement, Coconut Palm is obligated to purchase only 3,000,000 units at the closing, subject to the satisfaction of specified conditions. Coconut Palm has the right, but not the obligation, to elect to purchase up to 2,000,000 additional units within 5 days prior to the closing of the Transaction. The closing of the purchase of the 2,000,000 additional units is anticipated to occur at the same time as the closing of the 3,000,000 units; however, if, despite our best efforts, we and Coconut Palm are unable to close on the purchase of the 2,000,000 additional units at such time, then we and Coconut Palm may mutually agree on a closing date which may not be later than 7 business days after the closing of the 3,000,000 units.

          Each unit will consist of the following:

•	one share of our common stock;

•	a warrant to purchase one additional share of our common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and

•	a warrant to purchase one additional share of our common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years.

          The aggregate purchase price is to be paid through a wire transfer to an account designated by us.

          Coconut Palm has advised us that, at some time after the closing of the Transaction and from time to time, it may separate the shares of common stock and warrants comprising the units into the securities that comprise them. There are no prohibitions against this separation in the transaction documents so long as the separation and subsequent distribution is in compliance with applicable securities laws.

          Representations and Warranties

          The purchase agreement contains representations and warranties provided by Coconut Palm as to the following:

•	opportunity to obtain and acquire access to information in order to evaluate the proposed investment;

•	opportunity to ask questions concerning the terms and conditions of the purchase agreement and the shares;

•	understanding of any risks inherent in the investment;

•	level of financial sophistication;

•	lack of intent to acquire the shares with a view to distribution of the shares to anyone;

•	qualifications as an “accredited investor” as this term is used in Rule 501 of the Securities Act of 1933, as amended;

•	awareness of restrictions on the transferability of the shares;

•	awareness of the application of the securities laws to future resales of the shares;

•	authorization, execution and enforceability of the purchase agreement;

•	lack of reliance on any advertisement or other form of public solicitation in participating in the purchase of the shares;

•	acknowledgement of our reliance on representations and warranties;

•	lack of a conflict caused by the execution, delivery and performance of the purchase agreement; and

•	compliance with applicable securities laws in connection with the Transaction and any subsequent transfers of the units or securities comprising the units.

          The purchase agreement also contains representations and warranties provided by us as to the following:

•	organization, good standing and capitalization;

•	authorization, execution and enforceability of the purchase agreement;

•	legality of the issuance of the units and the securities comprising the units;

•	lack of a conflict caused by the execution, delivery and performance of the purchase agreement;

•	availability and accuracy of reports and other documents filed with the Securities and Exchange Commission;

•	financial statements;

•	subsidiaries;

•	lack of material adverse effect since June 30, 2004;

•	compliance with environmental laws;

•	rights to intellectual property;

•	compliance with applicable securities laws and American Stock Exchange requirements in connection with the Transaction;

•	compliance with applicable tax laws;

•	compliance with applicable permit and licensing regulations;

•	insurance;

•	real estate;

•	compliance with the Foreign Corrupt Practices Act and similar laws;

•	solvency;

•	extension of loans to officers and directors;

•	compliance with the Sarbanes-Oxley Act of 2002;

•	eligibility to file with the Securities and Exchange Commission a registration statement on Form S-3 for purposes of registering the resale of the shares of common stock underlying the units; and

•	lack of necessity to register under the Securities Act of 1933 the issuance of the units to Coconut Palm.

          Conditions to Closing

          The closing of the Transaction contemplated by the purchase agreement is subject to the satisfaction or waiver of the following conditions: (i) shareholder approval of the Transaction, including expanding our Board of Directors from 5 to 7 members, amending our Articles of Incorporation and election of the Coconut Palm nominees, (ii) the absence of a withdrawal of the approval of the Transaction by our Board of Directors in the event our Board of Directors determines this withdrawal is required by its fiduciary duties to our shareholders, (iii) receipt of necessary governmental and/or regulatory filings, approvals or required third party consents of both parties, (iv) receipt of satisfactory legal opinions of our counsel and counsel for Coconut Palm, (v) the absence of the occurrence of any material adverse event affecting us, our business, Coconut Palm or Coconut Palm’s principals, and the filing with the Secretary of State of Florida by us of Articles of Amendment to our Articles of Incorporation effecting the change of our corporate name to Sunair, Inc., authorizing our company to conduct any business to the extent permitted by law and increasing the number of our authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock, (vi) we shall have entered into employment agreements with Donald K. Karnes, David M. Slott and John J. Hayes, provided such individuals have not been enjoined from performing the contemplated services for the Pest and Termite Control Services Division, and (vii) we shall have received executed employment agreements from our President and Chief Executive Officer, James E. Laurent and our Chief Financial Officer, Synnott B. Durham.

          Covenants

          The purchase agreement also contains covenants that require us to:

•	Adopt and pursue the following strategies and objectives:

o	Diversifying our operations into the pest and termite control services sector;

o	Targeting potential acquisitions of pest and termite control services companies in the United States and its territories that would provide a critical mass from which we may grow organically and through acquisitions;

o	Financing the growth of our new Pest and Termite Control Services Division by accessing the equity and debt capital markets to the extent access to such markets is deemed to be favorable by our Board of Directors; and

o	Use of the proceeds solely in furtherance of the above strategies and objectives and any other expenditures that may be reasonably incidental to the furtherance of these strategies.

•	Nominate Richard C. Rochon and Mario B. Ferrari for election to our Board of Directors.

•	Reserve a sufficient number of shares for issuance upon the exercise of the warrants.

•	Submit the Transaction for approval at the Annual Meeting of Shareholders.

•	Comply with applicable federal and state securities laws and the rules and regulations of the American Stock Exchange with respect to the issuance of the securities comprising the units.

•	Not enter into any transactions with our affiliates prior to the closing of the Transaction, except those transactions which have been disclosed to Coconut Palm or which Coconut Palm agrees to in writing or which are permitted by our Code of Ethical Conduct or applicable law and the rules and regulations of the Securities and Exchange Commission and the American Stock Exchange.

•	Not solicit or negotiate competing proposals unless our Board of Directors determines these activities are required by its fiduciary duties to our shareholders.

•	Pay or reimburse all fees and expenses incurred by Coconut Palm in connection with the Transaction, including investment banking, legal, accounting, attorneys’, consultants’ and other professional fees.

•	Enter into employment agreements with our current President and Chief Executive Officer, James E. Laurent, and our current corporate Secretary and Chief Financial Officer, Synnott B. Durham, which such executive officers will continue to oversee our high frequency single sideband communications business.

•	Enter into an employment agreement with Donald K. Karnes, as our President and Chief Executive Officer, and employment agreements with David M. Slott and John J. Hayes, as executive officers of the newly created Pest and Termite Control Services Division.

•	Enter into a management services agreement with an affiliate of Coconut Palm, RPC Financial Advisors, LLC, to provide management services for our Pest and Termite Control Services Division.

•	Divest ourselves of certain non-core assets acquired in connection with our purchase of: (i) Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc.; and (ii) the assets of Telecom FM.

          Registration Rights

          The purchase agreement provides that the issuance of the shares of common stock or the shares underlying the warrants which comprise the units will not be registered under the Securities Act of 1933, as amended, and that, accordingly, the shares will not be freely tradable, and will be restricted securities with associated limitations on the ability of Coconut Palm to transfer these shares. However, we have agreed to file a registration statement on Form S-3 to register the resale of both the shares of common stock issued to Coconut Palm under the purchase agreement and any shares of common stock issuable upon exercise of the warrants issued to Coconut Palm under the purchase agreement. We are required to file this registration statement with the Securities and Exchange Commission, as soon as practicable, but no later than 60 days after the closing of the Transaction. Furthermore, Coconut Palm has agreed to allow us to register for resale the following shares, to the same extent as the shares of our common stock being acquired by (and the shares of our common stock underlying the warrants being acquired by) Coconut Palm: (i) certain shares of our common stock held by our Chairman, Michael D. Herman, up to an amount equal to the number of shares purchased by Coconut Palm; (ii) 190,000 shares of our common stock issued in connection with our acquisition of Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc.; and (iii) if Proposal 5 is approved, the 60,000 shares of our common stock issuable upon conversion of the stock options issued to 3 of our current directors.

          Our Board of Directors determined Mr. Herman and 3 other members of our Board of Directors, Arnold Heggestad, Ph.D., Gerard P. Laheney and Steven P. Oppenheim, should also be granted this ability due to the contributions these individuals have made to our company.

          The registration rights agreement allows for specified “deferral periods” in which we may delay the filing or effectiveness of the registration statement or the disclosure of material non-public information in the event the filing, effectiveness or disclosure is determined to be materially disadvantageous to us. We are entitled to no more than two deferral periods in any twelve-month period and any deferral period may not exceed 45 days.

          Indemnification and Insurance

          We and Coconut Palm each agree to indemnify and hold harmless the other for any losses we incur due to (i) untrue statements of a material fact or omissions to state a material fact required to make the statements made not misleading provided to each other for purposes of filing the registration statement we are required to file or (ii) the breach of any representation, warranty, covenant or agreement in the purchase agreement. This indemnification obligation is subject to a $15,000,000 limit on liability as well as a $100,000 threshold, below which neither party is obligated to satisfy any liability.

Relationship of Richard C. Rochon and Mario B. Ferrari to Coconut Palm Capital Investors II, Ltd.

          Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”) has informed us that: (i) Richard C. Rochon is the sole stockholder of Coconut Palm Capital Investors II, Inc., which is the general partner of Coconut Palm; (ii) Mr. Rochon and Mario B. Ferrari are both officers and directors of, Coconut Palm; (iii) Coconut Palm is an affiliate of Royal Palm Capital Partners, LLLP (“Royal Palm”); (iv) Messrs. Rochon and Ferrari are officers of Royal Palm; (v) and Royal Palm is a private equity investment and management firm led by Mr. Rochon. Messrs. Rochon and Ferrari have informed us that they both expect to receive distributions of units from Coconut Palm under the terms of the internal organizational documents of Coconut Palm. Coconut Palm has informed us that certain of the warrants to be issued to these persons are for purposes of providing management and other services to Coconut Palm and to provide strategic oversight of our new Pest and Termite Control Services Division strategy. In performing these services, these individuals will also be assisting us, and we believe that we will also be a beneficiary of these services. As to Richard Rochon and Mario Ferrari, see “Nominees” on page 31.

          Coconut Palm has also informed us that Messrs. Rochon and Ferrari are expected to retain the power to vote and dispose of the securities remaining with Coconut Palm and are thus attributed beneficial ownership of all of these securities. Coconut Palm has agreed that any distributions it makes to anyone, including its partners, must be in compliance with applicable securities laws. We will sell the units to Coconut Palm at fair value and record the cash received for the warrants as additional-paid-in-capital at the time of closing.

Description of the Warrant Agreements

          The following summary of terms of the warrant agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the warrant agreements, a form of which is included as Annex E to this proxy statement. We urge you to carefully read the form of warrant agreement in its entirety.

          The form of warrant agreement contemplates two tranches of warrants, all to be issued as part of the units. The tranches differ only in terms of their respective exercise prices and terms and specified anti-dilution adjustments. One tranche of warrants which is exercisable for 1 share of our common stock for every unit has an exercise price of $6.00 per share and a term of 3 years. A second tranche of warrants which is exercisable for 1 share of our common stock for every unit has an exercise price of $7.00 per share and a term of 5 years.

          The warrants provide for two forms of exercise:

          (i) a cash exercise whereby the holder exercises the warrant by paying to us the product of the number of shares of our common stock underlying the warrant and the exercise price per share of the warrant; and

          (ii) a “broker-assisted exercise” in which the holder shall be permitted to exercise a portion of the warrants, sell the underlying shares of our common stock using a broker and immediately apply the proceeds from the exercise to pay the exercise price of the exercised warrants as well as the exercise price of other warrants which the holder desires to exercise. We agree in the warrant to allow the issuance of the shares of common stock necessary to effect this broker-assisted exercise notwithstanding the fact that we would not receive the cash proceeds until after the sale of the underlying shares of common stock, subject to compliance with applicable law. The holder of the warrant agrees to indemnify us for any damages we incur due to the failure of the broker to remit these proceeds to us.

          The broker-assisted exercise may only be effected after six months have elapsed since the closing of the Transaction.

          The warrant provides that the exercise price shall be subject to adjustment, on a fully-diluted basis, in the event of any issuances of common stock (to a party other than the holder) at a price less than, or options and other convertible securities bearing an exercise price less than, the closing sales price of our common stock on the date of this subsequent issuance unless the issuance (i) has been approved by our Board of Directors, including one of Coconut Palm’s nominees, (ii) consists of an issuance of options under our stock option plan, or (iii) this issuance is in connection with any acquisition of another corporation by us if this acquisition is approved by our Board of Directors. This anti-dilution adjustment is effective only for the first 180 days following the closing of the Transaction and, with respect to convertible securities bearing an exercise price less than the closing sales price, applies only to the tranche of warrants bearing an exercise price equal to $6.00 per share. The warrant also provides for other customary anti-dilution adjustments to the exercise price in the event of stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, distributions and business combinations, as well as adjustments in the event of cash dividends and other specified distributions.

          The warrant provides that we may not effect any business combination unless the surviving company in this business combination assumes our obligations under the warrant.

Description of the Voting Agreement

          The following summary of terms of the voting agreement between Coconut Palm and Michael Herman does not purport to be complete and is qualified in its entirety by reference to the complete text of the voting agreement, which is included as Annex F to this proxy statement. We urge you to carefully read the voting agreement in its entirety.

          In connection with the purchase agreement, Coconut Palm and our Chairman, Michael D. Herman, who beneficially owns approximately 51% of our currently outstanding common stock, entered into a voting agreement, dated November 17, 2004. Pursuant to the terms of the voting agreement, Mr. Herman agreed to vote his beneficially owned shares of our common stock in favor of the issuance and sale of the units to Coconut Palm at the Annual Meeting of Shareholders and to grant Coconut Palm an irrevocable proxy to vote such shares of common stock: (i) in favor of the issuance and sale of the units to Coconut Palm, as contemplated by the purchase agreement; and (ii) against any actions or approval that could compete with or could serve to materially interfere with, delay, discourage adversely or inhibit the timely consummation of the issuance and sale of the units to Coconut Palm, as contemplated by the purchase agreement. The voting agreement also prohibits Mr. Herman from selling or transferring the shares of our common stock beneficially owned by him other than in certain permitted circumstances. The voting agreement contains customary representations regarding the beneficial ownership of our common stock by Mr. Herman. The voting agreement terminates upon the earlier to occur of: (i) the consummation of the transactions contemplated by the purchase agreement; (ii) any termination of the purchase agreement in accordance with its terms; or (iii) our Board of Directors’ withdrawal of its approval of the transactions contemplated by the purchase agreement pursuant to Section 8(n) of the purchase agreement.

Description of the Management Services Agreement

          We have also agreed, upon the closing of the Transaction, to enter into a 5 year management services agreement with an affiliate of Coconut Palm, RPC Financial Advisors, LLC (“RPC”), to provide management services for our Pest and Termite Control Services Division, pursuant to which we will pay a management fee during the first year of an amount equal to 1/16 times the aggregate purchase price paid for the units by Coconut Palm. Following the first year and thereafter, the management fee will be equal to 1% of the gross revenues from operations of our new Pest and Termite Control Services Division. Certain officers and directors of RPC will also serve as members of our Board of Directors upon the closing of the Transaction.

          Pursuant to the management services agreement, RPC will provide us with certain services including: (i) establishing certain office, accounting and administrative procedures; (ii) assisting us in trying to obtain financing relating to business operations and acquisitions; (iii) helping us in developing and implementing advertising, promotional and marketing programs; (iv) advising us with respect to securities matters and future acquisitions and dispositions; (v) assisting us in developing tax planning strategies; and (vi) formulating risk management policies. After the initial term of 5 years, the management services agreement shall be automatically renewed for successive 1 year terms, unless either RPC or we terminate the agreement upon 30 days notice. The management services agreement may be terminated at any time upon our mutual agreement with RPC, and may also be terminated for cause if any breach or default under the agreement is not cured within 30 days after receipt of written notice of such breach or default.

Consequences of the Proposals

          While the proposals in this proxy statement are being listed separately for purposes of voting, Proposals 1, 2 and 3 are all interdependent. Accordingly, obtaining the requisite shareholder approval for each such proposal is a condition precedent to the effectiveness of the other such proposals. In addition, that portion of Proposal 4 relating to the election of Messrs. Rochon and Ferrari to our Board of Directors, the resignation of Mr. Oppenheim from our Board of Directors and the filling of the 2 vacancies by Coconut Palm nominees (including the 1 additional newly created vacancy if Proposal 2 is approved by our shareholders, and the vacancy created by Mr. Oppenheim’s resignation), are each contingent upon the closing of the Transaction. If the Transaction does not close: (i) the election of Messrs. Rochon and Ferrari to our Board of Directors will not become effective; (ii) Mr. Oppenheim will not resign from our Board of Directors; and (iii) Coconut Palm will not fill any vacancies on our Board of Directors. That portion of Proposal 4 relating to the election of Messrs. Herman, Heggestad, Laurent and Oppenheim, Proposal 5, relating to the issuance of an aggregate of 60,000 options to purchase shares of our common stock to 3 of our current directors outside of our existing stock option plan, and Proposal 6, relating to the approval of our 2004 Stock Incentive Plan, are each independent of the other proposals in this proxy statement and will become effective, if approved, irrespective of whether our shareholders approve the Transaction.

          Further, if our shareholders fail to approve Proposals 1, 2 and 3 set forth in this proxy statement, we will be unable to issue shares of our common stock and warrants to purchase shares of our common stock to Coconut Palm and the Transaction contemplated by the purchase agreement will not be completed. In addition, because the election of Messrs. Rochon and Ferrari and the resignation of Mr. Oppenheim are conditioned upon the closing of the Transaction, Messrs. Rochon and Ferrari will not be elected to our Board of Directors, Mr. Oppenheim will not resign from our Board of Directors, and no vacancies will be filled by Coconut Palm, if Proposals 1, 2 and 3 are not approved. If we were to effect the sale and issuance of our shares of common stock to Coconut Palm in accordance with the terms of the purchase agreement in the absence of shareholder approval our common stock could be delisted from the American Stock Exchange due to the violation of 20% Rule. Consequently, obtaining this approval is a condition to the closing of the Transaction under the purchase agreement. In addition, if the foregoing fails to occur, we will not launch our new Pest and Termite Control Services Division, we will not increase the size of our Board of Directors from 5 to 7 members, and our Articles of Incorporation will not be amended. That portion of Proposal 4 relating to the election of Messrs. Herman, Heggestad, Laurent and Oppenheim, and Proposals 5 and 6 are each independent of the other proposals in this proxy statement and will become effective, if approved, irrespective of whether our shareholders approve the Transaction.

          If our shareholders approve Proposals 1, 2, 3 and 4, an aggregate of up to 5,000,000 additional shares of our common stock will be issued and outstanding and warrants to purchase up to an additional 10,000,000 additional shares of our common stock will be issued and outstanding, our Board of Directors will be increased from 5 to 7 members, the proposed amendments to our Articles of Incorporation will be in effect and the nominees (including the Coconut Palm nominees) will be elected to our Board of Directors. The additional shares of our common stock issued by us will dilute the percentage ownership of existing shareholders of our common stock and would, absent any further factors, reduce our earnings per share. The perceived risk of dilution may cause our shareholders to sell their shares, which would contribute to a downward movement in the market price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on the stock price could encourage third parties to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock. If the market price of our common stock does decline, this could further accelerate sales of our common stock. Ultimately, however, the extent of dilution to our shareholders with respect to earnings per share will depend on the actual results we achieve.

          Coconut Palm may acquire up to 5,000,000 shares of our common stock in the Transaction and, provided Coconut Palm purchases all 5,000,000 shares of our common stock, will be entitled to purchase up to an additional

10,000,000 shares of our common stock upon exercise of the warrants. Based on that number and the number of shares of our common stock outstanding on [January 7, 2005], the record date, if Coconut Palm: (i) purchases only the 3,000,000 units, Coconut Palm will acquire approximately 43% of our common stock outstanding immediately after the closing of the Transaction; (ii) exercises its option to purchase the 2,000,000 additional units, Coconut Palm will acquire approximately 56% of our common stock outstanding immediately after the closing of the Transaction. In addition, Coconut Palm will be entitled, on a fully diluted basis, to acquire up to: (i) 69% of our common stock outstanding immediately after the closing of the Transaction, upon exercise of the 6,000,000 warrants acquired in connection with the purchase of the 3,000,000 units; and (ii) 79% of our common stock outstanding immediately after the closing of the Transaction upon exercise of an additional 4,000,000 warrants, if Coconut Palm exercises its option to purchase the 2,000,000 additional units. If Coconut Palm were to: (i) exercise its option to purchase up to 2,000,000 additional units; (ii) exercise the warrants acquired with the 3,000,000 units or (iii) exercise the warrants acquired if it exercises its option to purchase the 2,000,000 additional units, it would have enough shares of our common stock to control our company.

          Coconut Palm has advised us that, at some time after the closing of the Transaction and from time to time, it may separate the shares of common stock and warrants comprising the units into the securities that comprise them. There are no prohibitions against this separation in the transaction documents so long as the separation and subsequent distribution is in compliance with applicable securities laws.

Future Plans

          Upon completion of the Transaction, we will implement our new Pest and Termite Control Services Division. We intend to use the proceeds from the sale of the units to fund initial acquisitions that have operations in the pest and termite control services sector to form the Pest and Termite Control Services Division. If we are successful in implementing this strategy, our new Pest and Termite Control Services Division will become our dominant operation. This will represent a fundamental shift in the nature of our business. In addition, the holdings of Coconut Palm on a fully diluted basis, taking into account exercise of all the warrants, would amount to control over us. As Coconut Palm is a partnership, it may ultimately distribute the units to its partners and/or principals, which may have the effect of eliminating any control Coconut Palm acquires. Coconut Palm has not informed us of any intent to distribute any of the units, or any portion of the securities comprising the units, to anyone other than Messrs. Rochon and Ferrari. Coconut Palm has agreed that any distributions it makes to anyone, including its partners, must be in compliance with applicable securities laws.

          We have also agreed, upon completion of the Transaction, to use our best efforts to enter into a definitive agreement as soon as practicable to divest ourselves of certain non-core assets acquired in connection with our purchase of: (i) Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc.; and (ii) the assets of Telecom FM, at a purchase price equal to the amount we paid for such assets plus the amount of any intercompany debt incurred and advances made in connection with such purchases. The non-core assets are currently held in separate wholly-owned subsidiaries.

Use of Proceeds

          The proceeds from the issuance and sale of up to 5,000,000 units to Coconut Palm will be used to implement the following strategies regarding formation of our new Pest and Termite Control Services Division:

•	Diversifying our operations into the pest and termite control services sector;

•	Targeting potential acquisitions, or initial acquisitions, of pest and termite control services companies in the United States and its territories that would provide a critical mass from which we may grow organically and through acquisitions; and

•	Expenditures that are reasonably incidental to the furtherance of these strategies.

          We anticipate that the initial acquisition(s) will be financed with a combination of equity and debt, with $1,000,000 million of our existing cash and the investment made by Coconut Palm in this Transaction. Covenants in the purchase agreement require us to pursue these specified proposed strategies in order to utilize the investment of Coconut Palm to begin our entry into the pest and termite control services industry. We are currently exploring avenues towards effecting these initial acquisitions; however, we cannot assure you that these efforts will result in the successful implementation of our new Pest and Termite Control Services Division.

     We also expect to use the proceeds from any exercise of the warrants for similar purposes.

Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995, or the Reform Act, provides a safe harbor for forward-looking statements made by or on behalf of our Company. We and our representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in this proxy statement. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions identify statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth our current directors and executive officers. Our directors are elected annually and hold office until their death, resignation, retirement, removal, disqualification, or the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. Our executive officers serve at the discretion of our Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our current Board of Directors consists of five persons.

Name	Age	Position
Henry A. Budde	52	Vice President of Operations
Synnott B. Durham	63	Chief Financial Officer
Michael D. Herman	47	Chairman of the Board
Arnold Heggestad, Ph.D.	61	Director
Gerard P. Laheney	66	Director
James E. Laurent	68	Director, President and Chief Executive Officer
Steven P. Oppenheim	58	Director

     Below is a summary of the business experience of our executive officers who do not serve on our Board of Directors. The business experience of the nominees to our Board of Directors appears under the caption “Nominees” beginning on page 31.

     Henry A. Budde, 52, has served as our Vice President of Operations since September 2000 directing product development, systems engineering and product manufacturing. Mr. Budde previously served as our Vice President of Engineering beginning in January 1999 and prior to that held various product development and engineering program management positions since 1974.

     Synnott B. Durham, 63, has served as our Corporate Secretary since 2003, our Chief Financial Officer since 1994, and has held various other executive roles with our company since 1979. Mr. Durham received his B.B.A in Accounting from Florida International University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the record date (or such other date indicated in the footnotes below), the number of shares beneficially owned prior to the Transaction, the number of shares beneficially owned immediately after completion of the Transaction, the percentage of ownership of our common stock prior to the Transaction and the percentage ownership of our common stock immediately after completion of the Transaction, assuming Coconut Palm acquires all 5,000,000 units, by the following: (i) each person known to us to own beneficially more than 5 percent of the outstanding shares of our common stock; (ii) each of our current directors (but does not take into account any options that would be granted to that nominee if Proposal 5 is approved at the Annual Meeting of Shareholders); (iii) each nominee for director (but does not take into account any options that would be granted to that nominee if Proposal 5 is approved at the Annual Meeting of Shareholders); (iv) each of our executive officers who had annual salary and bonus for 2004 in excess of $100,000, referred to in this proxy statement as the Named Executive Officers, including our President and Chief Executive Officer; and (v) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned (1)(2)
	Prior to Transaction			After Transaction
	Shares		Percent	Shares	Percent
Michael D. Herman (3)	2,056,700		51.3%	2,056,700	10.8%
Arnold Heggestad	8,000		*	8,000	*
Gerard P. Laheney	4,000		*	4,000	*
James E. Laurent	51,005	(4)	1.3%	51,005	*
Steven P. Oppenheim	0		*	0	*
Synnott B. Durham	46,900	(5)	1.2%	46,900	*
Henry A. Budde	50,000	(6)	1.2%	50,000	*
Richard C. Rochon (7)	0		*	15,000,000	78.9%
Mario B. Ferrari (7)	0		*	15,000,000	78.9%
All directors, director-nominees and executive officers as a group (9 persons)	2,216,605		55.2%	17,216,605	90.5%

*	Less than 1%.

(1) Except as otherwise indicated, the address of each person named in this table is c/o Sunair Electronics, Inc.,
3005 S.W. Third Avenue, Fort Lauderdale, Florida 33315.

(2) Unless otherwise noted, all persons have sole voting and investment power with respect to shares owned by them.

(3) The 2,056,700 shares of our common stock beneficially owned by Mr. Herman are subject to a voting agreement, under the terms of which Mr. Herman has agreed to vote such shares in favor of the Transaction.

(4) Includes 40,000 shares issuable upon exercise of currently exercisable options.

(5) Includes 46,900 shares issuable upon exercise of currently exercisable options.

(6) Includes 49,500 shares issuable upon exercise of currently exercisable options.

(7) Shares consist of all shares purchased by Coconut Palm (including all shares underlying warrants, all of which will be exercisable upon delivery). Assumes beneficial ownership of such shares is attributed to Messrs. Rochon and Ferrari. Messrs. Rochon and Ferrari disclaim beneficial ownership of these shares. The address for Messrs. Rochon and Ferrari is c/o Coconut Palm Capital Investors II, Ltd., 595 South Federal Highway, Boca Raton, Florida 33342.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10 percent shareholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of these reports furnished to us and representations that no other reports were required, during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with, except for one report on Form 4 that was not filed on a timely basis by our Chairman, Michael D. Herman, in connection with his acquisition of shares of our common stock in exchange for his shares of stock of Percipia, Inc.

EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer; and (ii) each of our other named executive officers who earned $100,000 or more during Fiscal 2004, 2003 and 2002 (the “Named Executive Officers”).

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and	Fiscal			Other Annual	Restricted	Options/	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation	Stock Awards	SARs	Payments	Compensation

James E. Laurent	2004	$137,500	None	None	None	None	None	None
President,	2003	$125,000	None	None	None	None	None	None
Chief Executive Officer	2002	$125,000	None	None	None	None	None	None

Synnott B. Durham	2004	$110,000	None	None	None	None	None	None
Chief Financial Officer	2003	$100,000	None	None	None	None	None	None
	2002	$100,000	None	None	None	None	None	None

Henry A. Budde	2004	$110,000	None	None	None	None	None	None
Vice-President	2003	$100,000	None	None	None	None	None	None
Operations	2002	$100,000	None	None	None	None	None	None

     Option Grants

     No options were granted during Fiscal 2004 to the Named Executive Officers.

     Aggregated Fiscal Year-End Option Value Table

     The following table sets forth, with respect to each of the Named Executive Officers, the number of share options exercised and the dollar value realized from those exercises during the 2004 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 30, 2004.

			Number of
			Securities Underlying Unexercised		Value of Unexercised In-the-
	Shares Acquired	Value	Options		Money Options
	on Exercise	Realized	at Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
James E. Laurent	10,000	30,950	40,000	0	119,200	0
Synnott B. Durham	3,100	15,265	46,900	0	139,762	0
Henry A. Budde	0	0	49,500	0	147,510	0

(1) The closing price for our common stock on September 30, 2004 was $5.23. Value is calculated by multiplying (a) the difference between $5.23 and the option exercise price by (b) the number of shares of our common stock underlying the options.

     Stock Option Plan

     We have a non-qualified stock option plan (the “Plan”) for key employees and have reserved 400,000 shares of our common stock for issuance under the Plan at an exercise price to be determined at time of grant. Options to purchase 270,000 shares at $2.25 per share have been issued to our key employees. During the fiscal years ended September 30, 2003 and 2004, 45,600 and 78,450 stock options were exercised respectively, and 145,950 stock options were exercisable at September 30, 2004.

     Securities Authorized for Issuance Under Equity Compensation Plans

     The following table sets forth information about our shares of common stock that may be issued upon exercise of options and other stock based awards under the Plan as of September 30, 2004.

Number of Securities
	Number of		remaining available
	Securities to be		for
	issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants,	options, warrants	securities reflected
Plan Category	and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity Compensation plans approved by shareholders	145,950	$2.25	130,000
Equity compensation plans not approved by shareholders (1)	0	$0.0	0
Total	145,950	$2.25	130,000

(1) Does not take into account any options that would be granted to our current directors if Proposal 5 is approved at the Annual Meeting of Shareholders.

CORPORATE GOVERNANCE

     We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the American Stock Exchange has recently enacted changes to its corporate governance and listing requirements which changes have been approved by the Securities and Exchange Commission. In response to these actions, our Board of Directors has initiated the below actions consistent with the new rules.

     Independent Directors

     Our Chairman, Michael D. Herman, currently owns 51.3% of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the American Stock Exchange listing standards and are not currently required to have independent directors comprise a majority of our Board of Directors.

     Code of Ethical Conduct

     We have adopted a Code of Ethical Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are bound by this Code of Ethical Conduct, violations of which may be reported to the Audit Committee. The Code of Ethical Conduct includes provisions applicable to our senior executive officers consistent with the Sarbanes-Oxley Act of 2002. This Code of Ethical Conduct is available on our website (www.sunairhf.com). We intend to post on our website amendments to or waivers from our Code of Ethical Conduct. Our internet website and the information contained in it are not incorporated into this proxy statement.

     Personal Loans to Executive Officers and Directors

     We comply with and will operate in a manner consistent with recently enacted legislation prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers.

     Communications with Shareholders

     Our Board of Directors provides a process for shareholders to send communications to the Board of Directors or any of the directors. Shareholders may send written communications to our Board of Directors or any the directors c/o our corporate Secretary c/o Sunair Electronics, Inc., 3005 S.W. Third Avenue, Fort Lauderdale, Florida 33315. All communications will be compiled by our corporate Secretary and submitted to our Board of Directors or the individual directors on a periodic basis. It is our policy that the directors who are up for election at the Annual Meeting of Shareholders attend the Annual Meeting of Shareholders. All of the nominees up for election at the 2003 Annual Meeting of Shareholders attended the 2003 Annual Meeting of Shareholders.

     Audit Committee

     Our Audit Committee is the sole functioning committee of our Board of Directors. It assists our Board of Directors in monitoring the integrity of our financial statements and compliance with requirements as set forth in the Statement of Auditing Standards. Its responsibilities include the maintenance of free and open communications among the directors, the Independent Auditors and financial management of our company.

     The members of our Audit Committee are Arnold Heggestad, Ph.D. and Steven P. Oppenheim. Dr. Heggestad and Mr. Oppenheim are each standing for election at the Annual Meeting of Shareholders. After reviewing the qualifications of the current members of our Audit Committee, and any relationships they may have with us that might affect their independence from us, our Board of Directors has determined that: (1) all current committee members are “independent” as that concept is defined in the applicable rules of the American Stock Exchange and the Securities and Exchange Commission; (2) all current committee members are financially literate, and (3) all current committee members qualify as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission. In making the determination as to Messrs. Heggestad’s and Oppenheim’s status as an audit committee financial expert, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules as well as the listing standards of the American Stock Exchange.

     Our Audit Committee and Board of Directors formally amended our Audit Committee Charter in July, 2004. The Audit Committee Charter establishes the qualifications, policies and responsibilities of the Audit Committee and its members. A copy of the amended Audit Committee Charter is attached as Annex G to this proxy statement

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with the independent auditors that firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

Respectfully Submitted:

Arnold Heggestad Steven P. Oppenheim

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

     There is no family relationship between or among any of our directors and executive officers.

Related Transactions

     On August 6, 2004, we acquired all of the outstanding stock of Percipia, Inc., an Ohio Corporation, and its wholly owned subsidiary, Percipia Networks, Inc. (collectively, “Percipia”), from the Percipia shareholders. The consideration paid consisted of $660,000 cash and 190,000 shares of our common stock. Our Chairman, Michael D. Herman, received $217,800 in cash and 73,326 (10% of which are subject to a hold-back for indemnity claims) shares of our common stock in exchange for his 55,182 shares of Percipia in connection with the acquisition. The terms of the transaction were determined in arm’s length negotiations between us and the Percipia shareholders and approved by the disinterested members of our Board of Directors and our Audit Committee. The Audit Committee received a fairness opinion from an investment banking firm stating that the total consideration to be paid in the transaction in exchange for Percipia’s stock was fair from a financial point of view to our shareholders and option holders. Also in connection with the acquisition, we agreed to liquidate approximately $1,600,000 of Percipia’s debt, representing substantially all of Percipia’s long term debt. This included satisfaction of notes held by Mr. Herman for approximately $607,000, including accrued interest.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Berenfeld, Spritzer, Schechter & Sheer was designated by our Board of Directors to audit the financial statements of our company and our subsidiaries for the fiscal year ended September 30, 2004. The firm and its predecessor, Puritz & Weintraub, has been our independent accountant since 1985.

     Representatives of Berenfeld, Spritzer, Schechter & Sheer are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Audit Fees

     The aggregate fees billed by our auditors for professional services rendered for Fiscal 2004 and 2003, including fees associated with the annual audit, the reviews of the consolidated financial statements included in our Forms 10-KSB, the reviews of the quarterly reports on Form 10-QSB, statutory audits, fees related to filings with the Securities and Exchange Commission and consultations on accounting issues and the application of new accounting pronouncements were approximately $51,400.00 and $38,500, respectively.

     Audit-Related Fees

     For Fiscal 2004 and 2003, our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.

     Tax Fees

     For Fiscal 2004 and 2003, our auditors did not bill any additional fees for professional services for tax compliance, tax advice, and tax planning.

     All Other Fees

     For Fiscal 2004 and 2003, our auditors did not bill any additional fees for any other non-audit services rendered to us, such as attending meetings and other miscellaneous financial consulting.

     Auditor Independence

     Our Board of Directors considers that the work done for us in the fiscal year ended September 30, 2004, by Berenfeld, Spritzer, Schechter & Sheer is compatible with maintaining Berenfeld, Spritzer, Schechter & Sheer’s independence.

     Auditor’s Time On Task

     All of the work expended by Berenfeld, Spritzer, Schechter & Sheer on our September 30, 2004 audit was attributed to work performed by Berenfeld, Spritzer, Schechter & Sheer’s full-time, permanent employees.

OTHER BUSINESS

     Our Board of Directors knows of no other business to be brought before the Annual Meeting of Shareholders. If, however, any other business should properly come before the Annual Meeting of Shareholders, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise. Discretionary authority to vote on such matters is conferred only by the granting of such proxies.

     A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, except for the exhibits, accompanies this proxy statement and is incorporated in this proxy statement by reference. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests should be directed to our corporate Secretary c/o Sunair Electronics, Inc., 3005 S.W. 3rd Avenue, Ft. Lauderdale, FL 33315.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     The deadline by which shareholder proposals must be submitted for consideration at the 2005 Annual Meeting of Shareholders is September 1, 2005, under the rules of the Securities and Exchange Commission. Additionally, we must receive notice of any shareholder proposal to be submitted at the 2005 Annual Meeting of Shareholders (but not required to be included in our proxy statement for that meeting) by November 21, 2005, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Securities Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

By Order of the Board of Directors,

/s/ SYNNOTT B. DURHAM.
Synnott B. Durham Secretary and Chief Financial Officer
Fort Lauderdale, Florida [January 18, 2005]

ANNEX A

Paul D. DeStefanis, P.A.
Advanced Business Valuations
CPA/ABV, ASA, CVA
7330 SW 148th Street
Miami, FL 33158

Fairness Opinion

November 16, 2004

Board of Directors
Sunair Electronics, Inc.
3005 S.W. Third Avenue
Fort Lauderdale, FL 33315

Gentlemen:

Paul D. DeStefanis, P.A. d/b/a Advanced Business Valuations (“Advanced Business Valuations”) was retained by the Board of Directors of Sunair Electronics, Inc. (“Sunair”) to express an opinion as to the fairness of a contemplated transaction (the “Transaction”) whereby Coconut Palm Capital Investors II, Ltd., and its assigns (“Palm”), will purchase a minimum of 2,000,000 units for a purchase price of $5.00 per unit and have the right to purchase up to 3,000,000 additional units for a purchase price of $5.00 per unit (the “Purchase Price”), each “Unit” comprised of (i) one share of Sunair’s common stock (the “Shares”), (ii) warrants (the “First Tranche Warrants”) to purchase one share of Sunair’s common stock for each share purchased, at an exercise price of $6.00 per share, exercisable for a three-year period, and (iii) warrants (the “Second Tranche Warrants”) to purchase one share of Sunair’s common stock for each share purchased, at an exercise price of $7.00 per share, exercisable for a five-year period. Advanced Business Valuations has been retained to render an opinion as to whether, on the date of such opinion, the Transaction is fair, from a financial point of view, to Sunair’s shareholders. For purposes of the transaction, the Purchase Price is comprised of $4.31 attributable to the Shares, $.032 attributable to the First Tranche Warrants and $.037 attributable to the Second Tranche Warrants.

In conjunction with the Transaction, Sunair shall adopt and diligently pursue a strategy to diversify and expand its business and operations into the pest control services sector by investing in one or more businesses (the “Proposed Strategies”). Sunair is expected to finance the Proposed Strategies by accessing the equity and debt capital markets. Additionally, Sunair is expected to sell off two recently acquired subsidiaries, which are not deemed necessary based on the Proposed Strategies.

Advanced Business Valuations is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, divestitures, public and private offerings, and gift and estate taxes. Paul D. DeStefanis, CPA/ABV, ASA, CVA, has over twenty-two years of professional experience, including eight years with an international accounting and consulting firm. In addition to being a Certified Public Accountant, he is an Accredited Business Valuator (an American Institute of Certified Public Accountants designation), an Accredited Senior Appraiser (an American Society of Appraisers (“ASA”) designation) and a Certified Valuation Analyst (a National Association of Certified Valuation Analyst (“NACVA”) designation). He is also a member of the Institute of Business Appraisers (“IBA”). The ASA, NACVA and IBA are organizations whose members are a dominant force in the business valuation, financial advisors and litigation support discipline. His designations denote extensive training and experience in the specialized field of business valuations, litigation support and financial analysis. He is a past member of the NACVA’S Education Board and graduated from the University of Florida in 1982 with a BS in Accounting. He is also a member of the American Institute of Certified Public Accountants.

In arriving at our opinion, we have met with the senior management of Sunair and Palm to discuss their respective operations, financial statements, and future prospects. Additionally, we have considered and analyzed the nature of the business and history of Sunair, the economic outlook in general, the outlook of the industry, the historical earnings and cash flow, the outlook for future earnings, the book value of Sunair, its financial condition, its dividend-paying capacity, past transactions in Sunair’s stock, and prices at which other public companies in related lines of business are selling both on a minority and a control basis.

Specific documents relied upon in arriving at our opinion included the following: (i) reviewed the Agreement by and among Sunair and Palm; (ii) reviewed publicly available financial information and other data with respect to Sunair, including the Annual Reports on Form 10-K for the years ended September 30, 2003, 2002 and 2001, Quarterly Reports on Form 10-Q for the quarters ended December 31, 2002, March 31, 2003, June 30, 2003, December 31, 2003, March 31, 2004, and June 30, 2004, and all Forms 8-K filed in the last eighteen month period ended October 31, 2004; (iii) reviewed and analyzed Sunair’s unaudited financial statements for the year ended September 30, 2004; (iv) reviewed and analyzed the Transaction’s financial impact on Sunair’s book value and impact on common shares outstanding; (v) reviewed and analyzed certain information related to the pest control sector of the professional services industry; (vi) reviewed certain Pest Control companies audited financial and other related public filings; (vii) considered the historical financial results and present financial condition of Sunair; (viii) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of Sunair; (ix) reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of Sunair; (x) reviewed and analyzed certain financial characteristics of target companies in transactions where that target company was deemed to have characteristics comparable to those of Sunair; (xi) reviewed and analyzed Sunair’s free cash flows and prepared discounted cash flow analysis; (xii) reviewed and analyzed Sunair’s adjusted net book value; (xiii) reviewed and analyzed the premium implied by the share consideration; (xiv) reviewed and discussed with representatives of the management of Sunair certain financial and operating information furnished by them, including financial analyses with respect to the business and operations of Sunair; (xv) inquired about and discussed

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the Transaction and other matters related to the Transaction with Sunair’s management and the Board of Directors of Sunair; and (xvi) performed such other analyses and examinations as were deemed appropriate.

In rendering this opinion, we have not independently verified the accuracy, completeness, and fairness of all financial and other information that was publicly available or furnished to us by Sunair and Palm’s management, independent accountants or attorneys. We have relied, without independent verification, on all financial and other information that was provided to us and that no other information known to the providers of such information conflicts with that data. Had we been engaged to perform a more detailed analysis, an audit or a review of the underlying data, matters may have come to our attention that could have a material impact on the estimate of value contained in the Fairness Opinion. Accordingly, we take no responsibility for the underlying data presented in the Fairness Opinion.

This Fairness Opinion is delivered to Sunair’s board of directors subject to the terms and conditions stipulated in our agreement (the “Engagement Letter”). This Fairness Opinion is furnished solely for the benefit of Sunair’s Board of Directors in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any shareholder of the Sunair as to how such shareholder should vote in connection with the Transaction, if such a vote is required. We do not express any opinion as to the underlying valuation or future performance of the Sunair or the price at which Sunair’s common stock would trade at any time in the future. Specifically, this Fairness Opinion is subject to Sunair’s representation included in Appendix A of the Engagement Letter and the Statement of Assumptions, Contingent and Limiting Conditions included in Appendix B of the Engagement Letter. Therefore, this Fairness Opinion should be read in conjunction with the Engagement Letter.

We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of Sunair to proceed with or effect the Transaction. In addition, we have not been requested to explore any alternatives to the Transaction. Further, our opinion does not address the relative merits of the Transaction as compared to any alternative business strategy that might exist for Sunair.

Our opinion is necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of November 16, 2004. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Purchase Price is fair, from a financial point of view, to Sunair’s shareholders.

Respectfully submitted,

/s/ PAUL D. DESTEFANIS
Paul D. DeStefanis, CPA/ABV, ASA, CVA
Advanced Business Valuations

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ANNEX B

PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of November 17, 2004 by and among SUNAIR ELECTRONICS, INC., a Florida corporation (the “Company”), and COCONUT PALM CAPITAL INVESTORS II, LTD., a Florida limited partnership (the “Purchaser”).

     1. Authorization. The Company has authorized the issuance and sale to the Purchaser, subject to the terms and conditions of this Agreement, of up to Five Million (5,000,000) Units (as herein defined) for a purchase price per Unit of Five Dollars ($5.00). For purposes of this Agreement, the term “Unit” means (a) one (1) share of the Company’s common stock, par value $0.10 per share (the “Common Stock”), (b) warrants to purchase an additional one (1) share of Common Stock for each share of Common Stock purchased hereunder at an exercise price of $6.00 per share of Common Stock exercisable in whole or in part at any time and from time to time on or after the date of issuance of such warrants on the applicable Closing Date (as herein defined) and at or before 5:00 p.m. on the third anniversary thereof, pursuant to the terms of the warrant certificate substantially in the form of Exhibit A attached hereto, (c) warrants to purchase an additional one (1) share of Common Stock for each share of Common Stock purchased hereunder, at an exercise price of $7.00 per share of Common Stock exercisable in whole or in part at any time and from time to time on or after the date of issuance of such warrants on the applicable Closing Date and at or before 5:00 p.m. on the fifth anniversary thereof, pursuant to the terms of the warrant certificate substantially in the form of Exhibit B attached hereto.

     2. Agreement to Sell and Purchase.

          (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) on the First Closing Date (as herein defined), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, Three Million (3,000,000) Units (the “Initial Units”) for a purchase price per Unit of Five Dollars ($5.00) or an aggregate purchase price of Fifteen Million Dollars ($15,000,000) (the “First Closing Purchase Price”) and (ii) if the Purchaser shall exercise the Additional Purchase Option (as herein defined) in accordance with Section 2(b) hereof, then on the Second Closing Date (as herein defined), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, Two Million (2,000,000) Units (the “Additional Units”) (or such fewer number of Additional Units as the Purchaser in its sole discretion shall elect pursuant to Section 2(b) below), for a purchase price per Unit of Five Dollars ($5.00) or up to an aggregate purchase price of Ten Million Dollars ($10,000,000) if all Two Million Units are purchased (the “Second Closing Purchase Price”). The aggregate amount of the First Closing Purchase Price and the Second Closing Purchase Price paid by the Purchaser pursuant to this Agreement is hereinafter referred to as the “Purchase Price.”

          (b) The Purchaser shall have the right, but not the obligation, to purchase some or all (at the Purchaser’s option) of the Additional Units on the terms set forth herein (the “Additional Purchase Option”). The Purchaser may exercise the Additional Purchase Option only one time by delivering written notice of exercise to the Company at any time after the date hereof until five (5) days prior to the First Closing Date (the “Additional Purchase Exercise Notice”). The Additional Purchase Exercise Notice shall set forth the number of Additional Shares (as herein defined) and Additional Warrants (as herein defined) that the Purchaser desires to purchase. The parties agree that the closing of the Additional Purchase Option shall be simultaneous with the First Closing Date, however, if, despite their best efforts, the parties are unable to close the Additional Purchase Option at such time, then the parties shall mutually agree on a closing date (not later than seven (7) business days after the First Closing Date) on which to consummate the purchase and sale (if necessary, the “Second Closing Date”). Upon the Purchaser’s exercise of the Additional Purchase Option, the Company shall be obligated to issue and sell to the Purchaser that number of Additional Units that the Purchaser desires to purchase as set forth in the Additional Purchase Exercise Notice delivered to the Company, at the purchase price per Unit of Five Dollars ($5.00), up to the maximum number of Additional Units.

          (c) The aggregate shares of Common Stock comprising the Units issuable hereunder are hereinafter collectively referred to as the “Shares,” and the Shares purchased by the Purchaser pursuant to this Agreement are hereinafter collectively referred to as the “Purchased Shares.” The aggregate warrants to purchase shares of Common Stock comprising a portion of the Units issuable hereunder are hereinafter collectively referred to as the “Warrants,” and the Warrants purchased by the Purchaser pursuant to this Agreement are hereinafter collectively referred to as the “Purchased Warrants.” The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter collectively referred to as the “Warrant Shares,” and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Purchased Warrants are hereinafter collectively referred to as the “Purchased Warrant Shares.” The Shares, the Warrants and the Warrant Shares are sometimes hereinafter collectively referred to as the “Securities,” and the Purchased Shares, the Purchased Warrants and the Purchased Warrant Shares are sometimes hereinafter collectively referred to as the “Purchased Securities.” The Shares and Warrants constituting the Additional Units are referred to herein as the “Additional Shares” and the “Additional Warrants.”

          (d) The Purchaser shall provide to the Company on or prior to Closing a form of Schedule 13D to be filed with the Securities and Exchange Commission (the “SEC”) due to Purchaser’s beneficial ownership subsequent to the First Closing of more than five percent (5%) of the outstanding Common Stock of the Company.

     3. Payment and Delivery; Termination.

          (a) Payment for the Initial Units shall be made to the Company by the Purchaser by wire transfer in immediately available funds in accordance with wire instructions provided by the Company against delivery of the Initial Units and all other documents and items required to be delivered hereunder by the Company to the Purchaser at the First Closing (such payment and delivery hereinafter referred to as the “First Closing”) at 10:00 a.m., Miami time, on the date that is between two (2) and five (5) days following the date that all of the conditions precedent set forth in Section 4 and Section 5 have been satisfied or waived by the party to whom such performance is owed, at the offices of Akerman Senterfitt, One Southeast Third Avenue, 28th Floor, Miami, Florida (“Akerman Senterfitt”), or at such other time on the

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same or such other date and at such other location, as shall be agreed by the Company and the Purchaser, subject to the terms and conditions of this Agreement. The time and date of the First Closing are hereinafter referred to as the “First Closing Date.”

          (b) Payment for the Additional Units to be purchased by the Purchaser hereunder shall be made to the Company by the Purchaser by wire transfer in immediately available funds in accordance with wire instructions provided by the Company against delivery of such Additional Units and any other documents or items required hereunder to be delivered by the Company to the Purchaser at the Second Closing (such payment and delivery hereinafter referred to as the “Second Closing”) on the date and at the time agreed to by the Company and the Purchaser after receipt by the Company of the Additional Purchase Exercise Notice, which Second Closing shall occur on the First Closing Date, unless the parties, despite their best efforts, are unable to close on such date, in which case the Second Closing shall occur on a mutually determined date not later than seven (7) business days after the First Closing Date, subject to the terms and conditions of this Agreement. The Second Closing shall occur at the offices of Akerman Senterfitt or such other location as shall be agreed by the Company and the Purchaser.

          (c) For purposes of this Agreement, the term “Closing” or the phrase “applicable Closing” shall refer to and mean the First Closing or the Second Closing, as the context shall reasonably require, and the term “Closing Date” or the phrase “applicable Closing Date” shall refer to and mean the First Closing Date or the Second Closing Date, as the context shall reasonably require.

          (d) Certificates evidencing the Purchased Shares and the Purchased Warrants purchased by the Purchaser hereunder shall be registered in the name of the Purchaser. The certificates evidencing the Purchased Shares and the Purchased Warrants purchased by the Purchaser hereunder shall be authorized for issuance by the Company by written authorization to its transfer agent on the applicable Closing Date, with any transfer taxes payable in connection with the transfer of such Purchased Shares and the Purchased Warrants to the Purchaser duly paid, against payment of the Purchase Price therefor.

          (e) This Agreement and the transactions contemplated hereby may be terminated by the Purchaser and the Company at any time prior to the First Closing Date by mutual consent of the parties, or by either of the Purchaser or the Company if the First Closing shall not have occurred by June 1, 2005.

     4. Conditions to the Company’s Obligations. The Company’s obligations to issue the Units to the Purchaser and consummate the transactions contemplated by this Agreement on the applicable Closing Date are subject to satisfaction of the following conditions:

          (a) The Company shall have received on the applicable Closing Date immediately available funds in the amount of the Purchase Price for the Units to be issued and delivered on such Closing Date;

          (b) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) or in

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all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing;

          (c) The Purchaser shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by the Purchaser hereunder at or prior to the applicable Closing;

          (d) The Company shall have received from the Purchaser on the applicable Closing Date a certificate, dated as of the applicable Closing Date and signed by an executive officer of the Purchaser, to the effect that the representations and warranties of the Purchaser contained in this Agreement are true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing and that the Purchaser has performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Purchaser hereunder at or prior to the applicable Closing;

          (e) All material governmental and/or regulatory consents, approvals, orders or authorizations necessary for the consummation of the transactions contemplated hereby shall have been obtained, all material governmental and/or regulatory filings and notices necessary for the consummation of the transactions contemplated hereby shall have been made or given, as the case may be, and all material third-party consents necessary for the consummation of the transactions contemplated hereby shall have been obtained;

          (f) The Purchaser shall have delivered or caused to be delivered to the Company at the applicable Closing an opinion of counsel for the Purchaser, dated the applicable Closing Date, to the effect set forth in Exhibit C (“Purchaser’s Opinion of Counsel”);

          (g) The shareholders of the Company shall have (i) approved the issuance to the Purchaser of the Units and any other terms of this Agreement if and as required by applicable law, (ii) approved expanding the Company’s Board of Directors from 5 to 7 members and (iii) approved the amendments to the Company’s Articles of Incorporation as set forth in the Articles of Amendment attached hereto as Exhibit D ;

          (h) All material documents, instruments and other items required by this Agreement to be delivered by the Purchaser to the Company at or prior to the applicable Closing shall have been delivered to the Company at or prior to the applicable Closing.

          (i) Between the date hereof and the applicable Closing Date, there shall not have occurred any material adverse event affecting the Purchaser.

          (j) the absence of a withdrawal of the approval of the transaction by the Company’s Board of Directors where such withdrawal resulted from the board’s determination that its fiduciary duties required such withdrawal pursuant to Section 8(n) below.

          (k) the Company shall have entered into definitive employment agreements with the designated management team under the terms and conditions acceptable to Company

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on date of the First Closing Date and performance by any of the designated management team has not been prohibited or enjoined by a judicial or administrative order or other agreement enforcing any non-competition, non-solicitation or other restrictive covenant or agreement to which any such member of the designated management team is a party.

          (l) the Company shall have received Executed Employment Agreements from James Laurent and Synnott Durham in a form acceptable to both the Company and the Purchaser on or before the First Closing Date.

     5. Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Units and consummate the transactions contemplated by this Agreement on the applicable Closing Date are subject to the following conditions:

          (a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing;

          (b) The Company shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by the Company hereunder at or prior to the applicable Closing;

          (c) The Purchaser shall have received from the Company on the applicable Closing Date a certificate, dated as of the applicable Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing and that the Company has performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Company hereunder at or prior to the applicable Closing;

          (d) All material governmental and/or regulatory consents, approvals, orders or authorizations necessary for the consummation of the transactions contemplated hereby shall have been obtained, all material governmental and/or regulatory filings and notices necessary for the consummation of the transactions contemplated hereby shall have been made or given, as the case may be, and all material third-party consents necessary for the consummation of the transactions contemplated hereby shall have been obtained;

          (e) The Company shall have authorized for issuance by written authorization to its transfer agent at the applicable Closing duly executed certificates representing the Purchased Shares to be delivered at such Closing registered in the name of the Purchaser;

          (f) The Company shall have executed and delivered to the Purchaser at the applicable Closing warrant certificates for the Purchased Warrants to be delivered at such Closing in the respective forms set forth in Exhibits A and B hereto registered in the name of the Purchaser;

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          (g) The Company shall have delivered or caused to be delivered to the Purchaser at the time of execution of this Agreement the Voting Agreement in the form attached hereto as Exhibit E (the “Voting Agreement”) duly executed by Michael Herman;

          (h) The Company shall have delivered or caused to be delivered to the Purchaser at the First Closing an opinion of counsel for the Company, dated the applicable Closing Date, to the effect set forth in Exhibit F (“Company’s Opinion of Counsel”);

          (i) The shareholders of the Company shall have approved the purchase by the Purchaser of the Units and any other terms of this Agreement, if and as required by applicable law. The shareholders of the Company and shall have also approved expanding the Company’s Board of Directors from five (5) to seven (7) directors; and the Company’s Board of Directors shall have appointed Richard C. Rochon and Mario B. Ferrari and two additional designees by the Purchaser to the Company’s Board of Directors and appropriate documentation of such approval shall have been presented to Purchaser’s counsel;

          (j) All actions required to be taken by the Company under Section 607.0902 of the Florida Business Corporation Act necessary to cause the acquisition by the Purchaser of the Securities pursuant to this Agreement to not constitute a “control-share acquisition” as defined therein shall have been taken and appropriate documentation of such approval shall have been presented to Purchaser’s counsel;

          (k) The Company shall have provided to the Purchaser a true and correct copy, certified by the Company’s secretary, of the resolutions of the Company’s Board of Directors approving this Agreement and the transactions contemplated hereby; and the Company’s shareholders shall have approved, and the Company shall have caused to be filed and effective with the Florida Secretary of State, the amendments to the Company’s Articles of Incorporation set forth on Exhibit D attached hereto;

          (l) Between the date hereof and the applicable Closing Date, (i) there shall not have occurred any material adverse event affecting the Company or any of its subsidiaries or any of their respective businesses, operations, financial conditions, assets or liabilities (contingent or otherwise) and (ii) the Company shall not have restated or announced its intention to restate any portion of its financial statements as included in any filing with the SEC or in any press release or other form of media;

          (m) All material documents, instruments and other items required by this Agreement to be delivered by the Company to the Purchaser at or prior to the applicable Closing shall have been delivered to the Purchaser at or prior to the applicable Closing.

          (n) The Company shall have entered into definitive employment agreements with the designated management team under the terms and conditions acceptable to the Purchaser on the date of the First Closing Date and performance by any of the designated management team has not been prohibited or enjoined by a judicial or administrative order or other agreement enforcing any non-competition, non-solicitation or other restrictive covenant or agreement to which any such member of the designated management team is a party.

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          (o) The Company shall make any public announcement regarding the Purchaser’s involvement, the designated management team, or the capital raise, subject to the Purchaser’s discretion, except that the Company may make such disclosures which it believes in good faith to be required by law or by the terms of any listing agreement with or the requirements of a securities exchange.

          (p) The Purchaser shall have received Executed Employment Agreements from James Laurent and Synnott Durham in a form acceptable to both the Purchaser and the Company on or before the Closing Date.

     6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Purchaser that:

          (a) The Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since October 1, 2001. Except to the extent available on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) two (2) days prior to the date of this Agreement, Schedule 6(a) lists, or the Company has delivered to the Purchaser copies in the form filed with the SEC of, (i) the Company’s Annual Reports on Form 10-KSB for each fiscal year of the Company beginning since October 1, 2001, (ii) the Company’s Quarterly Reports on Form 10-QSB for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to the Company’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOX”)) with respect to any report referred to in clause (i), (ii) or (iii) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Purchaser pursuant to this Section 6(a)) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above are, collectively, referred to as the “Company SEC Documents”), and (vi) all comment letters received by the Company from the Staff of the SEC since October 1, 2001 and all responses to such comment letters by or on behalf of the Company. To the date of the Second Closing Date, the Company SEC Documents (x) were or will be prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; and such controls and procedures are effective to provide reasonable assurance that all material information concerning the Company and its subsidiaries

7

is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. Except as set forth on Schedule 6(a), to the Company’s knowledge, except as otherwise disclosed in the Company SEC Documents, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since October 1, 2001. As used in this Section 6(a), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

          (b) Except as otherwise disclosed in the Company SEC Documents, the financial statements of the Company and its subsidiaries included in the Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-QSB) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial condition of the Company and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes or the absence thereof and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Company SEC Documents to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect). Except (A) as reflected in the Company’s audited balance sheet at September 30, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (B) for liabilities incurred in the ordinary course of business since September 30, 2003 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, (C) otherwise disclosed in the Company SEC Documents, or (D) otherwise set forth in Schedule 6(b) hereto, to the knowledge of the Company, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature. The Company has been in compliance with all rules and regulations promulgated in response to SOX with respect to non-audit services performed by BSS & S, certified public accountants since the date of the enactment of such rules and regulations.

          (c) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and as described in the Company SEC Documents and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of its property requires such qualification, except in connection with the representation in clause (iii) where the failure to be so qualified as a foreign corporation would not have a material adverse effect on the Securities, the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and/or its subsidiaries, the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or the authority or the ability of the Company to perform its obligations under this Agreement, the Warrants or the

8

other agreements or instruments to be entered into in connection herewith (a “Material Adverse Effect”).

          (d) Except as set forth in Schedule 6(d), the Company SEC Documents set forth the name of each subsidiary of the Company or other entity in which the Company owns, directly or indirectly, any equity or debt interest or any form of proprietary interest, or any obligation, right or option to acquire any such interest, and the jurisdiction of its formation. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and described in the Company SEC Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as set forth in Schedule 6(d), all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) Each of this Agreement, the Warrants, and the other agreements and documents executed and/or delivered by the Company in connection herewith has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors’ rights generally and general principles of equity. The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants, and the other agreements and documents executed and/or delivered by the Company in connection herewith and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof.

          (f) The authorized capital stock of each of the Company and its subsidiaries conforms as to legal matters to the description thereof contained in the Company SEC Documents. As of the date of this Agreement, the authorized capital stock of the Company consists only of 2,000,000 shares of Preferred Stock of which no shares are issued and outstanding, 25,000,000 shares of Common Stock of which 4,006,620 shares are issued and outstanding, 145,950 shares are reserved for issuance pursuant to the Company’s stock option plans, and no shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company or any of its subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any of its subsidiaries or any liens or encumbrances imposed through the actions or failure to act of the Company or any of its subsidiaries. Except as disclosed in Schedule 6(f) hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever that have been granted by the Company relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its

9

subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except as provided in Section 9 hereof) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

          (g) The Shares and the Warrants have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and will not be subject to any preemptive or similar rights, except as provided for in this Agreement. The Warrant Shares are duly authorized and reserved for issuance, and, when issued upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof, will be, except with respect to the “broker-assisted exercises” provided for in the Warrant during the time period between exercise of the Warrants and payment by the broker of the exercise price to the Company (the “Broker Assisted Exercise Exception”) which Warrant Shares upon payment to the Company of the exercise price in full will be, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and will not be subject to any preemptive rights or other similar rights, except as provided for in this Agreement.

          (h) Except as set forth in Schedule 6(h) attached hereto and except for the Broker Assisted Exercise Exception, the execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the Warrants and the issuance and reservation for issuance of the Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, except for such violations, conflicts, breaches or defaults under agreements, licenses and instruments which would not cause a Material Adverse Effect or (iii) to the knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or any of its subsidiaries or their securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except for those violations of law which would not cause a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination,

10

amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for such violations, conflicts, breaches or defaults under agreements, licenses and instruments which would not cause a Material Adverse Effect. To the knowledge of the Company, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except to the extent that the failure to so conduct such businesses does not and will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and by the rules and regulations of the American Stock Exchange National Market (“American Stock Exchange”), to the knowledge of the Company, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, or self regulatory organization or stock market or third party in order for it to execute, deliver or perform any of its obligations under this Agreement, or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof, except for those consents the failure of which to obtain would not have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to the First Closing Date and will be in full force and effect as of the Second Closing Date. To the knowledge of the Company, the Company is not in violation of the listing requirements of the American Stock Exchange applicable to continued listings.

          (i) Except as set forth on Schedule 6(i) attached hereto, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and/or any of its subsidiaries, taken as a whole, since June 30, 2004.

          (j) Except as set forth on Schedule 6(j), there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in the Company SEC Documents or set forth on Schedule 6(j).

          (k) Except as set forth in Schedule 6(k) attached hereto or the Company SEC Documents, and except where such has not had and could not reasonably be expected to have a Material Adverse Effect, on the Company or, any of its subsidiaries to the knowledge of the Company, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations, including the Company Permits (as herein defined), which are required to be obtained under all applicable federal, state or local laws or any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment (“Environmental Laws”), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes, including petroleum, into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes, including

11

petroleum, by the Company or any of its subsidiaries (or their respective agents); (ii) are in compliance with all Environmental Laws and all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any uncured past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which could give rise to any material capital expenditure or common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company or any of its subsidiaries under any Environmental Law or otherwise based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste, including petroleum; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or any of its subsidiaries (or any of their respective agents) thereunder and (v) none of the Company nor any of its subsidiaries has entered into any agreement to undertake or pay for any response action of any kind or nature or to pay any damages (including punitive damages), costs, fines or penalties associated with any release or threatened release of any pollutant, contaminant or hazardous or toxic material or waste, including petroleum, at any location.

          (l) The Company and its subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

          (m) To the knowledge of the Company, the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

          (n) Except as set forth on Schedule 6(n), neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and neither the Company nor any Affiliate of the Company will engage in any of the actions described in clauses (i) and (ii) of this paragraph.

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          (o) Subject to the accuracy of the Purchaser’s representations herein, and upon the advice of the Company’s legal counsel, to the knowledge of the Company, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act.

          (p) The Company shall comply with all requirements of the American Stock Exchange with respect to the issuance of the Purchased Securities and the listing of the Purchased Shares or the Purchased Warrant Shares and any securities issued as a dividend thereon or in replacement thereof or otherwise with respect thereto (collectively, the “Common Shares”) on the American Stock Exchange.

          (q) The Company has not taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

          (r) The Company is eligible to file with the SEC a registration statement on Form S-3 for purposes of registering the resale of the Common Shares.

          (s) Except as set forth in Section 9 hereof, no shareholder of the Company has any right (which has not been waived) to require the Company to register the sale of any shares owned by such shareholder under the Securities Act in the Registration Statement (as defined in Section 9(a)) to be filed by the Company on behalf of the Purchaser.

          (t) Except in respect of any pest control business identified by the Purchaser in accordance with Section 8(b) hereof, the Company is not in discussions and has not reached any understanding, whether or not in writing, regarding potential terms with respect to any transaction that would constitute a business combination under Regulation S-X 11-01(a), where the business to be acquired would constitute a significant subsidiary as defined in Rule 1-02(w) at the 10% level.

          (u) Except as otherwise disclosed in the Company SEC Documents, the Company and each of its subsidiaries has made or filed, or properly filed for an extension with respect to, all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as otherwise disclosed in the Company SEC Documents or on Schedule 6(u), there are no unpaid taxes in any material amount claimed to be due to the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Except as otherwise disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

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          (v) Except as otherwise disclosed in the Company SEC Documents, except for arm’s length transactions pursuant to which the Company or any of its subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its subsidiaries could obtain from third parties, each of which is set forth in the Company SEC Documents, other than the grant of stock options and warrants disclosed on Schedule 6(f) and other than the employment agreements and retirement agreements disclosed on Schedule 6(f), none of the officers, directors, or employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (w) All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement is true and correct in all material respects as of the date hereof and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

          (x) The Company acknowledges that the Purchaser is acting solely in its capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

          (y) The Company and each of its subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), except where the failure to so possess such Company Permits would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for such conflicts, defaults or violations which would not have a Material Adverse Effect.

          (z) To the knowledge of the Company, and except as set forth on Schedule 6(z), each of the Company and its subsidiaries has good and marketable title in fee simple to all real property owned by it, free and clear of all liens, encumbrances and defects except (i) liens for real estate taxes not yet due and payable and (ii) recorded easements, covenants, and other restrictions of record which do not impair the current use, occupancy or value of the property subject thereto. Any real property and facilities held under lease by the Company and/or its subsidiaries are held by them under valid, subsisting and enforceable leases.

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          (aa) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

          (bb) Except as set forth in Schedule 6(bb) hereof, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of his actions for, or on behalf of, the Company or any of its subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (cc) The Company (both before and after giving effect to the transactions contemplated by this Agreement) and, except as set forth in Schedule 6(cc), each of its subsidiaries is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company or, except as set forth in Schedule 6(cc), any of its subsidiaries would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end.

          (dd) Except as disclosed on Schedule 6(dd), the Company has not, since the enactment of SOX, extended credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Company SEC Documents identify any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k) (1) of the Exchange Act applies. Each of the Company, its directors and its senior financial officers has consulted with the Company’s independent auditors and with the Company’s outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with all of the requirements of, SOX. The Company is in compliance with the provisions of SOX applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company’s independent auditors and outside counsel, respectively, to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to the Company after the date hereof.

          (ee) Except as disclosed on Schedule 6(ee), no duties, liabilities or obligations of the Company, vest, accelerate or become due and owing as a result of the Company’s concluding the transactions contemplated by this Agreement including, without limitation, loan

15

payments to affiliates, salary continuation payments, employment benefits, or any other Company duties, liabilities or obligations whether owed to shareholders, employees, affiliates or unrelated third parties.

     7. Representations, Warranties and Covenants of the Purchaser.

     The Purchaser represents and warrants to, and covenants with, the Company as follows:

          (a) The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (b) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares and the Purchased Warrants which have been requested by them. The Purchaser is acquiring the Purchased Shares and the Purchased Warrants for its own account for investment only and with no present intention of distributing any of the Purchased Shares and the Purchased Warrants or any arrangement or understanding with any other persons regarding the distribution of the Purchased Shares and the Purchased Warrants, other than as contemplated in Section 9 of this Agreement or pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with applicable law and the provisions of this Agreement.

          (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Securities, except in compliance with the Securities Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, nothing herein shall restrict the Securities from being pledged as collateral in connection with a bona fide margin account or other lending arrangement provided such pledge is effected in compliance with applicable law.

          (d) The Purchaser will not make any sale of the Common Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement, if any, under the Securities Act to be satisfied, and the Purchaser acknowledges that the certificates evidencing the Warrants and, until such time as the Common Shares have been registered under the Securities Act as contemplated by Section 9 hereof or otherwise may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

The securities represented by this certificate have been acquired directly or indirectly from the Company without being registered under the Securities Act of 1933, as amended (the “Act”), or any other applicable securities laws, and are restricted securities as that

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term is defined under Rule 144 promulgated under the Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Company, stating that the Transfer will not result in a violation of the Act or any other applicable securities laws.

The Company shall cause the legend set forth above to be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped if (a) such Security is sold under an effective registration statement filed under the Securities Act or (b) such holder provides the Company with reasonable assurances that such Security can be sold without any restriction as to the number of securities as of a particular date that can then be immediately sold.

          (e) The Purchaser acknowledges that it has had the opportunity to obtain additional information beyond the Company SEC Documents in order to verify the information contained in the Company SEC Documents and to evaluate the risks of an investment in the Securities.

          (f) The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the terms and conditions of this Agreement and of the Securities to be issued hereunder, as well as the information contained in the Company SEC Documents.

          (g) The Purchaser acknowledges that it is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Securities and that, by reason of its knowledge and experience in financial and business matters in general, and investments of this type in particular, and the knowledge and experience in financial and business matters of its representatives and agents, it is capable of evaluating the merits and risks of an investment by it in the Securities.

          (h) The Purchaser is able to bear the economic risk of an investment in the Securities, including, without limiting the generality of the foregoing, the risk of losing part or all of its investment in the Securities and its probable inability to sell or transfer the Securities for an indefinite period of time.

          (i) The Purchaser recognizes that investment in the Securities involves substantial risks. The Purchaser further recognizes that no Federal or State agencies have passed upon this offering of the Securities or made any findings or determination as to the fairness of this investment.

          (j) The Purchaser is not purchasing the Securities as a result of or subsequent to any general advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar.

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          (k) The Purchaser acknowledges that its attention has been specifically called to, and that its representatives or agents have read, the Company SEC Documents, drafts of the preliminary proxy statement to be filed with the SEC in connection with the transaction contemplated hereby, all documents referred to and incorporated therein and any other material received by the Purchaser from the Company and fully understands the risk involved in the investment.

          (l) None of the information supplied by the Purchaser in writing to the Company expressly for inclusion or incorporation by reference in the proxy statement used in connection with the solicitation of proxies at its Joint Annual and Special Meeting (the “Special Meeting”) held to seek approval of transactions contemplated herein shall, at the time it is filed with the SEC, at the time it is first mailed to the Company’s shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (m) The Purchaser has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of its property requires such qualification.

          (n) Each of this Agreement, the Voting Agreement and the other agreements and documents executed and/or delivered by the Purchaser in connection herewith has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors’ rights generally and general principles of equity. The Purchaser has all requisite power and authority to enter into and perform this Agreement, the Voting Agreement and the other agreements and documents executed and/or delivered by the Purchaser in connection herewith and to consummate the transactions contemplated hereby and thereby.

          (o) Except as set forth in Schedule 7(o) attached hereto, the execution, delivery and performance of this Agreement and any other agreements executed and delivered by the Purchaser, if any, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the charter or organizational documents of the Purchaser, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Purchaser is a party, except for such violations, conflicts, breaches or defaults under agreements, licenses and instruments which would not cause a Material Adverse Effect or (iii) to the knowledge of the Purchaser, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, except for those violations of law which would not cause a

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Material Adverse Effect. The Purchaser is not in violation of any of its organizational documents. To the knowledge of the Purchaser, the business of the Purchaser is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except to the extent that the failure to so conduct such business does not and will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and by the rules and regulations of the American Stock Exchange, to the knowledge of the Purchaser, the Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, or self regulatory organization or stock market or third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any other agreements executed and delivered by the Purchaser, if any, in accordance with the terms hereof or thereof, except for those consents the failure of which to obtain would not have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Purchaser is required to obtain pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to the applicable Closing Date.

          (p) Purchaser or any affiliate thereof shall not engage in any trading of the Company’s securities in violation of federal and state securities laws.

          (q) The Purchaser acknowledges that the Company has relied on the representations contained herein in making its determination that a statutory basis for exemption from the requirements of Section 5 of the Securities Act currently exists.

     8. Additional Covenants of the Company and/or the Purchaser.

          (a) The Company shall use the proceeds from the sale to the Purchaser of the Units and from the exercise of the Warrants solely in furtherance of, and solely to effect and implement, the Proposed Strategies (as herein defined), including any expenditures that may be reasonably incidental to the furtherance of such Proposed Strategies (e.g., payment of employee salaries pursuant to Section 8(e) hereof and any and all costs and expenses of implementing the Proposed Strategies). Specifically, the Company shall use such proceeds to invest in one or more pest control businesses identified by or presented to the Company in one or more transactions if approved by the Company’s Board of Directors, consistent with the provisions of Section 8(b) hereof. Notwithstanding anything stated herein to the contrary, the Company shall not be liable for breach of the covenants in this Section 8 for not pursuing and implementing the Proposed Strategies in connection with a transaction that has not been approved by any member of the Company’s Board of Directors that was designated by Purchaser.

          (b) The Company shall adopt, diligently pursue and implement the following strategies and objectives (the “Proposed Strategies”): (i) The Company shall diversify and expand its business and operations into the pest control services sector by investing in one or more pest control service businesses in one or more transactions that will in the future be approved by the Company’s Board of Directors; (ii) The Company shall support and facilitate the potential acquisitions for the Company of pest control businesses in the United States and/or its territories from which the Company may grow organically and through acquisitions; (iii) The Company shall finance the growth of its Pest Control Division by accessing the equity and

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debt capital markets when conditions in such markets are such that the Board of Directors believe accessing capital through them is in the Company’s best interests; and (iv) The Company shall cause the initial platform acquisition(s) to be financed with a combination of equity and debt; and the Company shall use and dedicate $1,000,000 of its cash (from sources other than the proceeds arising from the sale to the Purchaser of the Units and from the exercise of the Warrants) together with the Purchase Price paid to the Company hereunder to fund acquisitions of one or more pest control businesses in one or more transactions that have been approved by the Company’s Board of Directors and otherwise in furtherance of the Proposed Strategies. The Company agrees to support and conclude transactions in furtherance of the Proposed Strategies. The Company shall actively and diligently pursue the reasonable implementation of the Proposed Strategies and shall support and facilitate such reasonable implementation. The provisions of Section 8(a) and this Section 8(b) are a material inducement to Purchaser entering into this Agreement and purchasing any Securities. The foregoing obligations of the Company shall be effective only after the First Closing Date and shall be subject, in their entirety, to the fiduciary duties the Board of Directors owes to the shareholders of the Company and shall not be construed to obligate the Board of Directors to approve and pursue any action without an independent determination by the Board of Directors that such action is in the best interests of the Company and its shareholders; and, notwithstanding anything stated herein to the contrary, if, at any time the Board of Directors of the Company determines in good faith, based upon the opinion of independent legal counsel (who may be the Company’s regularly engaged independent counsel), that it is required by its fiduciary duties to the Company’s shareholders under applicable law to refuse or delay to pursue any action that purports to further the Proposed Strategies, the Company may refuse or delay to pursue any action that purports to further the Proposed Strategies, including the investigation, negotiation or consummation of any potential acquisitions or offerings. Nothing stated herein shall preclude the Company and its subsidiaries from continuing the Company’s present operations and pursuing the Company’s traditional and other businesses as identified and described in the Company SEC Documents.

          (c) The Company shall pay or reimburse Purchaser all reasonable, necessary and documented fees and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement and in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and/or any term sheets and the other agreements and documents to be executed and/or delivered in connection herewith, including, without limitation, investment banking, legal, accounting, attorneys’, consultants’ and other professional fees; provided that the Company shall have no obligation to pay the Purchaser’s professional fees or other expenses incurred by it in connection with the transactions contemplated hereby if the Purchaser fails to exercise its commercially reasonable efforts to conclude the purchase by it of the Initial Units (as a result of which failure the First Closing does not occur) except where such failure is due to the failure of the Company to act reasonably and in good faith in which event the Company shall be so obligated to pay such fees and expenses. After the Closing Date, expenses of the new division will be paid by the new division and/or from the proceeds of the sale of the Common Stock.

          (d) The Company shall appoint Richard C. Rochon and Mario B. Ferrari, and two additional Purchaser designees to its Board of Directors as of the First Closing Date and,

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the Company shall provide indemnification for such individuals to the same extent that it shall provide such benefits to the other members of the Board of Directors.

          (e) The Company shall engage designated management (from three to five executives) as of the First Closing Date to serve as members of the Company’s management team with the power and authority to oversee and manage the Pest Control Division of the Company, on mutually agreeable terms to be determined by the parties; provided that, the anticipated compensation payable by the Company to such persons will be in the form of $1,000,000 in aggregate annual salary, plus, following such engagement, options to purchase Five Hundred Thousand (500,000) shares of the Company’s Common Stock at an exercise price of Five Dollars ($5.00) per share, and participation in the Company’s stock option plan subsequent to the First Closing Date, as approved by the Company’s Board of Directors. The designated management team will assume positions as Chief Executive Officer, President and Executive Vice President of the Company or such other titles as determined by the Purchaser.

          (f) It is anticipated that the Company will engage in a management services agreement with an affiliate of the Purchaser, in the Form attached hereto as Exhibit G, with a management fee in year one of an amount equal to 1/16 times the aggregate Purchase Price paid by the Purchaser. Following the first year and thereafter, the management fee will be equal to 1% of the gross revenues from operations of the Company, excluding any revenues received by the Company from the: (i) Non-Core Assets of the Company (as hereinafter defined) and; (ii) core assets of the Company, which for purposes of this Agreement shall mean those assets used in the design, manufacture and sale of high frequency single sideband communications equipment and integrated systems (the “Core Assets”). Pursuant to the management services agreement, the Purchaser will provide the Company strategy related, investment banking, investor relations and certain administrative, financing, tax, and legal services.

          (g) Each of the Company and the Purchaser shall deliver or cause to be delivered to the other at the applicable Closing any and all certificates, documents, instruments and other items required by this Agreement to be delivered by such party at or prior to such Closing duly executed by such party as and to the extent required.

          (h) The Company shall use its best commercially reasonable efforts to timely satisfy each of the conditions described in Section 4 of this Agreement. The Purchaser shall use its best commercially reasonable efforts to timely satisfy each of the conditions described in Section 5 of this Agreement.

          (i) During the period from the date of this Agreement to the First Closing Date, the Company shall permit the Purchaser (subject to prior notice and consent by the Company management) and their representatives to have reasonable access to the directors, officers, employees, agents, assets and properties of the Company and each of its subsidiaries and all relevant books, records and documents of or relating to the Company and each of its subsidiaries and each of their respective businesses and assets during normal business hours and will furnish to the Purchaser such information, financial records and other documents relating to the Company and each of its subsidiaries and their respective business and assets as the Purchaser may reasonably request. Without limiting the foregoing, the Company shall permit the Purchaser’s officers to meet with the officers of the Company and its subsidiaries

21

responsible for its financial statements, the internal controls of the Company and its subsidiaries and the disclosure controls and procedures of the Company and its subsidiaries to discuss such matters as the Purchaser may deem reasonably necessary or appropriate for the Purchaser to satisfy its obligations under Sections 302 and 906 of SOX and any rules and regulations relating thereto. Access to such information by the Purchaser shall be effected through the granting of access by the Company to the Purchaser and shall be governed by Purchaser’s confidentiality obligations set forth in that certain Confidentiality Agreement, dated September__, 2004 by and between the Company and Purchaser.

          (j) The Company agrees at its expense to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall at its expense, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at each such Closing under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to each such Closing Date. Purchaser shall provide the Company reasonably advance notice of all States in which Purchaser shall be distributing the Securities to allow the Company time to prepare such filings.

          (k) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the maximum number of shares issuable upon exercise of or otherwise pursuant to the Warrants and issuance of the Warrant Shares in connection therewith. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of or otherwise pursuant to the Warrants without the consent of the Purchaser. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the maximum number of Warrant Shares issued and issuable upon exercise of or otherwise pursuant to the Warrants (based on the exercise price of the Warrants in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations under this Section, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

          (l) The Company shall use its best efforts to promptly secure the listing of the Common Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, as long as the Purchaser owns any of the Common Shares or other Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares. The Company will use its best efforts to obtain, as long as the Purchaser owns any of the Common Shares or other Securities, and maintain, the listing and trading of the Common Stock on the American Stock Exchange, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the American Stock Exchange to the extent, and on such other exchanges upon which, shares of the Company’s Common Stock are then listed.

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          (m) The Company shall call and hold the Special Meeting of its shareholders as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. The Company shall comply with all requirements of applicable law applicable to such meeting. The Company shall use its commercially reasonable efforts to solicit from its shareholders proxies in favor of approval of this Agreement and the transactions contemplated hereby, and shall take all other action necessary or advisable to obtain the vote or consent of the shareholders required by applicable law to obtain such approvals; provided that nothing stated herein shall obligate the Company to hire a third party proxy solicitation firm.

          (n) If, at any time the Board of Directors of the Company determines in good faith, based upon the opinion of independent legal counsel (who may be the Company’s regularly engaged independent counsel), that it is so required by its fiduciary duties to the Company’s shareholders under applicable law, the Company may, in response to an unsolicited Superior Proposal (as hereinafter defined) which does not violate the non-solicitation provisions of Section 8(p) below, (x) furnish information with respect to the Company to the person making such unsolicited Superior Proposal pursuant to a confidentiality agreement in substantially the same form as the confidentiality agreement executed by the Company and Purchaser, and (y) participate in discussions or negotiations regarding such Superior Proposal. Following its receipt of the Superior Proposal, in the event that the Board of Directors determines in good faith, based upon the opinion of independent legal counsel (who may be the Company’s regularly engaged independent counsel), that it is required by its fiduciary duties to the Company’s shareholders under applicable law, the Board of Directors may withdraw its approval of the transactions contemplated herein. For purposes of this Agreement, a “Superior Proposal” means any bona fide proposal, made by a third party to acquire one hundred percent (100%) or more of the shares of the Company’s Common Stock, whether by acquisition of stock, merger or otherwise, then outstanding, the consideration for which may consist of cash or securities of such third party, on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company’s shareholders than the terms of the transactions contemplated hereunder. The Company acknowledges that (i) historically its stock price has been lower than the price at which it is trading as of the date of this Agreement, (ii) the Company would not have the opportunity to enter into the pest control business as contemplated herein without the input and expertise provided by Purchaser and designated management team whose employment by the Company was facilitated by the Purchaser and (iii) as a consequence of the foregoing, in analyzing whether any proposal constitutes a “Superior Proposal” the Company shall (A) take into consideration what the market price of such price would be absent the participation by Purchaser and designated management team in the Company’s operations and the Company’s public announcement of such participation and (B) make a determination whether it is in the best interests of the Company’s shareholders and whether the Company has the capability and desire to enter into another industry other than the pest control industry. In addition, any such alternative proposal must be deemed by the Company’s board of directors to benefit the shareholders of the Company. The Company shall not be prohibited from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company’s shareholders concerning a Superior Proposal if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company’s regularly engaged independent counsel), failure so to

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disclose would be a violation of its fiduciary duties to the Company’s shareholders under applicable law.

          (o) The Company covenants and agrees that, except as contemplated by or disclosed in this Agreement, unless the Purchaser shall have consented in writing (such consent not to be unreasonably withheld) neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Second Closing Date, directly or indirectly do or propose or agree to do any of the following without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld:

          (i) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

          (ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (iv) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

          (v) enter into any agreement, arrangement or understanding with any Affiliate of the Company (except as set forth in Schedule 8(o) or as permitted by the Company’s Code of Ethical Conduct, SOX, the rules and regulations of the SEC promulgated thereunder, or applicable American Stock Exchange rules and regulations); or

          (vi) agree, in writing or otherwise, to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement made by the Company untrue or incorrect.

          (p) Except as set forth on Schedule 8(p), until the Closing Date, the Company agrees that it shall not, and shall cause its officers, directors, shareholders, agents, employees or affiliates, not to (i) solicit, encourage, consider or accept any offers from any other party to acquire all or any portion of the assets of or any interest in the Company, (ii) participate in any discussions or negotiations with any other party concerning the sale of all or any portion of the assets of or any interest in the Company, (iii) provide any non-public information about the Company to any person related to a potential sale of any assets of or interests in the Company, or (iv) otherwise cooperate in any way with, assist, facilitate or encourage any effort by any other person seeking to acquire all or any portion of the assets of or any interest in the Company, except in the situation where, pursuant to Section 8(n), the Board of Directors has determined, in good faith, that its fiduciary duties require it to respond to an unsolicited Superior Proposal. The Company shall promptly advise Purchaser in writing of any such inquiry or proposal which they may receive, including the terms of the proposal and identity of the inquirer or offeror.

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          (q) The Company hereby covenants and agrees with the Purchaser that the Company shall not consummate any transaction or enter into any form of agreement with designated management team or any affiliate thereof without the prior written consent of the Purchaser.

          (r) It is the intention of the Company to divest the non-core assets of the Company (the “Non-Core Assets”) acquired in connection with the purchase of Percipia, Inc. and its wholly-owned subsidiary Percipia Networks, Inc. and the purchase of the assets of Telecom FM (collectively, the “Divestiture"). Such assets are currently held in separate wholly-owned subsidiaries of the Company. The Company will use its best efforts, to enter into a definitive agreement to divest of such subsidiaries or assets as soon as practicable after the date hereof at a price equal to the price paid by the Company for such assets plus the amount of any intercompany debt incurred and advances in connection with the purchase by the Company of such assets, in exchange for shares of a company, the shares of which are publicly traded (“Newco"). Upon consummation of the Divestiture the Board of Directors shall distribute the consideration received to the Company’s shareholders in the manner and at the time that the Board of Directors shall determine; it being understood that the Purchaser shall not receive through such distribution more than 33% of the total stock consideration paid to the Company , provided, however in the event Purchaser would have been entitled to additional stock consideration but for this provision, Purchaser shall be entitled to some other acceptable consideration so that Purchaser as compared to the other Company shareholders receives consideration of comparable value.

          (s) Purchaser shall cause the Purchased Shares to be voted to elect the two nominees of Michael Herman to the Company’s Board of Directors for the year 2006.

     9. Shelf Registration. The Company shall:

          (a) Prepare and file or cause to be prepared and filed with the SEC, as soon as practicable, but in any event by the date that is sixty (60) days after the last applicable Closing Date, a registration statement (the “Registration Statement”) registering the resale from time to time by the Purchaser of all of its Common Shares. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Common Shares for resale by the Purchaser from time to time through the automated quotation system of the American Stock Exchange or the facilities of a national securities exchange on which the Common Stock is then traded, or if not then traded on a national securities exchange then on any securities exchange or quotation system on which the Common Stock is then listed or on the OTC Bulletin Board, or in privately-negotiated transactions. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date that is the earlier of sixty (60) days after the date the Registration Statement is filed or one hundred twenty (120) days after the last applicable Closing Date.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period at least equal to the later of (i) the second anniversary of the date on which the Registration Statement is declared effective under the

25

Securities Act or (ii) the date on which all Common Shares may be resold by all the Purchaser pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold (such period, the “Effectiveness Period”); cause the related Prospectus (as herein defined) to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c) As promptly as practicable give notice to the Purchaser (i) when any Prospectus, Prospectus supplement, or the Registration Statement or a post-effective amendment to the Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective.

          (d) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Common Shares for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to the Purchaser of the withdrawal of any such order.

          (e) During the Effectiveness Period, deliver to the Purchaser in connection with any sale by the Purchaser of Common Shares pursuant to the Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Common Shares (including each preliminary prospectus) and any amendment or supplement thereto as the Purchaser may reasonably request.

          (f) File documents required of the Company for customary Blue Sky clearance in states specified in writing by the Purchaser to the extent required by applicable law; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (g) Bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Section 9 whether or not the Registration Statement is declared effective.

          (h) Not allow any shareholders other than the Purchaser to include their shares in the Registration Statement; except that it shall allow the registration statement to include certain unregistered Common Stock, including certain shares of Common Stock held by Michael Herman up to an amount equal to the number of Purchased Shares, 190,000 shares of Common Stock issued in connection with the acquisition of Percipia, Inc. and 60,000 shares of Common Stock issuable pursuant to certain options issued to directors; provided that in the event the managing underwriter, if any, advises the Company, in writing, that in its reasonable

26

opinion the number of shares proposed to be included in the Registration Statement exceeds the number that reasonably can be included for any reason, then the Company will include in the Registration Statement to the extent of the number which the managing underwriter advises the Company can be included, the following shares in the following order and priority: (1) first, the Common Shares of the Purchaser, the shares of Common Stock held by Michael Herman, the 190,000 shares of Common Stock issued in connection with the acquisition of Percipia, Inc. and the 60,000 shares of Common Stock issuable pursuant to certain options issued to directors included on the Registration Statement on a pro-rata basis based upon the proportion of each shareholder’s ownership relative to the aggregate number of shares owned by Purchaser and (2) second, other securities of the Company, if permitted. Notwithstanding anything stated to the contrary, the Company’s obligations under this Section 9 shall terminate as to the Purchaser, any assign or any other party granted rights under this Section 9 at such time as all of such party’s Securities and Common Shares can be sold under Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

     10. Intentionally left Blank

     11. Transfer of Shares After Registration; Suspension; Obligations of Purchaser.

          (a) Subject to the effectiveness of the Registration Statement and the rules and regulations promulgated by the SEC, the Purchased Securities shall be freely transferable. Subject to its compliance with applicable rules and regulations of the SEC, the Purchaser may assign the Purchased Securities prior to the effectiveness of the Registration Statement and such assignment shall not reduce or release the Company from its obligation to register such securities.

          (b) The Company shall, as promptly as practicable, give notice to the Purchaser (i) of any request, following the effectiveness of the Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of a Material Event (as defined in Section 11(c)) and (v) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, as required pursuant to paragraph 11(c), state that it constitutes a Deferral Notice, in which event the provisions of Section 11(c) shall apply.

          (c) The Company shall, upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not

27

misleading, or the related Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development constituting a Material Event that, in the reasonable discretion of the Company’s Board of Directors, makes it appropriate to suspend the availability of the Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the Purchaser of the Common Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Purchaser that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the Purchaser agree not to sell any Common Shares pursuant to the Registration Statement until the Purchaser’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) and (B) above, as promptly as is practicable, and (y) in the case of clause (C) above, as soon as, in the reasonable judgment of the Company’s Board of Directors, public disclosure of such Material Event would not be materially prejudicial to the interests of the Company or, if necessary to avoid unreasonable burden or expense to the Company, as soon as practicable thereafter. The Company shall be entitled to exercise its right under this Section 11(c) to suspend the availability of the Registration Statement or any Prospectus no more than two (2) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed forty-five (45) days. The Company shall use all commercially reasonable best efforts to limit the duration and number of any Deferral Periods. Purchaser hereby expressly acknowledges its obligation to keep confidential all nonpublic information about the Company, including all nonpublic information set forth in such notice. The Effectiveness Period automatically shall be extended for a period of time equal in duration to the duration of all Deferral Periods in the aggregate. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to Section 9 that the Purchaser shall furnish to the Company such informat ion regarding itself, Securities held by it, any assign, Securities held by any assign and the intended method of disposition of the Securities held by it or any assign as shall be reasonably required to effect the registration of such Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

28

          (d) As promptly as practicable after becoming aware of such event, the Purchaser shall notify the Company of the occurrence of any event, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     12. Indemnity and Contribution.

          (a) The Company agrees to indemnify and hold harmless each of the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Purchaser’s respective officers, directors, general partners and managers, as the case may be (collectively, “Purchaser Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, the “Losses”) in each case to the extent, but only to the extent (i) caused by any untrue statement of a material fact contained in the Registration Statement or the prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus (the “Prospectus”) or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which it was made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information relating to the Purchaser or its assigns furnished to the Company in writing by the Purchaser or assign expressly for use therein or (ii) caused by, arising from or related to the breach of any representation, warranty, covenant or agreement made by the Company in or pursuant to this Agreement or any document delivered by the Company in connection herewith. The aggregate Losses incurred by the Purchaser Indemnitees in respect of which they are entitled to indemnification pursuant to this Section 12(a) are hereinafter referred to as “Purchaser Indemnifiable Losses.” Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to indemnify the Purchaser Indemnitees pursuant to this Section 12(a): (1) unless the aggregate amount of Purchaser Indemnifiable Losses exceeds $100,000 and then only for the amount of Purchaser Indemnifiable Losses in excess of $100,000; or (2) for any amounts by which the aggregate amount of Purchaser Indemnifiable Losses exceeds $15,000,000; provided that, notwithstanding the foregoing, the foregoing provisions of this sentence shall not apply to the Company’s obligations to pay the Purchaser’s expenses pursuant to Section 8(c) hereof, and the Company shall be liable for the full amount of the Purchaser’s reimbursable expenses under Section 8(c) hereof pursuant to the terms of such section.

          (b) The Purchaser agrees to indemnify and hold harmless the Company, its directors and its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Company Indemnitees”), from and against any and all Losses, insofar as such Losses are (i) caused by any untrue statement of a material fact contained in the Registration Statement or the

29

Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing by the Purchaser to the Company expressly for use in the Registration Statement or Prospectus or (ii) caused by, arising from or related to the breach of any representation, warranty, covenant or agreement made by the Purchaser in or pursuant to this Agreement or any document delivered by the Purchaser in connection herewith. The aggregate Losses incurred by the Company Indemnitees in respect of which they are entitled to indemnification pursuant to this Section 12(b) are hereinafter referred to as “Company Indemnifiable Losses.” Notwithstanding anything to the contrary in this Agreement, the Purchaser shall have no obligation to indemnify the Company Indemnitees pursuant to this Section 12(b): (1) unless the aggregate amount of Company Indemnifiable Losses exceeds $100,000 and then only for the amount of Company Indemnifiable Losses in excess of $100,000; or (2) for any amounts by which the aggregate amount of Company Indemnifiable Losses exceeds $15,000,000.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person or entity in respect of which indemnity may be sought pursuant to Section 12(a) or 12(b), such person or entity (the “indemnified party”) shall promptly notify the person or entity against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed reasonably promptly after incurred. The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, criminal liability or a failure to act by or on behalf of any indemnified party.

30

          (d) To the extent that the indemnification provided for under Section 12(a)(i) or 12(b)(i) is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions or other matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the sale pursuant to this Agreement (before deducting expenses) of the Purchased Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by the Purchaser shall be deemed to be equal to the value of Purchased Securities that are registered under the Securities Act. The relative fault of the Purchaser on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact, or the inaccurate representation or warranty relates to information supplied by the Purchaser or by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 12(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Purchased Securities to which such loss relates exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The remedies provided for in this Section 12 are meant to be exclusive and shall limit the rights or remedies which may otherwise be available to any indemnified party at law or equity.

          (f) The indemnity and contribution provisions contained in this Section 12 and the representations, warranties and other statements of the Company and the Purchaser contained in this Agreement shall survive the execution of this Agreement through the second anniversary of the last applicable Closing and shall remain operative and in full force and effect

31

regardless of (i) any investigation made by or on behalf of the Purchaser or any assign, or the Purchaser’s or any assign’s officers or directors, or any person controlling the Purchaser or any assign, or the Company, or the Company’s officers or directors or any person controlling the Company and (ii) the sale of any Purchased Securities by the Purchaser.

     13. Reliance on Representations. Notwithstanding any knowledge of facts determined or determinable by the Purchaser or the Company by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other party hereto contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any party in this Agreement shall survive each Closing through the second anniversary thereof.

     14. Termination of Conditions and Obligations. The conditions precedent imposed by this Agreement upon the transferability of the Common Shares shall cease and terminate as to any particular number of the Shares (and any legend on the Common Shares will be removed by the Company) at such time as such Common Shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Common Shares, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that (i) such conditions are not necessary in order to comply with the Securities Act or (ii) such Common Shares may be sold pursuant to Rule 144.

     15. Information Available. So long as the Registration Statement is effective covering the resale of securities owned by the Purchaser, except to the extent such may be obtained on EDGAR or otherwise obtained off the internet, the Company will furnish to the Purchaser:

          (a) as soon as practicable after it is available (but in the case of the Company’s Annual Report to Shareholders, within 120 days of each fiscal year of the Company), one copy of:

          (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

          (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-KSB;

          (iii) its Quarterly Reports on Form 10-QSB;

          (iv) any Current Reports on Form 8-K; and

          (v) a full copy of the particular Registration Statement covering the securities owned by Purchaser;

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          (b) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectus to supply to any other party requiring such Prospectus; and

          (c) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries and contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

     16. No Brokers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the offer or sale of the Securities to the Purchaser. The parties hereto expressly acknowledge the Company is paying certain fees to _________for certain financial advisory services being provided by _________in connection with the transactions contemplated hereunder. The parties hereto expressly agree and acknowledge _________’s role is not that of a broker or finder.

     17. Rule 144.

          (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with the Purchaser and take such further reasonable action as the Purchaser may request in writing (including, without limitation, making such reasonable representations as the Purchaser may request), all to the extent reasonably required from time to time to enable the Purchaser to sell Securities or Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the reasonable written request of the Purchaser, the Company shall deliver to the Purchaser a written statement as to whether it has complied with such reporting requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that the Company may reasonably decline to deliver such written statement if Purchaser has made more than six (6) such written requests in any year and such written requests have resulted in a significant disruption of the Company’s business.

          (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

     18. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) business day after being deposited with such courier, if made by overnight courier or (iv) on the third day after deposit in the mail, if made by first-class mail, to the parties as follows:

33

(a)	if to the Purchaser, to:

Coconut Palm Capital Investors II, Ltd. 555 South Federal Highway Second Floor Boca Raton, Florida 33432

With a copy to:

Hunton & Williams 1111 Brickell Avenue, Suite 2500 Miami, Florida 33131 Attn: Carlos Loumiet

(b)	if to the Company, to:

Sunair Electronics, Inc. 3005 S.W. 3rd Avenue Ft. Lauderdale, FL 33315 Attn: James E. Laurent, President

With a copy to:

Akerman Senterfitt One Southeast Third Avenue, 28th Floor Miami, Florida 33131 Attn: David Ristaino, Esq.

or to such other address as such person or entity may have furnished to the other persons or entities identified in this Section 18 in writing in accordance herewith.

     19. Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     20. Modification; Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and the Purchaser.

     21. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and

34

understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

     22. Counterparts. This Agreement may be signed in any number of original or facsimile counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     23. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

     24. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

35

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COCONUT PALM CAPITAL INVESTORS II, LTD.

By: /s/ Richard C. Rochon
Name: Richard C. Rochon Title: President

SUNAIR ELECTRONICS, INC.

By: /s/ James E. Laurent
Name: James E. Laurent Title: President

36

LIST OF EXHIBITS AND INDEX OF SCHEDULES TO PURCHASE AGREEMENT

Exhibit A	Form of First Tranche Warrant
Exhibit B	Form of Second Tranche Warrant
Exhibit C	Purchaser’s Opinion of Counsel
Exhibit D	Articles of Amendment to the Company’s Articles of Incorporation
Exhibit E	Voting Agreement
Exhibit F	Company’s Opinion of Counsel
Exhibit G	Management Services Agreement
Schedule 6(a)	Company SEC Documents
Schedule 6(b)	Other Material Liabilities or Obligations of Company
Schedule 6(d)	Company Subsidiaries
Schedule 6(f)	Company Convertible Securities, Registration Rights and Other Agreements
Schedule 6(h)	Company Conflicts
Schedule 6(i)	Company Material Adverse Changes
Schedule 6(j)	Company Litigation
Schedule 6(k)	Company Permits
Schedule 6(n)	Company Securities Offerings
Schedule 6(u)	Company Tax Matters
Schedule 6(z)	Company Real Property
Schedule 6(bb)	Company Corrupt Acts
Schedule 6(cc)	Company Liquidity
Schedule 6(dd)	Company Loans
Schedule 6(ee)	Company Liabilities and Obligations Upon Closing
Schedule 7(o)	Purchaser Conflicts
Schedule 8(o)	Company Affiliate Agreements
Schedule 8(p)	Company Solicitations

37

ANNEX C

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

SUNAIR ELECTRONICS, INC.

a Florida corporation

     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of Sunair Electronics, Inc. are hereby amended as follows:

1. Article I of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

“ARTICLE I

NAME

     The name of the corporation shall be SUNAIR, INC.”

2. Article II of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

“ARTICLE II

GENERAL NATURE OF BUSINESS

The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act, as amended from time to time.”

3. Article III of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

“ARTICLE III

AUTHORIZED STOCK

1. Authorized Stock. The total number of shares which this corporation is authorized to issue is one hundred and eight million (108,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.10 per share (“Common Stock”), and eight million (8,000,000) shares shall be preferred stock, no par value per share (the “Preferred Stock”).

2. Common Stock. Subject to the requirements of law, these Articles of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or amending any series of the Preferred Stock, the holders of Common Stock shall (i) in the event of any liquidation, dissolution or other winding up of the corporation, whether voluntary or involuntary, and after all holders of the Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Stock; and (ii) after payment in full of all dividends to which holders of the Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors out of funds legally available therefor. Except as otherwise required by law and the provisions of these Articles of Incorporation, as amended from time to time, and except as provided by the resolution or resolutions of the Board of Directors creating or amending any series of Preferred Stock, the holders of Common Stock possess full voting power for the election of directors and for all other purposes, and each holder thereof shall be entitled to one vote for each share held of record by such holder on all matters on which shareholders generally are entitled to vote.

3. Preferred Stock. The Preferred Stock shall be issued in one or more series. The Board of Directors of the corporation is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:

(a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(b) the annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

(d) the preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation;

(e) the voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

(f) the right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

(g) any other relative rights, preferences and limitations of that series.”

2

     The foregoing amendments to the Articles of Incorporation of the corporation were recommended by the board of directors of the corporation and submitted to the shareholders of the corporation for approval at a meeting of the shareholders of the corporation, held on ___, 2005. The amendments to the Articles of Incorporation of the corporation were approved by the holders of a majority of the issued and outstanding shares of common stock of the corporation, with the number of votes cast for the amendments being sufficient for approval in accordance with the applicable provisions of the Florida Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned duly authorized officer of the corporation has executed these Articles of Amendment to the Articles of Incorporation as of this ___day of ___, 2005.

James E. Laurent President and Chief Executive Officer

3

ANNEX D

SUNAIR ELECTRONICS, INC.

2004 STOCK INCENTIVE PLAN

1. Establishment, Effective Date and Term

     Sunair Electronics, Inc., a Florida corporation hereby establishes the “Sunair Electronics, Inc. 2004 Stock Incentive Plan.” The Effective Date of the Plan shall be the date that the Plan was approved by the shareholders of Sunair in accordance with its By-laws and the laws of the State of Florida, or such later date as provided in the resolutions adopting the Plan. Unless earlier terminated pursuant to Section 13(i) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Appendix 1 attached hereto.

2. Purpose

     The purpose of the Plan is to advance the interests of the Company by allowing the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Sunair and incentives to expend maximum effort for the growth and success of the Company so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of Sunair.

3. Eligibility

     Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4. Administration

     (a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

     (b) Advisors to Committee. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

     (c) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

     (d) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and By-Laws of Sunair, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or By-Laws of Sunair. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. Common Stock

     (a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Eight Hundred Thousand (800,000) shares, subject to adjustment as provided in the Plan.

     (i) No more than 80,000 shares of Common Stock may be subject to grants of Options to any one Eligible Individual during any one fiscal year.

     (ii) No more than 80,000 shares of Common Stock may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units, and Awards of Common Stock to any one Eligible Individual during any one fiscal year.

     (iii) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.

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     (b) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

     (i) In connection with the granting of an Award other than the granting of a Performance Unit, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award.

     (ii) In connection with the granting of a Performance Unit, the number of shares of Common Stock shall be reduced by an amount equal to the quotient of (A) the dollar amount in which the Performance Unit is denominated, divided by (B) the Fair Market Value of a share of Common Stock on the date the Performance Unit is granted.

     (c) Cancelled, Forfeited, or Surrendered Awards. If any Award is cancelled, forfeited, exchanged, surrendered or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award will to the extent cancelled, forfeited, exchanged, surrendered or terminated be available for future Awards granted under the Plan as if said Award had never been granted.

     (d) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Sunair by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Sunair or other increase or decrease in such shares effected without receipt of consideration by Sunair occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Common Stock available under the Plan; (ii) in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and (iii) in the Exercise Price per share of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. Options

     (a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to Eligible Individuals Options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine. Each grant of an Option must satisfy the requirements set forth in this Section.

     (b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-qualified Stock Options automatically on the date of such failure without further action by the Committee. In the absence

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of any designation, Options granted under the Plan will be deemed to be Non-qualified Stock Options.

     (c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price may not be less than Fair Market Value of the Common Stock, or if greater, the par value of the Common Stock, as of the Grant Date of the total number of shares of Common Stock that are subject to such Option.

     (d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

     (e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

     (i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-qualified Stock Options.

     (ii) Minimum Exercise Price. In no event may the Exercise Price of an Incentive Stock Option be less than 100% of the aggregate Fair Market Value as of the Grant Date of the total number of shares of Common Stock that are subject to such Incentive Stock Option.

     (iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Sunair, such Incentive Stock Options (i) must have an Exercise Price that is at least 110% of the aggregate Fair Market Value as of the Grant Date of the total number of shares of Common Stock that are subject to such Option, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

     (f) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating

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thereto. Unless otherwise provided in the applicable Award Agreement, Options will vest and become exercisable on each anniversary of the Grant Date in equal annual installments over four (4) years following the Grant Date of the Option.

     (g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Sunair a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to Sunair at its principal office and addressed to the attention of Sunair’s Vice President-Human Resources. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

     (h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

     (i) by cash, certified or cashier’s check, bank draft or money order; or

     (ii) through the delivery to Sunair of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Sunair’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Sunair incurring any liability under Section 16(b) of the Exchange Act.

Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion and to the extent permitted by applicable law, permit such payment to be made by one of the following methods or in any combination thereof as it may determine: (i) by the delivery of a promissory note of the Participant to Sunair on such terms as the Committee shall specify in its sole and absolute discretion; (ii) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Sunair, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income, employment, excise and other taxes required to be withheld by the Company by reason of such exercise and (2) to Sunair to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (iii) any other method as may be permitted by the Committee.

     (i) Termination of Employment, Disability, or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant

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with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding the foregoing, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or service of a Participant with the Company for any reason other than for Cause, a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable) may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or service.

     (i) Termination for Reason Other Than Cause, Disability, or Death. If a Participant’s termination of employment is for any reason other than Cause, Disability, or death, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed one (1) year from the date of such termination, and prior to the termination of the Option pursuant to its terms.

     (ii) Disability or Death. If a Participant’s termination of employment or service with the Company is by reason of a Disability or death of such Participant, the Participant or the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option , whichever is applicable, shall have the right at any time within a period not to exceed one (1) year after such termination and prior to termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant’s termination is due to a Disability of the Participant and the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death and prior to the termination of the Option pursuant to its terms.

     (iii) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of occurrence of the event which would be grounds for termination of employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for termination of employment by the Company for Cause.

7. Restricted Stock and Restricted Stock Units

     (a) Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts, as the Committee

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shall determine in its sole and absolute discretion. Each grant of Restricted Stock or Restricted Stock Units shall satisfy the requirements as set forth in this Section.

     (b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Unless otherwise provided in the applicable Award Agreement, Restricted Stock and Restricted Stock Units will vest and become exercisable on each anniversary of the Grant Date in equal annual installments over three (3) years following the Grant Date of the Restricted Stock or Restricted Stock Units. Shares of Restricted Stock or Restricted Stock Units subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 8(c).

     (c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Sunair Electronics, Inc. 2004 Stock Incentive Plan, and in an Agreement entered into by and between the registered owner of such shares and the company, dated ________________. A copy of the Plan and the Award Agreement may be obtained from the Secretary of the company.”

     (d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock. Upon the lapse of the applicable restrictions with respect to any Restricted Stock Units, Sunair shall deliver to the Participant, one share of Common Stock for each Restricted Stock Unit and any Dividend Equivalents credited with respect to such Restricted Stock Units, if any. Unless otherwise provided in an Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Stock Units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the applicable restrictions lapsed with respect to the related Restricted Stock Unit and any Dividend Equivalents credited with respect to such Restricted Stock Units, if any.

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     (e) Shareholder Rights. Until the expiration of all applicable restrictions, the Restricted Stock shall be treated as outstanding, the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividend and distributions may be held in escrow by the Company until all restrictions on the respective Restricted Stock have lapsed. A Participant shall not have any right with respect to Restricted Stock Units granted under the Plan to vote on any matter submitted to Sunair’s shareholders until the shares of Common Stock attributable to such Restricted Stock Units have been issued.

     (f) Termination of Service. Unless otherwise provided in a Award Agreement, if a Participant’s employment or service with the Company terminates for any reason, all nonvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by Sunair with respect to such Restricted Stock shall be forfeited immediately and returned to the Company, and all nonvested Restricted Stock Units and related Dividend Equivalents shall be forfeited. Notwithstanding this paragraph, all grants of Restricted Stock or Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 8(d) as if such grants of Restricted Stock or Restricted Stock Units were Awards of Performance Shares or Performance Units.

8. Performance Shares and Performance Units

     (a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts, as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

     (b)  Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical.

     (c) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the

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Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

     (d) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

     (i) Termination for Reason Other Than Death, or Disability. If a Participant’s employment or service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death, or Disability the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

     (ii) Termination of Employment for Death, or Disability. If a Participant’s employment or service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period , the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

9. Stock Awards

     Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, shares of Common Stock, in such amounts, as the

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Committee shall determine in its sole and absolute discretion. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual.

10. Other Awards

     Awards of shares of Common Stock, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

11. Change in Control and Other Corporate Events

     (a) Change in Control. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of Sunair, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that Awards shall terminate, provided however, that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, and/or (iii) that Awards shall terminate provided that Participants shall be entitled to a cash payment equal to the excess of the aggregate Change in Control Price with respect to shares subject to the vested portion of the Award over the aggregate Exercise Price of the shares subject to the vested portion of the Award. In the event that the Committee does not terminate an Award upon a Change in Control of Sunair then each outstanding Award shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Change in Control.

     (b) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by Sunair or any entity that is a part of the Company immediately after such event.

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12. Requirements of Law

     (a) Shareholder Approval. Notwithstanding anything to the contrary herein, no Awards shall be made pursuant to the Plan prior to the date on which the Plan is approved by the shareholders of Sunair in accordance with its By-laws and the laws of the State of Florida and the rules and regulations of the securities exchange on which the Common Stock is traded.

     (b) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other Federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

     (c) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable Federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

     (d) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the

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removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person’s wages or compensation due to such person, or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

     (e) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

13. General Provisions

     (a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain such provisions, as the Committee shall deem appropriate. The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

     (b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be equal to the par value of a share of Common Stock.

     (c) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

     (d) Issuance of Certificates; Shareholder Rights. Sunair shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for Federal tax purposes pursuant to Code Section 162(m).

     (e) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts,

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or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8 Registration Statement under the Securities Act of 1933, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

     (f) Buyout and Settlement Provisions. The Committee may at any time on behalf of Sunair offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

     (g) Use of Proceeds. The proceeds received by Sunair from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Sunair.

     (h) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without approval of the shareholders of Sunair, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 5, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

     (i) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of Sunair at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of Sunair shall be required for any amendment (i) that changes the class of individuals eligible to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 hereof), (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with

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the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded, or (iv) if such amendment eliminates a requirement provided herein that the shareholders of Sunair must approve an action to be undertaken under the Plan. Except as permitted under Section 5 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

     (j) Notification of 83(b) Election. If in connection with the grant of any Award any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

     (k) Detrimental Activity. All Awards shall be subject to cancellation by the Committee if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall be entitled to recover from the Participant at any time within two (2) years after the exercise or vesting of the Award but prior to a Change in Control, and the Participant shall pay over to the Company with respect to any Award previously held by such Participant (i) an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (ii) any shares of Common Stock granted pursuant to any Award other than an Option, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (iii) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award.

     (l) Disclaimer of Rights. No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     (m) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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     (n) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.

     (o) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

     (p) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     (q) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

     (r) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

     (s) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     (t) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Sunair, to its principal place of business, attention: Vice President-Human Resources, and if to the holder of an Award, to the address as appearing on the records of the Company.

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APPENDIX 1

DEFINITIONS

     “Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit or any other award granted pursuant to the Plan.

     “Award Agreement” means a written agreement entered into by Sunair and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

     “Board” means the board of directors of Sunair.

     “Cause” means, with respect to a termination of employment or service with the Company, a termination of employment or service due to (i) failure or refusal of the Participant to perform the duties and responsibilities that the Company requires to be performed by the Participant, (ii) gross negligence or willful misconduct by the Participant in the performance of the Participant’s duties, (iii) commission by the Participant of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, or (iv) the Participant’s commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan..

     “Change in Control” shall be deemed to occur upon:

     (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Sunair, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of Sunair in substantially the same proportions as their ownership of common stock of Sunair), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Sunair representing twenty-five percent (25%) or more of the combined voting power of Sunair’s then outstanding securities;

     (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by Sunair’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

     (c) a merger, consolidation, reorganization, or other business combination of the Sunair with any other entity, other than a merger or consolidation which would result in the voting securities of Sunair outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Sunair or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Sunair (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of Sunair’s then outstanding securities shall not constitute a Change in Control; or

     (d) the shareholders of Sunair approve a plan of complete liquidation of Sunair or the consummation of the sale or disposition by Sunair of all or substantially all of Sunair’s assets other than (x) the sale or disposition of all or substantially all of the assets of Sunair to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Sunair at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of Sunair.

     “Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Sunair.

     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     “Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Not withstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

     “Common Stock” means the common stock, $.10 par value per share, of Sunair.

     “Company” means Sunair and all entities whose financial statements are required to be consolidated with the financial statements of Sunair pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.

     “Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

     “Covered Individual” means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to Section 4(b).

     “Detrimental Activity” shall mean (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that results, or if known could result, in the termination of the Participant’s employment or service that is classified by the Company as a termination for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company without, in all cases, written authorization from the Company; (v) the Participant’s Disparagement, or inducement of others to do so, of the Company or their past or present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company, provided however that competitive activities shall only be those competitive with any business unit of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the termination of the Participant’s employment or service; or (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company. For purposes of subparagraphs (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

     “Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

     “Disparagement” means making any comments or statements to the press, the Company’s employees or any individual or entity with whom the company has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

     “Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

     “Effective Date” shall mean the date that the Plan was approved by the shareholders of Sunair in accordance with its By-laws and the laws of the State of Florida.

     “Eligible Individual” means any employee, officer, director (employee or non-employee director) of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercise Price” means the purchase price of each share of Common Stock subject to an Award.

     “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the applicable date, (i) as reported by the national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the day prior to the date on which the Award is granted. If the Common Stock is not readily traded on a national securities exchange, The Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

     “Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

     “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

     “Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.

     “Option” means an option to purchase Common Stock granted pursuant to Section 6 of the Plan.

     “Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

     “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, Sunair’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, Sunair’s after-tax or pre-tax profits including, without limitation, that attributable to Sunair’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, Sunair’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Sunair’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of Sunair’s long-term or short-term public or private debt or other similar financial obligations of Sunair, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from Sunair’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, Sunair’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Sunair’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, Sunair’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of Sunair’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of Sunair of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Sunair (or a subsidiary, division or other operational unit of Sunair) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

     “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

     “Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

     “Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

     “Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary.

     “Plan” means this Sunair Electronics, Inc. 2004 Stock Incentive Plan.

     “Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

     “Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 7 hereunder.

     “Restricted Stock Unit” means the right to receive to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to Section 7 hereunder.

     “Section 424 Employee” means an employee of Sunair or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

     “Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

ANNEX E

First Tranche Warrant No. 001

The securities represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Securities Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Securities Act or any other applicable securities laws.

FIRST TRANCHE WARRANT

SUNAIR ELECTRONICS, INC.

     SUNAIR ELECTRONICS, INC. (the “Issuer”), a Florida corporation, with offices at 3005 SW 3rd Ave., Fort Lauderdale, FL 33315-3312, for value received, hereby certifies that COCONUT PALM CAPITAL INVESTORS II, LTD., a Florida limited partnership (“Coconut Palm”), with an address for notice purposes hereunder at 555 South Federal Highway, Second Floor, Boca Raton, Florida 33432, or its registered assigns, is entitled to purchase from the Issuer up to Five Million (5,000,000) (as further defined below, the “Issuable Number”) duly authorized, validly issued, fully paid and non-assessable shares (subject to the adjustments contained in this Warrant) of common stock, par value $0.10 per share (the “Common Stock”), of the Issuer at the purchase price per share equal to Six Dollars ($6.00) (the “Exercise Price”) at any time and from time to time on or after ___(the “Issuance Date”) and at or before 5:00 p.m., Fort Lauderdale, Florida time, on the third anniversary of the Issuance Date (the “Termination Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein are defined in Section 10 hereof or elsewhere throughout this Warrant, or in that certain Purchase Agreement, dated November 17, 2004, by and between Issuer and Coconut Palm (the “Purchase Agreement”). For purposes of this Warrant, the “Issuable Number” shall equal the aggregate number of shares of Common Stock purchased by Coconut Palm pursuant to the Purchase Agreement as of the Second Closing Date. In addition, Coconut Palm shall be entitled to purchase an equal Issuable Number of Second Tranche Warrant Shares, in accordance with that certain Second Tranche Warrant issued to Coconut Palm pursuant to the Purchase Agreement.

1. Exercise of Warrant.

     1.1 Manner of Exercise. This Warrant may be exercised by the holder of this Warrant (the “Holder”) in whole or in part, at any time and from time to time on or after the Issuance Date, by facsimile, mail or overnight courier delivery of a notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such Holder (a

“Warrant Exercise Notice”). The closing of each exercise shall take place on (i) the third (3rd) Business Day following, and excluding, the date the Warrant Exercise Notice is delivered (the “Warrant Notice Date”), subject to the provisions of Section 1.4(b) hereof, (ii) at the option of the Holder, such later date as the conditions set forth in Section 1.2 have been waived or satisfied or (iii) any other date upon which the exercising Holder and the Issuer mutually agree (each, a “Warrant Closing Date”).

          (a) This Warrant may be exercised by the Holder hereof by paying cash to Issuer in the amount equal to the product of (i) the number of shares of Common Stock for which the Warrant is being exercised (without giving effect to any adjustment thereof) multiplied by (ii) the Exercise Price.

          (b) At any time on or after one hundred eighty (180) days following the Issuance Date, in lieu of payment of the Exercise Price in cash as set forth in Section 1.1(a), the Holder hereof may exercise this Warrant by specifying in the Warrant Exercise Notice that such Holder has elected to exercise this Warrant pursuant to a “broker-assisted” exercise/sale procedure pursuant to which funds to pay for exercise of the Warrant are delivered to the Issuer by a broker upon receipt of stock certificates from the Issuer through a licensed broker reasonably acceptable to the Issuer whereby the stock certificate or certificates for the shares of Common Stock for which the Warrant is exercised will be delivered by the Issuer to such broker as the agent for the Holder exercising the Warrant and the broker will deliver to the Issuer cash (or cash equivalents acceptable to the Issuer) equal to the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of the Warrant. The Issuer shall allow the issuance and delivery to such broker of the shares of Common Stock necessary to effect the sale of such shares by such broker and apply the sales proceeds to pay the Exercise Price notwithstanding the fact that the Issuer will not receive the cash proceeds until after the sale of the underlying shares of Common Stock, subject, in the event the Holder is an officer or director of the Issuer, to compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 with respect to loans to officers and directors. Holder hereby expressly agrees to indemnify and to hold the Issuer harmless for the full amount of any loss or damage (including all reasonable trial attorneys’ and appellate attorneys’ fees including those which may be incurred in the enforcement of this indemnity) Issuer may sustain as a result of such broker failing to remit to Issuer the proceeds from the sale of such shares of Common Stock in accordance with this Section 1.1(b).

     1.2 Conditions to Closing. It shall be a condition of the exercising Holder’s obligation to close on each Warrant Closing Date that each of the following is satisfied, unless waived by such Holder:

          (a) all shares to be issued upon such exercise shall be registered under the Securities Act, shall be freely tradable Registered Common Stock and shall be duly listed and admitted to trading on Nasdaq, the New York Stock Exchange or the American Stock Exchange, depending on where such shares are traded at the time the Warrant is exercised (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock for a portion or all of the shares to be issued upon such exercise in which case the Issuer shall issue such unregistered Common Stock upon such request).

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          (b) As of such Warrant Closing Date, the Issuer shall have notified the Holder of all Restatements, and no Restatement shall have occurred on or after the date on which the Warrant Exercise Notice is delivered. The Holder and the Issuer expressly acknowledge and agree that the issuance of a press release by the Issuer disclosing a Restatement shall be deemed sufficient to satisfy this notice requirement.

If any such condition is not satisfied or waived prior to the third (3rd) Business Day following and excluding the date the Warrant Exercise Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Warrant Exercise Notice by written notice to the Issuer regardless of whether such condition has been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligation with respect to such Warrant Exercise Notice and may submit a Warrant Exercise Notice on any future date with respect to the shares referenced in the original Warrant Exercise Notice.

     1.3 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to 5:00 p.m. (time in effect in Fort Lauderdale, Florida on such date) on the Business Day on which the Warrant Exercise Notice is delivered as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the Holder or Holders of record thereof, provided, however, that such exercise shall not be deemed effective if at or prior to 5:00 p.m. (time in effect in Fort Lauderdale, Florida on such date) on the Warrant Closing Date the Holder delivers written notice of withdrawal to the Issuer as set forth in Section 1.2.

     1.4 Delivery of Warrant and Payment. On each Warrant Closing Date, the registered Holder shall surrender this Warrant to the Issuer at the address set forth for the Issuer in the introductory paragraph of this Warrant or such other address as the Issuer advises the Holder in writing and (a) shall deliver payment in cash, by wire transfer to the Issuer’s account designated by Issuer of immediately available funds or by certified or official bank check payable to the order of the Issuer, to the extent that the Warrant is exercised in accordance with Section 1.1(a), shall have so specified in the Warrant Exercise Notice delivered by such Holder and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof, or (b) if exercising this Warrant in accordance with Section 1.1(b) above, shall have so specified in the Warrant Exercise Notice delivered by such Holder, and the Issuer shall deliver to the Holder’s broker the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof, following the sale of which in accordance with Section 1.1(b) above such broker shall, within three (3) Business Days after the Warrant Closing Date, deliver payment in cash, by wire transfer to the Issuer’s account designated by Issuer of immediately available funds or by certified or official bank check payable to the order of the Issuer, to the extent that the Warrant is exercised.

     1.5 Delivery of Stock Certificates, etc. On each Warrant Closing Date, the Issuer at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder hereof or as such Holder may direct,

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          (a) via facsimile and at such address specified by the Holder via a reputable overnight courier, a delivery notice in the form of Exhibit 2 hereto and one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Closing Sales Price per share on the Business Day next preceding the date of such exercise, and

          (b) in case such exercise is in part only, at such address specified by the Holder via reputable overnight courier, a new Warrant of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the related Warrant Exercise Notice upon such exercise as provided in Section 1.1.

2. Adjustment of Common Stock Issuable Upon Exercise.

     2.1 General; Warrant Price. The number of shares of Common Stock that the Holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of Sections 2 and 3) be issuable upon such exercise, as designated by the Holder hereof pursuant to Section 1.1, by a fraction of which (a) the numerator is the Exercise Price and (b) the denominator is the Warrant Price in effect on the date of such exercise. The “Warrant Price” shall initially be the Exercise Price. The Warrant Price shall be adjusted and readjusted from time to time as provided in Sections 2 and 3 hereof and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Sections 2 and 3 hereof.

     2.2 Adjustment of Warrant Price Upon Issuance of Additional Shares of Common Stock. In case at any time or from time to time on or after the Issuance Date and at or before 5:00 p.m. (Fort Lauderdale, Florida time) on the date that is one hundred eighty (180) days following the Issuance Date, the Issuer shall issue or sell any Additional Shares of Common Stock (including any Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3), without consideration or for a consideration per share less than the Closing Sales Price in effect on the date of such issue or sale (or if such issue or sale date is not a Business Day, then on the Business Day next preceding such issue or sale date), then, and in each such case, the Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying the Warrant Price by a fraction;

          (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Issuer for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Closing Sales Price, and

          (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

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provided that, for the purposes of this Section 2.2, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.3, such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

     2.3 Treatment of Options and Convertible Securities Under Section 2.2. For purposes of the adjustments provided for in Section 2.2 hereof, in case the Issuer at any time or from time to time on or after the Issuance Date shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (except to the extent such Additional Shares of Common Stock constitute Excluded Securities) issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, in the case of Options or Convertible Securities with terms described in Section 2.3(b), the date of any change, increase or decrease described in Section 2.3(b)) (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.4) of such shares would be less than the Closing Sales Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

          (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

          (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Issuer, or increase or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c) upon the expiration (or purchase by the Issuer and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of

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any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Issuer and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such purchase by the Issuer and cancellation or retirement, as the case may be), be recomputed as if:

               (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Issuer for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Issuer upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Issuer upon such conversion or exchange, and

               (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Issuer for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Issuer for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Issuer (pursuant to Section 2.4) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

          (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

     2.4 Computation of Consideration. For the purposes of this Section 2:

          (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

               (i) insofar as it consists of cash, be computed at the amount of cash received by the Issuer less any expenses paid or incurred by the Issuer or any commissions or compensations paid to underwriters, dealers or others performing similar services in connection with such issue or sale,

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               (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Issuer, and

               (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Issuer for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, as determined in good faith by the Board of Directors of the Issuer.

          (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

               (i) the total amount, if any, received and receivable by the Issuer as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Issuer upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities (including the full conversion or exchange of all Options and Convertible Securities underlying such Options and Convertible Securities).

     2.5 Treatment of Stock Dividends, Stock Splits, etc. In case the Issuer at any time or from time to time on or after the Issuance Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Warrant Price in effect immediately prior to such dividend or subdivision shall, concurrently with the deemed effectiveness of such dividend or subdivision, be reduced to a price determined by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to giving effect to such dividend or subdivision and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such dividend or subdivision (including, without limitation, all shares of Common Stock deemed issued or issuable in connection with or as a result of such dividend or subdivision notwithstanding that any such shares have not actually

7

been issued as of the deemed effectiveness of such dividend or subdivision). For purposes hereof, such dividend or subdivision shall be deemed effective, and additional shares of Common Stock shall be deemed to have been issued pursuant thereto (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

     2.6 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     2.7 Dividends and Distributions in Cash, Property or Securities other than Common Stock. In case the Issuer at any time or from time to time on or after the Issuance Date shall declare, order, pay or make a dividend or other distribution on the Common Stock of cash, property or securities (including, without limitation, a dividend payable in any shares, interests, rights, options, warrants, evidences of indebtedness or convertible securities of the Company or any other Person) other than a dividend payable in Common Stock covered under Section 2.5 hereof or a dividend or other distribution on the Common Stock of cash, property or securities, issued in connection with any sale of all or substantially all of the assets or securities of any subsidiary of the Issuer, then the Warrant Price shall be reduced, effective as of the date of such distribution record date, (a) in the case of a cash distribution, by the dollar amount of the cash distribution per share of Common Stock, subject to the last sentence of this Section 2.7, (b) in the case of a distribution of property other than cash, by the dollar amount of the fair market value of all the property being distributed divided by the number of shares of Common Stock issued and outstanding as of such dividend record date in respect of which such property distribution is being made and (c) in the case of a distribution of securities (including, without limitation, a dividend payable in any shares, interests, rights, options, warrants, evidences of indebtedness or convertible securities of the Company or any other Person) other than a dividend payable in Common Stock covered under Section 2.5 hereof, by the dollar amount of the fair market value of all such securities being distributed divided by the number of shares of Common Stock issued and outstanding as of such dividend record date in respect of which such property distribution is being made. The determination of fair market value of any such property (other than cash) or securities pursuant to this Section 2.7 shall be made by an independent, nationally recognized appraisal firm not affiliated with the Issuer that is regularly engaged in the business of appraising the type of property or securities, as applicable, that is the subject of such distribution, at the Issuer’s expense. If the aggregate amount of any ordinary cash distributions from retained earnings lawfully made in accordance with Section 607.06401 of the Florida Business Corporation Act (expressly excluding, without limitation, extraordinary, liquidating or partial liquidating cash distributions, by way of return of capital or otherwise) (“Ordinary Cash Distributions”) covered by this Section 2.7 shall, during any quarterly period of any calendar year (i.e. January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31) (each, a “Quarterly Period”), total three-quarters of one percent (.75%) of the average of the Closing Sales Prices for the dividend record dates for such Ordinary Cash Distributions during such Quarterly Period (the “De Minimis Cash Distribution Amount”) or

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less, then such cash distributions shall not require an adjustment to the Warrant Price pursuant to clause (a) of this Section 2.7; provided that, notwithstanding anything to the contrary set forth herein, the Warrant Price shall be adjusted as provided in clause (a) of this Section 2.7 by the aggregate amount of all (i) Ordinary Cash Distributions during any Quarterly Period in excess of the De Minimis Cash Distribution Amount and (ii) cash distributions other than Ordinary Cash Distributions.

3. Business Combinations.

     3.1 Adjustment upon Business Combination. In case the Issuer on or after the Issuance Date is a party to (i) any acquisition of the Issuer by means of merger or other form of corporate reorganization in which outstanding shares of the Issuer are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (ii) a sale of all or substantially all of the assets of the Issuer (on a consolidated basis) in a single transaction or series of related transactions, (iii) any other transaction or series of related transactions by the Issuer or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Issuer’s shareholders at which directors are elected is transferred to a single entity or group acting in concert, or (iv) a capital reorganization or reclassification of the Common Stock (other than a reorganization or reclassification in which the Common Stock are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Issuer immediately prior to such transaction own the Common Stock or other voting stock of the Issuer in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Business Combination”), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder, upon exercise of all or any part of this Warrant at any time after the consummation of such Business Combination, shall be entitled to receive upon such exercise, the Common Stock and Other Securities, cash and property to which the Holder would have been entitled upon such consummation if the Holder had exercised the Warrant immediately prior thereto (including, without limitation, any additional shares of Common Stock, Other Securities, cash and property issuable as a result of an increase in the Issuable Number occurring after the date of consummation of such Business Combination); provided, that if the Acquiring Person or its Parent, as the case may be, shall combine, subdivide or reclassify its common stock, or shall declare any dividend payable in shares of its common stock, or shall take any other action of a similar nature affecting such shares, the calculations above shall be adjusted to the extent appropriate, as provided in Section 2 of this Warrant, to reflect such event, including appropriate adjustments to account for any such event that occurs during any of the measurement periods set forth above.

     3.2 Assumption of Obligations. Notwithstanding anything contained herein to the contrary, the Issuer will not effect any Business Combination unless, prior to the consummation thereof, each Person (other than the Issuer) that may be required to deliver any stock, securities, cash or property upon exercise of this Warrant as provided herein shall assume (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to

9

the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3 and the other provisions of this Warrant, the Holder may be entitled to receive.

4. No Impairment. The Issuer will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Issuer (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding.

5. Accountants’ Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Issuer at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and, to the extent Holder disputes in writing such computations, cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Issuer) selected by the Issuer to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including but not limited to a statement of (a) the consideration received or to be received by the Issuer for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 or 3) on account thereof. The Issuer will forthwith mail a copy of each such report to each Holder of a Warrant and will, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a copy of the most recent report setting forth the Warrant Price in effect as of the date such report is delivered and showing in reasonable detail how it was calculated. The Issuer will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof.

6. Notices of Corporate Action. In the event of :

     (a) any taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Issuer, any reclassification or recapitalization of the capital stock of the Issuer or any consolidation or merger involving

10

the Issuer and any other Person or any transfer of all or substantially all the assets of the Issuer to any other Person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer,

the Issuer will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered to Holder at least twenty (20) Business Days prior to the date therein specified, but in no event later than the date notice is delivered to any holder of Common Stock.

7. Reservation of Shares. For so long as the Warrant represented hereby has not been exercised in full, the Issuer shall at all times prior to the Termination Date reserve and keep available, free from pre-emptive rights, out of its authorized but unissued capital stock, the number of shares required to permit the full exercise of this Warrant (assuming it were exercised in the manner provided for in Section 1.1(a) hereof).

8. Lost or Stolen Warrant. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Issuer shall issue in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory, and (in the case of loss, theft or destruction) of an undertaking to provide reasonably satisfactory indemnification, to the Issuer of or in respect of such loss, theft or destruction of such warrant certificate.

9. Warrant Agent. The Issuer (and any corporation into which the Issuer is merged or any corporation resulting from any consolidation to which the Issuer is a party) shall serve as warrant agent (the “Warrant Agent”) under this Warrant. The Warrant Agent hereunder shall at all times maintain a register (the “Warrant Register”) of the Holders of this Warrant. Upon 30 days’ notice to the registered Holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver

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any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer. Any corporation into which any new Warrant Agent may be merged or any corporation resulting from any consolidation to which any new Warrant Agent shall be a party or any corporation to which any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act; provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this Section 9 or (ii) is a wholly owned Subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be delivered via reputable overnight courier to the registered Holder hereof at such Holder’s last address as shown on the Warrant Register.

10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     10.1 “Acquiring Person” means, in connection with any Business Combination: (i) the continuing or surviving corporation or other entity of a consolidation or merger with the Issuer (if other than the Issuer), (ii) the transferee of all or substantially all of the properties or assets of the Issuer, (iii) the corporation or other entity consolidating with or merging into the Issuer in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Issuer’s shareholders at which directors are elected or, (v) in the case of a capital reorganization or reclassification described in clause (iv) of the definition of Business Combination, the Issuer.

     10.2 “Additional Shares of Common Stock” means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.3, deemed to be issued) by the Issuer on or after the Issuance Date, whether or not subsequently reacquired or retired by the Issuer, other than shares issued upon the exercise of the Warrants; provided, however, that this term shall not include Excluded Securities.

     10.3 “Business Combination” shall have the meaning attributed to it in Section 3.1 hereof.

     10.4 “Business Day” means any day on which the Common Stock may be traded on the American Stock Exchange or, if not admitted for trading on the American Stock Exchange, on any day other than a Saturday, Sunday or holiday on which banks in Fort Lauderdale, Florida are required or permitted to be closed.

     10.5 “Closing Sales Price” means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Closing Sales Price of the common stock of an Acquiring Person or its Parent under Section 3, the common stock of such Acquiring Person or such Parent), equal to (i) the closing sales price, or if no sale takes place on such date, the closing bid price of the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) on the American Stock Exchange, or if not then listed or admitted for trading on the American Stock Exchange then on the national securities exchange on which the Common Stock

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(or, in the case of an Acquiring Person or its Parent, it common stock) is then listed or admitted for trading, or if not then listed or admitted for trading on a national securities exchange then on any securities exchange, quotation system or the OTC Bulletin Board on which the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) is then listed or admitted for trading on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Issuer may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted for trading on any securities exchange, quotation system or the OTC Bulletin Board, the higher of (x) the book value per share thereof as determined (at Issuer’s cost) by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Issuer as of the last calendar day of any month ending within sixty (60) calendar days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Issuer and reasonably acceptable to the Holder (whose fees and expenses shall be borne by Issuer), subject to adjustment for stock splits, recombinations, stock dividends and the like.

     10.6 “Common Stock” as defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Issuer the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference to Common Stock shares.

     10.7 “Convertible Securities” means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

     10.8 “Excluded Securities” means each of the following:

     (a) Common Stock issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Coconut Palm;

     (b) Common Stock issuable upon the exercise of Options issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors or the Compensation Committee of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Coconut Palm, or Common Stock issuable upon the exercise of Options issued pursuant to the Issuer’s employee stock option plan approved by the Issuer’s Board of Directors or the Compensation Committee of the Issuer’s Board of Directors;

     (c) Common Stock issuable upon the conversion of Convertible Securities outstanding as of the Issuance Date or Convertible Securities issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Coconut Palm;

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     (d) Common Stock issuable in connection with any acquisition of another corporation by the Company to the extent such acquisition and issuance in connection therewith are authorized pursuant to a duly authorized resolution of the Issuer’s Board of Directors; and

     (e) Common Stock issued or issuable to the Holder upon exercise of this Warrant or on the Issuance Date.

     10.9 “Issuer” as defined in the introduction to this Warrant, means Sunair Electronics, Inc. and any corporation or entity which shall succeed to or assume the obligations of Sunair Electronics, Inc.

     10.10 “Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

     10.11 “Other Securities” means any stock (other than Common Stock) and other securities of the Issuer or any other Person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

     10.12 “Parent” as to any Acquiring Person, means any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent’s Annual Report on Form 10-K (if Parent is required to file such a report) or would be required to so include the Acquiring Person in such Parent’s consolidated financial statements if they were prepared in accordance with U.S. GAAP and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated Subsidiaries).

     10.13 “Person” means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     10.14 “Registered Common Stock” means Common Stock that has been registered under the Securities Act and is freely tradable.

     10.15 “Restatement” means that Issuer restates or announces its intention to restate, in any material way, any portion of its financial statements as included (i) in a Form 10-KSB or Form 10-QSB filed with the SEC in the form of an amendment thereto, (ii) in a Form 8-K or in any other filing made with the SEC, or (iii) in a press release or other form of media, except as is required as a result of a change occurring after the date of this Warrant in (1) applicable law or (2) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the SEC, which change is implemented by Issuer in the manner and at the time prescribed by such law or such generally accepted accounting principle.

     10.16 “SEC” means the Securities and Exchange Commission.

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     10.17 “Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     10.18 “Termination Date” has the meaning set forth in the introductory paragraph of this Warrant.

11. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Issuer or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a shareholder of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

13. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered by facsimile or by a nationally recognized overnight courier, postage prepaid, addressed (a) if to Holder, to the address set forth for the Holder in the introductory paragraph of this Warrant, and if to the Issuer, to the address set forth for the Issuer in the introductory paragraph of this Warrant, or (b) if to any other Holder of any Warrant, at the registered address of such Holder as set forth in the register kept at the principal office of the Issuer, provided that the exercise of any Warrant shall be effective in the manner provided in Section 1.

14. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

15. Descriptive Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

17. Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Issuer with respect to this Warrant may be brought in any court of competent jurisdiction in the State of Florida or of the United States of America for the Southern District of Florida and, by Issuer’s execution and delivery and Holder’s acceptance of this Warrant, each of the Issuer and Holder (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any

15

related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection the Issuer or Holder may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each of the Issuer and Holder hereby waives personal service of process and consents, that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13, and service so made shall be deemed completed on the first Business Day after such service is deposited with a reputable overnight courier or, if earlier, when delivered. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings against the other party in the courts of any other jurisdiction. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

18. Legend. Unless the shares of Common Stock or Other Securities issuable upon exercise of this Warrant have been registered under the Securities Act, upon exercise of all or any part of the Warrant and the issuance of any of the shares of Common Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

“The securities represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Securities Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Securities Act or any other applicable securities laws.”

19. Assignment. Notwithstanding anything to the contrary set forth herein, this Warrant and all rights hereunder may be assigned by the Holder to any person or entity; and upon the Holder’s providing written notice of such assignment to the Issuer, the Holder’s assignee shall become the registered assignee and the registered Holder of this Warrant, and the Issuer shall recognize such assignment and cause such assignment to be reflected in its books and records.

     This Warrant shall not be valid unless signed by the Issuer.

[Remainder of Page Left Blank Intentionally]

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     IN WITNESS WHEREOF, Sunair Electronics, Inc. has caused this First Tranche Warrant to be signed by its duly authorized officer.

Dated:________________	SUNAIR ELECTRONICS, INC.
By:
Name:
Title:

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Exhibit 1

[FORM OF WARRANT EXERCISE NOTICE]

(To Be Executed Upon Exercise Of the Warrant)

[DATE]

Sunair Electronics, Inc.
3005 SW 3rd Ave.
Fort Lauderdale, FL 33315-3312
Attention: [_________]

Re: First Tranche Warrant No. ___

Ladies and Gentlemen:

     The undersigned is the registered Holder of the above-referenced warrant (the “Warrant”) issued by SUNAIR ELECTRONICS, INC. (the “Issuer”), evidenced by copy of the First Tranche Warrant attached hereto, and hereby elects to exercise the Warrant to purchase [_________]1 shares of Common Stock (or Other Securities, as applicable) (as such capitalized terms are defined in such First Tranche Warrant) and (check the appropriate box):

     [___] cash exercise: shall deliver on the Warrant Closing Date via wire transfer of immediately available funds or by certified or official bank check $___to the order of Sunair Electronics, Inc. as payment for such Common Stock in accordance with the terms of such First Tranche Warrant; or

     [___] broker-assisted exercise: following the Issuer’s issuance and delivery to the broker identified below of certificates for the shares of Common Stock (or Other Securities, as applicable) with respect to which this Warrant is being exercised and the sale of such shares of Common Stock (or Other Securities, as applicable), such broker shall deliver within three (3) Business Days after the Warrant Closing Date via wire transfer of immediately available funds or by certified or official bank check $___to the order of Sunair Electronics, Inc. as payment for such Common Stock in accordance with the terms of such First Tranche Warrant.

1	Insert here the Issuable Number called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

     In accordance with the terms of the attached First Tranche Warrant, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the following address (or in the case of a broker-assisted exercise, delivered to the following broker at the following address):

     The undersigned will deliver the original of the First Tranche Warrant no later than the third Business Day after and excluding the date of this notice.

     [If the number of shares of Common Stock to be delivered is less than the total number of shares of Common Stock deliverable under the Warrant, insert the following — The undersigned requests that a new warrant certificate substantially identical to the attached First Tranche Warrant be issued to the undersigned evidencing the right to purchase the number of shares of Common Stock equal to (x) the total number of shares of Common Stock deliverable under the Warrant less (y) [___]2.]

[HOLDER]

By:

Name:

Title:

ACKNOWLEDGED:

SUNAIR ELECTRONICS, INC.

By:

Name:

Title:

2	Insert here the number of shares identified in the footnote immediately preceding this one.

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Exhibit 2

[FORM OF WARRANT EXERCISE DELIVERY NOTICE]

[Date]

[HOLDER]

Attention:

Telephone:

Facsimile:

Ladies and Gentlemen:

     Reference is made to First Tranche Warrant No. _________issued by SUNAIR ELECTRONICS, INC. (the “Warrant”) dated as of _________. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Warrant.

     This notice confirms that the Warrant has been exercised by the Holder with respect to _________shares of Common Stock at a Warrant Price (as defined in the First Tranche Warrant) of $_________. Attached are copies of the front and back of the _________original stock certificates, each representing _________shares of Common Stock, together with a copy of the overnight courier air bill which will be used to ship such stock certificates. Also attached is a reissued warrant certificate, as provided in Section 1.5 of the First Tranche Warrant. We will send the original stock certificates by overnight courier to the following address:

SUNAIR ELECTRONICS, INC.

By:

Name:

Title:

ANNEX F

VOTING AGREEMENT AND IRREVOCABLE PROXY

     THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”), is made and entered into as of November 17, 2004, by and between Michael Herman (the “Shareholder”) and Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”).

W I T N E S S E T H

     WHEREAS, the Shareholder is the record and beneficial owner of the number of shares of common stock of Sunair Electronics, Inc., a Florida corporation (the “Company”) set forth on Exhibit A (such shares, or any other voting or equity securities of the Company hereafter acquired by the Shareholder prior to the termination of this Agreement, being referred to collectively as the “Shares”);

     WHEREAS, in accordance with the terms of that certain Purchase Agreement, dated November 17, 2004, by and between the Company and Coconut Palm (including all exhibits thereto, the “Purchase Agreement”), the Company and Coconut Palm intend to close the acquisition by Coconut Palm of the Initial Units (as defined in the Purchase Agreement), and if elected by Coconut Palm, the Additional Units (as defined in the Purchase Agreement) (collectively, the “Transactions”);

     WHEREAS, Coconut Palm desires to have the Shareholder, and the Shareholder desires, in order to induce Coconut Palm to proceed with closing the Transactions, to agree to vote in favor of approving certain matters relating to the Transactions that require approval of the Company’s shareholders and that are necessary to close the Transactions, each as set forth below; and

     WHEREAS, this Agreement is made and entered into pursuant to Section 607.0731 of the Florida Business Corporation Act.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

     Section 1. Voting of Shares.

     (a) The Shareholder covenants and agrees that until the Termination Date (as defined below), at the meeting of the Company’s shareholders or any adjournment thereof to consider the Transactions, however called, and in any action by written consent of the shareholders of the Company to consider the Transactions, the Shareholder will vote, or cause to be voted, all of the Shareholder’s respective Shares in favor of the Transactions as described in and, in every material respect, in accordance with, the terms and conditions set forth in this Agreement.

     (b) The Shareholder hereby irrevocably grants to and appoints Coconut Palm, and any individual designated in writing by Coconut Palm, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote its Shares at any meeting of the shareholders of the Company, or any adjournment thereof, called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1 and against any actions or approval that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions. The Shareholder understands and acknowledges that Coconut Palm is entering into the Purchase Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the closing of the Transactions, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. Except as otherwise provided for herein, the Shareholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

     (c) The Shareholder hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, until this Agreement terminates, purport to grant any other proxy or power of attorney with respect to any of the Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares covering the subject matter hereof. Notwithstanding anything stated to the contrary, the foregoing shall not prohibit the Shareholder from granting proxies in connection with the annual meeting of the Company’s shareholders with respect to voting on matters other than the matters that are the subject matter of this Agreement.

     Section 2. Transfer of Shares. The Shareholder covenants and agrees that until the termination of this Agreement, the Shareholder will not directly or indirectly, (a) sell, assign, transfer (including by purchase, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by purchase, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares unless the transferee (i) enters into an agreement with Coconut Palm containing provisions substantially similar to this Agreement and (ii) notifies Coconut Palm of such transfer.

     Section 3. Shareholder Representations. The Shareholder represents to Coconut Palm that (a) on the date hereof, the Shareholder is the record and beneficial owner (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Shares set forth next to the Shareholder’s name on Exhibit A and that the Shareholder has sole voting power, without restrictions, with respect to all of his shares of common stock of the Company

2

comprising the Shares; and (b) the Shareholder has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and this Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such execution, delivery and performance by the Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other agreement to which the Shareholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to the Shareholder or any of the properties or assets of the Shareholder or (iii) result in the creation of, or impose any obligation on the Shareholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and (c) the Shares are now and will at all times during the term of this Agreement be held by the Shareholder, or by a nominee or custodian for the account of the Shareholder, free and clear of all pledges (other than the Shareholder’s existing pledge of the Shares to First State Bancorp New Mexico, which Coconut Palm hereby acknowledges), liens, proxies, claims, shares, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Shares other than this Agreement.

     Section 4. Termination. This Agreement shall terminate upon the earlier to occur of (a) the consummation of the Transactions, (b) any termination of the Purchase Agreement in accordance with its terms or (c) upon the withdrawal by the Company’s Board of Directors of its approval of the transaction pursuant to Section 8(n) of the Purchase Agreement.

     Section 5. Further Assurances. The Shareholder from time to time will execute and deliver, or cause to be executed and delivered, all further appointments, documents and instruments and use its best efforts to take, or cause to be taken, all actions reasonably requested by Coconut Palm to consummate and make effective the transactions contemplated by this Agreement.

     Section 6. Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in

3

a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     (c) The headings in this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any of its provisions. The parties have participated jointly in the negotiation and drafting of this Agreement. If a question of interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The word “include” or “including” means include or including, without limitation. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

     (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. For any dispute relating to this Agreement, the parties irrevocably submit, on a non-exclusive basis, to the jurisdiction of the federal and state courts in Broward County, Florida, agreeing to service of process, in addition to any other manner permitted by applicable law, by any form of registered or certified airmail, return receipt requested, such process to be effective 5 days after mailing, and further waive any argument that that forum would be inconvenient.

     (e) Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief

     (f) If any legal action or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     (g) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth below or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

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     If to Coconut Palm, at:

Coconut Palm Capital Investors II, Ltd.
555 South Federal Highway
Boca Raton, FL 33432

Fax: 561-955-7333

     If to the Shareholder, at:

Michael Herman
PO BOX 60446
Colorado Springs, CO 80960

Fax: (719) 475-7779

     (h) This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

5

     IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement and Irrevocable Proxy to be signed individually or by its respective duly authorized officer as of the date first written above.

COCONUT PALM CAPITAL INVESTORS II, LTD.
By: /s/ Richard C. Rochon
Name:	Richard C. Rochon
Title:	President

SHAREHOLDER:
/s/ Michael Herman
Michael Herman

6

Exhibit A

Beneficial Owner	Number of Shares Beneficially Owned
Michael Herman	2,056,700

7

ANNEX G

SUNAIR ELECTRONICS, INC.

AUDIT COMMITTEE CHARTER

Organization and Composition

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors each of whom must (i) be independent as defined under AMEX listing standards, (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and (iii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or who otherwise qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K promulgated under the Exchange Act. No member of the Audit Committee may accept any consulting, advisory, or other compensatory fee from the Corporation other than for board or Audit Committee service, and no member of the Audit Committee may be an affiliated person of the Corporation.

Statement of Policy and Purpose

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The primary purpose of the Audit Committee shall be overseeing the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

Committee Management

1)	Maintain the independence, education and experience requirements of the Exchange Act, the Sarbanes-Oxley Act and the AMEX listing standards.

2)	Establish an agenda for the ensuing year. Hold at least quarterly meetings and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent auditors.

3)	Review the powers and duties of the Audit Committee and report and make recommendations to the Board of Directors on these responsibilities.

4)	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

5)	Prepare the Audit Committee report for inclusion in the annual proxy statement.

6)	Investigate any matter brought to the attention of the Audit Committee within the scope of the Audit Committee’s duties, with the power to retain independent counsel and other advisors for this purpose if, in the judgment of the Audit Committee, that is appropriate. The Corporation shall provide for funding, as determined by the Audit Committee, for payment of the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, including the payment of compensation to any advisors retained by the Audit Committee.

7)	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Management of Relationship with Independent Auditors

Directly appoint, compensate, retain and oversee the work of the independent auditors to audit the financial statements of the Corporation and its divisions and subsidiaries. The independent auditors shall report directly to the Audit Committee, and the Audit Committee shall resolve any disagreements between management and the independent auditors. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

8)	Receive and review (i) the independent auditors formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard 1, Independence Discussions with Audit Committees, and (ii) any other certifications or documentation necessary to ensure that the independent auditors meet the independence standard required by law. Review all such documentation with the independent auditors, and if so determined by the Audit

2

Committee, take or recommend that the full Board of Directors take appropriate action to oversee the independence of the auditors.

9)	Receive and review timely reports from the independent auditors regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

10)	Provide sufficient opportunity for the independent auditors to meet the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

11)	Review the following with management and the independent auditors:

a)	the Corporation’s annual financial statements and related disclosures contained in the Form 10-KSB, including the Corporation’s disclosure under the Management’s Discussion and Analysis of Financial Condition and Results of Operations (including quality of financial reporting decisions and judgments);

b)	the audit of the annual financial statements and the independent auditors’ report thereon;

c)	any changes in accounting policies or principles;

d)	any significant difficulties or disputes encountered during the audit; and

e)	critical accounting policies’ disclosure for inclusion in the Form 10-KSB.

12)	Discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

13)	Recommend to the Board of Directors that the audited annual financial statements be included in the Corporation’s Annual Report on Form 10-KSB.

14)	Review with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-QSB.

15)	Approve in advance, all auditing, audit related, tax and other permitted non-audit services to be provided by the independent auditors. Determine the amount of compensation to be paid to the independent auditors for such auditing services. The Corporation shall provide

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for funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors.

16)	Ensure the rotation of the audit partners as required by law.

Internal Controls

17)	Review with management and the independent auditors significant risks and exposures, and the steps management has taken to minimize the risks or exposures.

18)	Review with the independent auditors and management the adequacy and effectiveness of the Corporation’s internal control over financial reporting and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

19)	Review the adequacy of disclosures about changes in internal control over financial reporting.

20)	Once the Corporation is subject to Section 404 of the Sarbanes-Oxley Act, review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to filing of the Corporation’s Annual Report on Form 10-KSB.

21)	Periodically review Corporation policy statements to determine their adherence to the Code of Conduct.

22)	On a quarterly basis, discuss the following with management and the independent auditors, if applicable:

a)	all significant deficiencies and material weaknesses in the design of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

23)	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Audit Committee’s attention by the Corporation’s external securities counsel.

24)	Review and oversee all related party transactions of the Corporation.

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Human Resources

25)	Review accounting and financial human resources and succession planning within the Corporation.

26)	Review the Corporation’s hiring policies with respect to employees or former employees of the Corporation’s independent auditors.

5

SUNAIR ELECTRONICS, INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS – FEBRUARY 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint THERESA LEBLANC, and SYNNOTT B. DURHAM, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of SUNAIR ELECTRONICS, INC. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Embassy Suites, 1100 SE 17th St., Fort Lauderdale, FL 33316 on February 4, 2005 at 10:00 am, local time, and at any adjournment(s), or postponement(s) thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

1.	PROPOSAL 1

To approve the issuance of shares of the Company’s common stock in connection with the proposed sale to Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”) of up to 5,000,000 units at a purchase price of $5.00 per unit. Each unit will consist of: (i) one share of the Company’s common stock; (ii) a warrant to purchase one additional share of the Company’s common stock, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and (iii) a warrant to purchase one additional share of the Company’s common stock, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years.

FOR ☐           AGAINST ☐           ABSTAIN ☐

2.	PROPOSAL 2

To increase the size of the Company’s Board of Directors from 5 to 7 members.

FOR ☐           AGAINST ☐           ABSTAIN ☐

3.	PROPOSAL 3

To approve amendments to the Company’s Articles of Incorporation to: (i) change the Company’s corporate name to Sunair, Inc.; (ii) allow the Company to engage in any lawful business; and (iii) increase the number of the Company’s authorized shares of capital stock to 108,000,000 shares, of which 100,000,000 shares will be common stock and 8,000,000 shares will be preferred stock.

FOR ☐           AGAINST ☐           ABSTAIN ☐

4.	PROPOSAL 4

To elect the six (6) nominees listed in the Proxy Statement, including Richard C. Rochon and Mario B. Ferrari (both of whom are nominees and affiliates of Coconut Palm), to the Company’s Board of Directors, each to serve until the 2005 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, with the 1 additional newly created vacancy set forth in Proposal 2 above to be filled by a Coconut Palm nominee and elected by a majority vote of the Company’s Board of Directors within 30 days after the Annual Meeting of Shareholders.

☐	VOTE FOR all six (6) nominees listed in the Proxy Statement, except vote withheld from the following nominee(s) (if any):

☐	VOTE WITHHELD from all nominees.

5.	PROPOSAL 5

To approve the issuance of an aggregate of 60,000 options to purchase shares of the Company’s common stock to 3 of the Company’s current directors outside of the Company’s existing stock option plan;

FOR ☐           AGAINST ☐           ABSTAIN ☐

6.	PROPOSAL 6

To approve the Company’s 2004 Stock Incentive Plan.

FOR ☐           AGAINST ☐           ABSTAIN ☐

7.	PROPOSAL 7

To act upon such other business as may properly come before the Annual Meeting of Shareholders and any and all adjournments or postponements of the Annual Meeting of Shareholders.

FOR ☐           AGAINST ☐           ABSTAIN ☐

While the proposals are being listed separately for purposes of voting, Proposals 1, 2 and 3 are all interdependent. Accordingly, obtaining the requisite shareholder approval for each such proposal is a condition precedent to the effectiveness of the other such proposals. In addition, that portion of Proposal 4 relating to the election of Messrs. Rochon and Ferrari to the Company’s Board of Directors, the resignation of Mr. Oppenheim from the Company’s Board of Directors, as described in the Proxy Statement, and the filling of the 2 vacancies by Coconut Palm nominees (including the 1 additional newly created vacancy if Proposal 2 is approved by the Company’s shareholders, and the vacancy created by Mr. Oppenheim’s resignation), are each contingent upon the closing of the transaction, as described in Proposals 1, 2 and 3 (the “Transaction”). If the Transaction does not close: (i) the election of Messrs. Rochon and Ferrari to the Company’s Board of Directors will not become effective; (ii) Mr. Oppenheim will not resign from the Company’s Board of Directors; and (iii) Coconut Palm will not fill any vacancies on the Company’s Board of Directors. That portion of Proposal 4 relating to the election of Messrs. Herman, Heggestad, Laurent and

Oppenheim, Proposal 5, relating to the issuance of an aggregate of 60,000 options to purchase shares of the Company’s common stock to 3 of the Company’s current directors outside of the Company’s existing stock option plan, and Proposal 6, relating to the approval of the Company’s 2004 Stock Incentive Plan, are each independent of the other proposals in this proxy statement and will become effective, if approved, irrespective of whether the Company’s shareholders approve the Transaction.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated ___, 2005, and the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.

Dated: __________________________, 2005

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Print Name	Signature

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